As filed with the Securities and Exchange Commission on November 4 , 2021

Registration No. 333-259483

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NSTS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6035 (Primary Standard Industrial Classification Code Number)	87-2522769 (I.R.S. Employer Identification Number)

700 S. Lewis Avenue
Waukegan, Illinois 60085
(847) 336-4430

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen G. Lear
President and Chief Executive Officer
NSTS Bancorp, Inc.
700 S. Lewis Avenue
Waukegan, Illinois 60085
(847) 336-4430

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel C. McKay, II Jennifer D. King Vedder Price P.C. 222 N. LaSalle Street 26th Floor Chicago, Illinois 60601 (312) 609-7500	John F. Breyer, Jr. Breyer & Associates PC 8180 Greensboro Drive Suite 785 McLean, Virginia 22102 (703) 883-1100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

NSTS BANCORP, INC.

(Proposed Holding Company for North Shore Trust and Savings)

Up to 4,600,000 Shares of Common Stock
(Subject to increase to up to 5,290,000 Shares)

NSTS Bancorp, Inc. is offering shares of common stock for sale in connection with the conversion of North Shore MHC from the mutual holding company to stock form of organization. Currently, there are no shares of our common stock held by public stockholders. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “NSTS”. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) of 2012.

The shares of common stock are first being offered in a subscription offering to eligible depositors of North Shore Trust and Savings with aggregate account balances of at least $50.00 as of specified eligibility dates and certain borrowers of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021, and to North Shore Trust and Savings’ tax-qualified employee stock ownership plan. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of Lake County, Illinois. Any shares of common stock not purchased in the subscription and community offerings may be offered for sale to the public in a syndicated community offering through a syndicate of broker-dealers. The syndicated community offering may commence before the subscription and community offerings (including any extensions) have expired. No shares purchased in the subscription and community offerings will be issued until the completion of any syndicated community offering. The subscription, community and syndicated community offerings are collectively referred to as the “offerings.”

Our shares of common stock are being offered in a range from 3,400,000 shares to 4,600,000 shares. We may sell up to 5,290,000 shares of common stock as a result of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 3,400,000 shares in order to complete the offering. We intend to contribute to our charitable foundation 2% of the total amount of shares of common stock offered in the conversion and $150,000 in cash.

The minimum order is 25 shares of common stock. Generally, no individual may purchase more than $300,000 (30,000 shares) of common stock, and no individual or other person, along with their associates and those with whom they are acting in concert, may purchase more than $400,000 (40,000 shares) of common stock. The subscription and community offerings are expected to expire at 1:00 p.m., Central Time, on December 14 , 2021. We may extend this expiration time and date, without notice to you, until January 28 , 2022. Once submitted, stock orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond January 28 , 2022, or the number of shares of common stock offered for sale is increased to more than 5,290,000 shares or decreased to less than 3,400,000 shares. If the subscription and community offerings are extended beyond January 28 , 2022, we will notify all subscribers and give them an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 5,290,000 shares or decreased to less than 3,400,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds received in the subscription and the community offerings will be held in a segregated account at North Shore Trust and Savings and will earn interest at 0.15% per annum until completion or termination of the offering.

We expect our directors and executive officers, together with their associates, to subscribe for an aggregate 270,000 shares of common stock. They will pay the same $10.00 per share offering price as paid by all other persons who purchase shares in the offering.

Keefe, Bruyette & Woods, Inc. is assisting us in selling the shares on a best efforts basis in the subscription and community offerings, and will serve as sole manager for any syndicated community offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are sold in the subscription offering, community offering or syndicated community offering.

OFFERING SUMMARY

Price: $10.00 Per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	3,400,000	4,000,000	4,600,000	5,290,000
Gross offering proceeds	$34,000,000	$40,000,000	$46,000,000	$52,900,000
Estimated offering expenses, excluding selling agent fees	$1,400,000	$1,400,000	$1,400,000	$1,400,000
Selling agent fees(1)(2)	$340,000	$400,000	$460,000	$529,000
Estimated net proceeds	$32,260,000	$38,200,000	$44,140,000	$50,971,000
Estimated net proceeds per share	$9.49	$9.55	$9.60	$9.64

(1)

See “Pro Forma Data”, “The Conversion and Offering” and “Plan of Distribution; Selling Agent and Underwriting Compensation” for information regarding compensation to be received by Keefe, Bruyette & Woods, Inc. in the subscription and community offerings and the compensation to be received by Keefe, Bruyette & Woods, Inc. and other participating broker-dealers in the syndicated community offering.

(2)

Excludes records agent fees and expenses payable to Keefe, Bruyette & Woods, Inc., which are included in estimated offering expenses. See “The Conversion and Offering” and “Records Management.” If all shares of common stock were sold in the syndicated community offering, the selling agent fees and expenses would be approximately $2.0 million, $2.4 million, $2.8 million and $3.2 million at the minimum, midpoint, maximum and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal. See “Risk Factors” beginning on page 16.

Shares of our common stock are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other government agency. Neither the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Federal Reserve Board, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods
A Stifel Company

For assistance, please contact the Stock Information Center at 1 (877) 821-5778.

The date of this prospectus is                       , 2021.

MAP OF OUR OFFICE LOCATIONS

NORTH SHORE
TRUST AND SAVINGS

WISCONSIN
Chicago
ILLINOIS
Milwaukee
WISCONSIN
KENOSHA
Lake Michigan
Lindenhurst
Waukegan
MCHENRY
LAKE
COOK
ILLINOIS
Chicago
94
90
43
39
88
294
290

★ Main Office
700 South Lewis Avenue
Waukegan

Green Bay Office
1233 North Green Bay Road
Waukegan

Lindenhurst Office
3060 Sand Lake Road
Lindenhurst

 i-

Summary

The following summary explains material information in this prospectus, but it may not contain all of the information that is important to you. Before making an investment decision, you should read carefully this entire document, including the consolidated financial statements and the notes thereto and the section entitled “Risk Factors.” The terms “we,” “our” and “us” refer to NSTS Bancorp, Inc. and North Shore Trust and Savings, unless the context indicates another meaning.

NSTS Bancorp, Inc.

NSTS Bancorp, Inc. is a Delaware corporation which was incorporated in September 2021. The offering of common stock by means of this prospectus is being made by NSTS Bancorp, Inc. in connection with the conversion of North Shore MHC from the mutual holding company structure to stock holding company structure. Upon completion of the conversion, NSTS Bancorp, Inc. will become the savings and loan holding company for North Shore Trust and Savings by owning all of the outstanding shares of capital stock of North Shore Trust and Savings. As a savings and loan holding company, NSTS Bancorp, Inc. will be regulated by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”). To date, NSTS Bancorp, Inc. has engaged in organizational activities only. Following the conversion, NSTS Bancorp, Inc.’s primary business activity will relate to owning all of the outstanding shares of capital stock of North Shore Trust and Savings.

North Shore Trust and Savings

North Shore Trust and Savings, a federally-chartered stock savings institution, was established in 1921 as North Shore Building and Loan, an Illinois-chartered institution. Since its inception, our organization has operated as a traditional savings institution focused primarily on serving the banking needs of customers in our market area of Lake County, Illinois and adjacent communities. We operate from our headquarters and main banking office in Waukegan, Illinois, as well as two additional full-service branch offices located in Waukegan and Lindenhurst, Illinois, respectively. We have a loan production office in Chicago, Illinois. Our primary business activity is attracting deposits from the general public and using those funds to originate one- to four-family residential mortgage loans and purchase investments. We are subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency (the “OCC”).

In 2005, North Shore Trust and Savings converted to a federally-chartered savings institution and reorganized into the mutual holding company form of organization. Currently, North Shore Trust and Savings is a wholly-owned subsidiary of NSTS Financial Corporation, a federally-chartered corporation which is a wholly-owned subsidiary of North Shore MHC, a federally-chartered mutual holding company. The mutual holding company has not issued any shares of capital stock to the public.

At June 30, 2021, we had total assets of $239.9 million, total deposits of $184.4 million and equity of $45.9 million. Our lending focus has been on making long-term loans to individuals secured by first mortgages on the borrower’s residence. We also offer multi-family and commercial real estate loans and to a lesser extent, construction, home equity, and consumer loans. As of June 30, 2021, $87.9 million, or 89.72% of our total loan portfolio, consisted of one- to four-family residential mortgage loans. Our headquarters and main banking office is located at 700 S. Lewis Avenue Waukegan, Illinois, and our telephone number is (847) 336-4430. Our website address is www.northshoretrust.com. Information on our website is not and should not be considered a part of this prospectus.

Conversion of North Shore MHC

Pursuant to the terms of North Shore MHC’s plan of conversion, North Shore MHC will convert from the mutual holding company to the stock holding company corporate structure. Upon the completion of the conversion, North Shore MHC and NSTS Financial Corporation will cease to exist, and North Shore Trust and Savings will be a wholly owned subsidiary of NSTS Bancorp, Inc. At present, all depositors and certain borrowers as of specified eligibility dates have voting rights in North Shore MHC as to all matters requiring member approval. Upon completion of the conversion, depositors and those certain borrowers as of specified eligibility dates of North Shore Trust and Savings will cease to have any voting rights in North Shore MHC and all voting rights in North Shore MHC will be vested in NSTS Bancorp, Inc. as the sole shareholder of North Shore Trust and Savings. The stockholders of NSTS Bancorp, Inc. will possess exclusive voting rights and rights to NSTS Bancorp, Inc. stock.

The following diagram shows our current organizational structure.

North Shore MHC
100% of common stock
NSTS Financial Corporation
100% of common stock
North Shore Trust and Savings

After the conversion and offering are completed, we will be organized as a public stock holding company and the stock of NSTS Bancorp, Inc. held as follows:

Public Stockholders
100% of common stock
NSTS Bancorp, Inc.
NSTS Bancorp, Inc. to contribute shares of common stock constituting 2% of the offerings plus $150,000
NSTS Charitable Foundation, Inc.
100% of common stock
North Shore Trust and Savings

Our Business and Franchise

For 100 years, we have served Lake County, Illinois and the surrounding communities. We have established deep ties to the community and developed customer relationships which have spanned generations. We pride ourselves in matching our products and services to the needs of the community.

North Shore Trust and Savings’ principal business consists of originating loans for one- to four-family residential properties, multi-family and non-owner occupied commercial real estate loans, and to a lesser extent home equity loans and lines of credit, construction loans, and other consumer loans in the market areas surrounding our branch footprint. We also established a loan production office in the Roscoe Village neighborhood of Chicago, Illinois in 2016 to originate loans outside of our branch network in a more densely populated metropolitan area, which we believe benefits us geographically. We attract retail deposits from the general public in the areas surrounding our main office and branches, offering a wide variety of deposit products. We also invest in investment securities. Our revenues are derived primarily from interest on loans, noninterest income from the sale of one- to four-family residential mortgage loans in the secondary market and interest on investments. Our primary sources of funds are deposits, and principal and interest payments on loans and securities.

Our Competitive Strengths

Well-positioned in our market. Our three full-service banking facilities are located in Lake County, Illinois, which is situated along the shore of Lake Michigan in the northeast corner of the state. Lake County is surrounded by Cook County and the City of Chicago to the south, McHenry County to the west, and Kenosha County, Wisconsin to the north. Lake County is home to several large national and multinational employers.

Our 100-year history operating in this market has provided us with a familiarity of our local communities and customer base. We give back to our community through contributions to various local organizations and events and through investments in financial literacy at our local schools. We have a diverse staff, many of whom are bilingual, trained to focus on customer service. They utilize our upgraded technology infrastructure to provide our customers with the financial products best suited to their needs. In recent years, the market has seen a significant amount of consolidation among its banking institutions, resulting in opportunities to pursue customer relationships that may have been disrupted as a result of this consolidation.

We have a seasoned management team supported by a committed workforce. The Chief Executive Officer of North Shore Trust and Savings, Stephen G. Lear, has 42 years of experience with our organization, and Nathan E. Walker, who was promoted to President of North Shore Trust and Savings in 2020, has been with the organization for 25 years. Mr. Walker’s promotion to President was part of our long-term succession plan, ensuring key members of the management team are in place to execute the strategic plan. Other senior management includes Carissa H. Schoolcraft, who was promoted to Chief Financial Officer of North Shore Trust and Savings in 2021, and Amy L. Avakian, our Chief Lending Officer, who has 33 years of experience. Each of our executive officers ensure that our mission and vision are clearly communicated to a dedicated team of frontline staff.

We have an established corporate culture based on personal accountability, high ethical standards and a commitment to training and career development. We will continue to opportunistically hire talented bankers and employees with an emphasis on recruiting highly motivated, diverse managers and employees who are capable of establishing and maintaining long-term customer relationships that are key to our business, brand and culture.

We have invested in technological innovation. Over the last several years, we have expanded our consumer digital platform to include web-based and mobile application based online banking. Both include electronic bill payment, while the mobile app allows consumers to make deposits using their smart devices. Customers may apply for a mortgage online and our loan origination system was enhanced to streamline and automate North Shore Trust and Savings’ workflow. We believe the technological investments that we have made allow us to effectively retain existing customers and attract new customers.

During the COVID-19 global pandemic, customers were able to continue conducting business safely, utilizing these enhanced technology delivery channels. Deposits and withdrawals could be made at each of our ATMs, deposits could be made through our mobile app, and online banking customers could transfer money and make online bill payments. In addition, during the early stages of the COVID-19 pandemic, we were able to quickly transition a portion of our workforce to work remotely. Employees could connect via multifactor authentication to their cloud-based virtual desktop and continue to securely perform their job duties from a safe location. Video conference and productivity software aided in the efficient communication needed to operate across multiple locations. This flexibility allows the organization to be more efficient with its employees and to meet changes in customer demands.

Optimization of our branch network. We have taken action to optimize our branch network as the market has grown and banking habits have changed. Our Lindenhurst office was opened to service an increasing population in the western part of Lake County. The drive-up terminals at each location have been upgraded and enhanced to satisfy the customers’ demand for ease of access. Our ATMs accept check and cash deposits for 24/7 access. We also utilize technology to virtually enhance our footprint. North Shore Trust and Savings offers an online banking suite, along with mobile applications, which allow us to meet the customers’ needs wherever they are, and at a time that is most convenient to them.

Business Strategy

Our goal is to position NSTS Bancorp, Inc. to prosper in an evolving financial services landscape and enhance our position as one of the leading community banking institutions in our local market. We intend to continue to provide a broad array of banking services while growing our presence in our market and expanding our franchise. In recent years, we have focused on, and invested in, our technology and infrastructure to improve our delivery channels and create competitive products and services, a strong workforce, and an enhanced awareness of our banking brand in our market area. As a result, we believe we are well positioned to capitalize on the opportunities available in our market by focusing on the following core strategies:

Moderately grow our loan portfolio while continuing the sale of one- to four-family residential mortgages in the secondary market. Our primary lending focus has been the origination of one- to four-family residential mortgage loans. At June 30, 2021, $87.9 million, or 89.72% of our loan portfolio, was secured by one- to four-family residential mortgage loans. We believe prudently increasing our one- to four-family, multi-family and commercial real estate lending offers an opportunity to enhance our profitability and our growth prospects. We will continue our practice of selling a portion of our loan production into the secondary market as a means to generate noninterest income, as well as manage interest rate and credit risk as long as market conditions are favorable to do so.

Leverage technology to enhance customer experience and drive operating efficiencies. We continually make upgrades to our online and mobile banking suites. Management has been streamlining internal processes and will look to increase operating efficiencies through automation whenever possible. We will continue to invest in convenience technologies and employee training to enhance our customer experience and keep pace with consumer demands.

Continued emphasis on prudent credit risk management. We are pursuing moderate portfolio growth and diversification because we believe strong asset quality is a key to long-term financial success. Our strategy for credit risk management focuses on an experienced team of credit professionals, well-defined credit policies and procedures, appropriate loan underwriting criteria and active credit monitoring. As of June 30, 2021, our non-performing assets, which includes non-accrual loans, other real estate owned, and loans that are greater than 90 days past due but still accruing, to total assets ratio was 0.24%. Because substantially all of our loans are secured by real estate, and the level of our non-performing loans has been low in recent years, we believe that our allowance for loan losses is adequate to account for the probable losses inherent in our loan portfolios.

Increase loan production through formation of loan production offices. Loans are originated through our three full-service branch locations in Waukegan and Lindenhurst, Illinois and one loan production office in Chicago, Illinois. We are currently reviewing sites to add up to three additional loan production offices in our surrounding communities over the next few years. We estimate anticipated costs per loan production office to be approximately $1,500 to $2,000 per month. It is anticipated that each loan production office will contribute to profitability within 18 months of commencing operations. However, the timing of when a loan production office becomes profitable will be in part contingent upon a number of external factors that have an impact on the demand for loans, including prevailing market rates for loans, economic conditions in the markets served by the loan production office and regional demographic trends.

Grow our franchise organically. We expect to embark on a strategy of prudent growth following the conversion and offering. We seek to expand our market share in existing and contiguous markets by leveraging our long-standing ties to the community and delivering high-quality solutions.

We believe we have an opportunity to grow organically by promoting our enhanced products and services. Building our customer relationships around low and no cost products is part of our relationship expansion strategy. We offer checking and savings accounts designed to be simple to understand, easy to open, and convenient to use. These accounts can be established with a modest initial deposit, impose minimal fees, and are a prudent alternative for the consumer to non-bank money service businesses.

Recruiting and retaining top talent. Recruiting and retaining talented individuals to implement our business strategy will be critical to our success. While we believe we have assembled a strong management team, we will continue to assess our personnel needs and expect to add new lenders and management staff in order to facilitate our planned growth and to complement the existing management team. Critical to our efforts to attract and retain talent is our mutual-to-stock conversion and the adoption and implementation of employee stock benefit plans, consistent with federal banking regulations and subject to stockholder approval, after the conversion.

Impact of COVID-19 Outbreak

During the first quarter of 2020, global financial markets experienced significant volatility resulting from the spread of a novel coronavirus known as COVID-19. In March 2020, the World Health Organization declared COVID-19 a global pandemic and the United States declared a National Public Health Emergency. In response to the pandemic, the State of Illinois imposed restrictions on travel and business operations, advising or requiring individuals to limit or forego time outside of their homes, and ordering the temporary closures of many businesses. These measures increased unemployment in our market area and negatively impacted many businesses, thereby threatening the repayment ability of some of our borrowers.

To address the economic impact in the United States, the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “CARES Act”) was signed into law on March 27, 2020. The CARES Act included a number of provisions that affected us, including accounting relief for troubled debt restructurings (“TDRs”). The CARES Act also established the Paycheck Protection Program (“PPP”) through the Small Business Administration (the “SBA”). In addition, the Federal Reserve Board took steps to bolster the economy by, among other things, reducing the federal funds rate and the discount-window borrowing rate to near zero.

In response to the pandemic, we implemented protocols and processes to help protect our employees, customers and communities. These measures included:

●

Operating our branches under a drive-through model with appointment-only lobby service, leveraging our enhanced network technology to quickly implement business continuity plans that included critical operations teams being divided and dispersed to separate locations and, when possible, having employees work remotely.

●

Offering assistance to our customers affected by the COVID-19 pandemic, including payment deferrals, waiving certain fees, suspending property foreclosures, and participating in lending programs for businesses under the CARES Act, including the PPP.

We implemented various consumer and commercial real estate loan modification programs to provide our borrowers relief from the economic impacts of COVID-19. Based on guidance in the CARES Act, as extended by the Consolidated Appropriations Act (“CAA”, 2021), COVID-19 related modifications to loans that were current as of December 31, 2019 are not required to be designated as TDRs under accounting principles generally accepted in the United States (“U.S. GAAP”) through January 1, 2022. In addition, the bank regulatory agencies issued interagency guidance stating that banks may presume borrowers are not experiencing financial difficulty for COVID-19 related short-term modifications (i.e., six months or less) granted to loans that were current as of the loan modification program implementation date, therefore supporting these modifications are not required to be classified as TDRs under U.S. GAAP. Since January 1, 2020, we granted short-term payment deferrals on 50 loans, totaling approximately $9.7 million, that were otherwise performing. As of June 30, 2021, two loans totaling $179,000 remain in deferral.

We obtained approval from the SBA to offer PPP loans to our customers in need. We originated 24 loans totaling $865,000 from the first round of PPP funding. All of these loans received full forgiveness. We originated 16 loans for $413,000 from the second round of PPP funding. As of June 30, 2021, 15 loans totaling $263,000 remain outstanding and awaiting forgiveness.

Reasons for the Conversion and Stock Offering

Our primary reasons for the conversion and the stock offering are to:

●

Enhance our capital base to support growth. We intend to moderately grow our loan portfolio while continuing the sale of one- to four-family residential mortgages in the secondary market. While we currently exceed all regulatory capital requirements, the offering proceeds will strengthen our capital position and support our planned growth. We believe this increased capacity will improve our competitive position relative to the many banks and credit unions operating in our market area.

●

Offer our employees and directors an equity ownership interest in NSTS Bancorp, Inc. We believe that the conversion and offering will enable us to attract and retain directors, management and employees through various stock-based benefit plans, including an employee stock ownership plan and one or more equity incentive plans.

●

Facilitate future mergers and acquisitions, if available, on a prudent basis. Although we do not currently have any understandings or agreements regarding any specific transactions, the additional capital raised in the offering may be used to finance mergers with, and acquisitions of, other financial institutions, asset portfolios and offices when and if attractive opportunities arise.

●	Offer our members an equity ownership interest. The offering will allow us to offer our members the ability to acquire our common stock, and thus have an equity interest in our future.

Terms of the Offering

We are offering between 3,400,000 and 4,600,000 shares of NSTS Bancorp, Inc.’s common stock in a subscription offering to eligible depositors, and certain borrowers as of specified eligibility dates, of North Shore Trust and Savings and to our tax-qualified employee benefit plans, and, to the extent shares remain available, to the general public in a community offering. If necessary, we will also offer shares to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 5,290,000 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 5,290,000 shares or decreased to fewer than 3,400,000 shares, or the subscription and community offerings are extended beyond January 28 , 2022, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended past January 28 , 2022, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, your order will be canceled and we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 5,290,000 shares or decreased to less than 3,400,000 shares, all subscribers’ stock orders will be canceled, all withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at the same rate. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering.

The purchase price of each share of common stock offered for sale in the offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or the syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the offering. Keefe, Bruyette & Woods, Inc., our marketing agent in the subscription and community offerings, will use its best efforts to assist us in selling shares of our common stock in the subscription and community offerings but is not obligated to purchase any shares of common stock in the subscription and community offerings.

How We Determined the Offering Range and the $10.00 Per Share Offering Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of NSTS Bancorp, Inc., assuming the offering has been completed and the charitable foundation has been established and the contributions of shares of common stock and cash to it have been made. Feldman Financial Advisors, Inc. (“Feldman Financial”), our independent appraiser, has estimated that, at August 31, 2021 and assuming we had undertaken the offering, this market value was $40.0 million (inclusive of the shares to be issued to the charitable foundation). Based on applicable regulations, this market value forms the midpoint of a valuation range with a minimum of $34.0 million and a maximum of $46.0 million. Based on this valuation range and the offering price of $10.00 per share, NSTS Bancorp, Inc. is offering for sale a range of shares of common stock from 3,400,000 shares to 4,600,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversion transactions undertaken by financial institutions. If demand for shares or market conditions warrant, the appraisal can be increased by up to 15%, which would result in an appraised value of $52.9 million, and we may sell up to 5,290,000 shares of common stock.

Feldman Financial advised our board of directors that the appraisal was prepared in conformance with the regulatory appraisal methodology, which requires a valuation based on an analysis of the trading prices of comparable public companies whose stock have traded for at least one year prior to the valuation date. Feldman Financial selected a group of 10 comparable public companies for this analysis.

Feldman Financial considered adjustments to the pro forma market value based on a comparison of NSTS Bancorp, Inc. with the peer group. The independent valuation is also based on an analysis of a peer group of publicly traded savings institutions or their holding companies that Feldman Financial considered comparable to NSTS Bancorp, Inc. under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of 10 peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq Capital Market or the New York Stock Exchange). The peer group companies selected for NSTS Bancorp, Inc. also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, Feldman Financial limited the peer group companies to the following selection criteria: savings institutions or their holding companies with assets less than $1.0 billion, ratio of tangible common equity to tangible assets of greater than 7.0%, and return on average assets of less than 1.75%.

The peer group consists of 10 publicly traded savings institutions or their holding companies that were deemed by Feldman Financial, based on regulatory guidelines, to be reasonably comparable to NSTS Bancorp, Inc. In selecting the peer group, Feldman Financial considered certain key criteria such as asset size, market capitalization, capital, profitability and other financial characteristics, operating strategy, pricing characteristics and market area. To the extent there are differences between NSTS Bancorp, Inc. and the institutions comprising the peer group, Feldman Financial made certain valuation adjustments. Feldman Financial made downward adjustments for: (i) earnings prospects and (ii) marketing of the common stock. Feldman Financial made no adjustments for: (i) financial condition; (ii) market area; (iii) management; (iv) dividend payments; (v) liquidity of the shares; and (vi) the effect of banking regulations and regulatory reform. The downward adjustment applied for earning prospects took into consideration our recent trend of operating losses and the lower pro forma returns of NSTS Bancorp, Inc. as a percent of assets and equity relative to the comparable peer group measures. The downward adjustment for marketing of the common stock took into consideration the volatile stock market conditions in both the overall market and the market for bank and thrift stocks and the heightened uncertainty associated with the initial public offering market in the prevailing stock market environment, including the initial public offering market for the common stock of NSTS Bancorp, Inc.

The appraisal is based in part on North Shore MHC’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings institutions or their holding companies that Feldman Financial considers comparable to NSTS Bancorp, Inc. The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets at June 30, 2021
			(Dollars in millions)
CBM Bancorp, Inc.	CBMB	Baltimore, MD	$250
Cincinnati Bancorp, Inc.	CNNB	Cincinnati, OH	$250
Elmira Savings Bank	ESBK	Elmira, NY	$649
FFBW, Inc.	FFBW	Brookfield, WI	$353
HMN Financial, Inc.	HMNF	Rochester, MN	$981
Home Federal Bancorp, Inc. of Louisiana	HFBL	Shreveport, LA	$566
HV Bancorp, Inc.	HVBC	Doylestown, PA	$549
IF Bancorp, Inc.	IROQ	Watseka, IL	$797
Mid-Southern Bancorp, Inc.	MSVB	Salem, IN	$249
WVS Financial Corp.	WVFC	Pittsburgh, PA	$346

Source: S&P Capital IQ Pro.

The following table presents a summary of selected pricing ratios for NSTS Bancorp, Inc. (on a pro forma basis) at and for the 12 months ended June 30, 2021, and for the peer group companies based on earnings and other information at and for the 12 months ended June 30, 2021, with stock prices at August 31, 2021 as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 46.5% on a price-to-book value basis and a discount of 47.7% on a price-to-tangible book value basis.

	Price-to- earnings multiple(1)	Price-to- book value ratio	Price-to- tangible book value ratio
NSTS Bancorp, Inc. (pro forma assuming completion of offering)
Adjusted Maximum	*	59.67%	59.67%
Maximum	*	55.59%	55.59%
Midpoint	*	51.52%	51.52%
Minimum	*	46.88%	46.88%
Valuation of peer group companies (historical)
Averages	16.97x	96.30%	98.47%
Medians	11.47x	99.35%	101.40%

*

Not material. The price-to-earnings multiple values are not material as the result of NSTS Bancorp, Inc.’s pro forma loss per share at each point in the valuation range (see “Pro Forma Data” beginning on page 40) and resulting negative price-to-earnings multiples. A negative price-to-earnings multiple is not meaningful for comparative valuation purposes, as it calculates to a negative pro forma market capitalization.

(1)	Pro forma pricing ratios for NSTS Bancorp, Inc. are based on pro forma data for the 12 months ended June 30, 2021, and are different than the pro forma pricing ratios presented in “Pro Forma Data.”

The pro forma calculations for NSTS Bancorp, Inc. are based on the following assumptions:

●	A number of shares equal to 8% of the shares sold in the offering are purchased by the employee stock ownership plan, with the expense to be amortized over 25 years;
●	A number of shares equal to 4% of the shares sold in the offering are purchased by a stock-based benefit plan, with the expense to be amortized over five years; and
●	A number of options equal to 10% of the shares sold in the offering are granted under a stock-based benefit plan, with option expense of $3.56 per option amortized over five years.

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the offering the shares of our common stock will trade at or above the $10.00 per share price. Furthermore, Feldman Financial used the pricing ratios presented in the appraisal to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Stock Pricing and Number of Shares to Be Issued.”

How We Intend to Use the Proceeds from the Offering

We intend to invest at least 50% of the net proceeds from the offering in North Shore Trust and Savings, fund the loan to our employee stock ownership plan to finance its purchase of shares of common stock in the offering, and retain the remainder of the net proceeds at NSTS Bancorp, Inc.

Assuming we sell 4,000,000 shares of common stock in the offering at the midpoint of the offering range, resulting in estimated net proceeds of $38.2 million, we intend to invest $19.1 million in North Shore Trust and Savings, lend $3.3 million to our employee stock ownership plan to fund its purchase of shares of common stock (which may include, subject to market conditions, open market purchases after the completion of the conversion and offering if the employee stock ownership plan is unable to purchase its shares in the subscription offering due to an oversubscription by our Eligible Account Holders), and retain the remaining $15.7 million of the net proceeds at NSTS Bancorp, Inc. Assuming we sell 5,290,000 shares of common stock in the offering at the adjusted maximum of the offering range, resulting in estimated net proceeds of $51.0 million, we intend to invest $25.5 million in North Shore Trust and Savings, lend $4.3 million to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $21.0 million of the net proceeds at NSTS Bancorp, Inc.

NSTS Bancorp, Inc. may use the funds it retains for investment, for capital management strategies, including the repurchase of shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. North Shore Trust and Savings may use the proceeds it receives to support increased lending and investment or to acquire other financial institutions or financial services companies. We do not currently have any agreement or understanding regarding any acquisition transaction.

See “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Persons Who May Subscribe to Purchase Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

PRIORITY 1:	ELIGIBLE ACCOUNT HOLDERS (North Shore Trust and Savings depositors with aggregate account balances of at least $50.00 at the close of business on June 30, 2020);

PRIORITY 2:

OUR TAX QUALIFIED EMPLOYEE BENEFIT PLANS (Including our employee stock ownership plan and 401(k) Plan. We expect our employee stock ownership plan to purchase 8% of the common stock in the offering including shares contributed to the charitable foundation.);

PRIORITY 3:	SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (North Shore Trust and Savings depositors with aggregate account balances of at least $50.00 at the close of business on September 30, 2021); and

PRIORITY 4:

OTHER MEMBERS (North Shore Trust and Savings depositors at the close of business on October 31, 2021, and borrowers of North Shore Trust and Savings as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021.)

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Lake County, Illinois. The community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering through a syndicated community offering. Keefe, Bruyette & Woods, Inc. will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion and reasonably consistent with achieving a reasonably wide distribution of the common stock, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances then available to us.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. See “The Conversion and Offering” for a detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures.

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual or individuals acting through a single qualifying account held jointly may purchase more than 30,000 shares ($300,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 40,000 shares ($400,000) of common stock:

●	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

●	your spouse or any relative of you or your spouse living in your house or who is a director or officer of NSTS Bancorp, Inc. or North Shore Trust and Savings; or

●	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 40,000 shares ($400,000).

Subject to regulatory approval, we may increase or decrease the purchase limitations at any time. See “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares by:

(i)	personal check, bank check or money order made payable to NSTS Bancorp, Inc.; or

(ii)	authorizing us to withdraw available funds from the types of deposit account(s) at North Shore Trust and Savings listed on the stock order form.

North Shore Trust and Savings is prohibited from lending funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use a line of credit check from North Shore Trust and Savings or any type of third-party check (such as a check payable to you and endorsed over to NSTS Bancorp, Inc.) to pay for shares of common stock. No wire transfer will be accepted without our prior approval. On the stock order form, you may not designate withdrawal from North Shore Trust and Savings accounts with check-writing privileges; instead please submit a check. If you request that we directly withdraw the funds from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from the designated account. You may not authorize direct withdrawal from an individual retirement account (“IRA”) at North Shore Trust and Savings. See “—Using IRA Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to NSTS Bancorp, Inc. or authorization to withdraw funds from one or more of your deposit account(s) at North Shore Trust and Savings, provided that we receive your stock order form before 1:00 p.m., Central Time, on December 14 , 2021, which is the end of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by paying for overnight delivery to our Stock Information Center. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois 60085, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday. We will accept hand-delivered stock order forms only at this location. We will not accept stock order forms at any other office. Do not mail stock order forms to any of North Shore Trust and Savings’ offices.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using IRA Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA. If you wish to use some or all of the funds in an IRA at North Shore Trust and Savings, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. A one-time and/or annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 14 , 2021 offering deadline, for assistance with purchases using your IRA or other retirement account you may have at North Shore Trust and Savings or elsewhere. Whether you may use such funds to purchase shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds.”

Market for Common Stock

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “NSTS.” Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is not obligated to do so.

Our Dividend Policy

No decision has been made with respect to the amount, if any, and timing of any dividend payments on our common stock following the completion of the conversion and stock offering. The amount of dividends to be paid, if any, will be subject to our financial condition and results of operations, tax considerations, capital requirements and available alternative uses for capital, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends in the future, or, if we pay dividends, that any such dividends will not be reduced or eliminated in the future. For information regarding our proposed dividend policy, see “Our Dividend Policy.”

Stock Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 270,000 shares of common stock in the offering, representing 7.9% of shares to be outstanding at the minimum of the offering range. They will pay the same $10.00 per share price that will be paid by all other persons who purchase shares of common stock in the offering. See “Proposed Management Purchases.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for ordering shares of common stock in the subscription and community offerings is 1:00 p.m., Central Time, on December 14 , 2021, unless we extend this deadline. If you wish to order shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 1:00 p.m., Central Time, on December 14 , 2021, whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for ordering shares in the offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you must sign a written certification that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of other individuals for joint stock registration unless they also have subscription rights and qualify in the same subscription offering priority as you. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering is expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

●	The plan of conversion is approved by the required votes of the members of North Shore MHC at a special meeting of members to be held on December 29 , 2021;

●	We receive orders for at least the minimum number of shares of common stock offered in the offering; and

●	We receive final regulatory approval from the Federal Reserve Board to complete the conversion and offering and the acquisition of North Shore Trust and Savings by NSTS Bancorp, Inc.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 3,400,000 shares of common stock, we may take several steps in order to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase limitations; and/or

(ii)	seek regulatory approval to extend the offering beyond January 28 , 2022, so long as we resolicit subscribers who previously submitted subscriptions in the offering.

If we extend the offering past January 28 , 2022, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will cancel your stock order and promptly return your funds with interest at 0.15% per annum for funds received in the subscription and community offerings or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and checked the box on the stock order form will be given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

Feldman Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, Feldman Financial determines that our pro forma market value has increased, we may sell up to 5,290,000 shares in the offering without further notice to you. If, however, the updated appraisal indicates our pro forma market value is either below $34.0 million or above $52.9 million, then, after consulting with the Federal Reserve Board, we may:

●	terminate the offering and promptly return all funds (with interest paid on funds received in the subscription and community offerings);

●	set a new offering range; or

●	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.15% per annum for funds received for purchases in the subscription and community offerings, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Offering

We may terminate the offering at any time with regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.15% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Offering

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all employees of North Shore Trust and Savings, to purchase up to 8% of the shares of common stock we sell in the offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order may not be filled in the subscription offering and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the offering, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the offering. Shareholder approval of these plans would be required. We have not determined whether we will adopt the plans within 12 months following the completion of the offering or more than 12 months following the completion of the offering. If we implement stock-based benefit plans within 12 months following the completion of the offering, the stock-based benefit plans would reserve a number of shares (i) up to 4% of the shares of common stock sold in the offering, for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the offering for issuance pursuant to the exercise of stock options by key employees and directors. These percentage limitations are required by the Federal Reserve Board regulations. If the stock-based benefit plans are adopted more than 12 months after the completion of the offering, they would not be subject to the percentage limitations set forth above.

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve for restricted stock awards and stock options, respectively, a number of shares of common stock equal to 4% and 10% of the shares sold in the offering. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to Be Granted or Purchased					Value of Grants (Dollars in thousands)(1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to Be Sold in the Offering and Issued to the Charitable Foundation	As a Percentage of Common Stock to be Outstanding	Dilution Resulting from Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	277,551	431,837	8.00%	8.00%	0.00%	$2,776	$4,318
Restricted stock awards	138,776	215,918	4.00%	4.00%	3.85%	1,388	2,159
Stock options	346,939	539,796	10.00%	10.00%	9.09%	1,235	1,922
Total	763,266	1,187,551	22.00%	22.00%	12.28%	$5,399	$8,399

(1)

The actual value of restricted stock awards will be determined based on their fair value at the date of grant. For purposes of this table, the fair value for awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.56 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 1.45%; and expected volatility of 24.79%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Tax Consequences

NSTS Bancorp, Inc. and North Shore Trust and Savings have received an opinion of counsel, Vedder Price P.C., regarding the material federal and Illinois income tax consequences of the conversion and offering. As a general matter, the conversion and offering will not be a taxable transaction for purposes of federal or state income taxes to NSTS Bancorp, Inc., North Shore Trust and Savings or persons eligible to subscribe for shares of stock in the subscription offering.

Emerging Growth Company Status

We qualify as an “emerging growth company” under the JOBS Act of 2012. For as long as we so qualify we exempt ourselves from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—Risks Related to the Offering—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation—Emerging Growth Company Status.”

We intend to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Risk Factors

An investment in NSTS Bancorp, Inc.’s common stock is subject to risk, including risks related to our business and this offering.

Specific risks related to our business include, but are not limited to, those related to the ongoing COVID-19 pandemic; our emphasis on residential mortgage lending; our allowance for loan losses; our prospects for profitability in the near-term; economic conditions in our local market areas; our business strategy to grow our business and operations; our dependence on our management team; our loan production office expansion strategy and possible growth through mergers and acquisitions; our liquidity management; competition within our market area; reputation risk; our dependence on information technology and telecommunications systems and third-party service providers; cybersecurity risks; our ability to keep pace with technological changes; acts of terrorism or other external events; changes in and compliance with laws and regulations; changes in accounting rules and best practices; changes in interest rates; changes in credit markets; noncompliance with anti-money laundering requirements; costs associated with public company reporting requirements; changes in management’s material estimates and assumptions; and environmental liability risk associated with the properties we own.

Specific risks related to this offering include, but are not limited to, those related to the future trading price of the common stock of NSTS Bancorp, Inc.; the trading market for the common stock of NSTS Bancorp, Inc.; the broad discretion we have over the use of the net offering proceeds; the intended new stock-based benefit plans; the return on equity after the completion of the offering; anti-takeover factors; the potential lack of dividends on our common stock; the potential for delay in an investor’s ability to sell shares of common stock immediately following the offering; the irrevocability of your investment decision; and, our status as an emerging growth company.

Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that follows and that discusses the above risks in further detail.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion and offering, call our Stock Information Center at 1 (877) 821-5778. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Risk Factors

You should consider carefully the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in our common stock.

Risk Related to Our Business

Risks Related to the COVID-19 Pandemic

The COVID-19 pandemic has had and may continue to have an adverse impact on our business, results of operations and prospects.

The COVID-19 pandemic is having an adverse impact on us, our customers and the communities we serve. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business, customers, employees and third-party service providers. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened in an efficient manner. Additionally, the responses of various governmental and non-governmental authorities to curtail business and consumer activities in an effort to mitigate the pandemic may have material long-term effects on us and our customers that are difficult to quantify in the near-term or long-term.

As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, we are subject to the following risks, any of which could have a material adverse effect on our business, financial condition, liquidity, and results of operations:

●

unanticipated loss or unavailability of key employees, including operational management personnel and those charged with preparing, monitoring and evaluating the companies’ financial reporting and internal controls;

●	declines in demand for loans and other banking services and products, as well as a decline in the credit quality of our loan portfolio, owing to the effects of COVID-19 in the markets we serve;

●	collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;

●	allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect net income;

●	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments;

●

as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on assets may decline to a greater extent than the decline in cost of interest-bearing liabilities, reducing net interest margin and spread and reducing net income;

●	cybersecurity risks are increased as the result of an increase in the number of employees working remotely;

●	continued volatility in the capital markets that may impact the performance of our investment securities portfolio;

●	litigation, regulatory enforcement and reputation risk regarding our participation in the PPP;

●	the unavailability of a critical service offered by a third-party vendor; and

●	volatility in the price of our common stock that we issue in the stock offering.

Risks Related to Our Lending Activities

Our emphasis on one- to four-family residential mortgage loans exposes us to lending risks.

As of June 30, 2021, $87.9 million, or 89.72% of our total loan portfolio, consisted of one- to four-family residential mortgage loans. We intend to continue to make loans of this type after the offering. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Also, declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.

Our multi-family and commercial real estate lending could expose us to increased lending risks and related loan losses.

As of June 30, 2021, we had an aggregate of $9.8 million in multi-family and commercial real estate loans which represented 9.97% of our total loan portfolio at that date. Our current business strategy is to moderately increase our originations of multi-family and commercial real estate loans along with purchases of participations in commercial real estate loans in our market area in accordance with our underwriting guidelines. Commercial real estate loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the properties and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Loans that are collateralized by commercial real estate may become troubled and the value of the real estate may be significantly impaired, in which case we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.

If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected.

In determining the amount of the allowance for loan losses, we analyze, among other things, our loss and delinquency experience by portfolio segments and we consider the effect of existing economic conditions. In addition, we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. If the actual results are different from our estimates, or our analyses are inaccurate, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance and would decrease our net income. Our emphasis on loan growth and on increasing our portfolio, as well as any future credit deterioration, will require us to increase our allowance further in the future.

In addition, federal banking regulators periodically review our allowance for loan losses and could require us to increase our provision for loan losses. Any increase in our allowance for loan losses or loan charge-offs resulting from these regulatory reviews may have a material adverse effect on our results of operations and financial condition.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.

While there is not a single employer or industry in our market area on which a significant number of our customers are dependent, a substantial portion of our loan portfolio is comprised of loans secured by property located in the counties of Lake and Cook and contiguous counties in Illinois and Wisconsin. This makes us vulnerable to a downturn in the local economy and real estate markets. Adverse conditions in the local economy such as unemployment, recession, a catastrophic event or other factors beyond our control could impact the ability of our borrowers to repay their loans, which could impact our net interest income. Decreases in local real estate values caused by economic conditions, recent changes in tax laws or other events could adversely affect the value of the property used as collateral for our loans, which could cause us to realize a loss in the event of a foreclosure. Further, deterioration in local economic conditions could drive the level of loan losses beyond the level we have provided for in our allowance for loan losses, which in turn could necessitate an increase in our provision for loan losses and a resulting reduction to our earnings and capital.

A deterioration in economic conditions in our markets could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations.

Prolonged deteriorating economic conditions could significantly affect the markets in which we do business, the value of our loans and investment securities, and our ongoing operations, costs and profitability. Further, declines in real estate values and sales volumes and elevated unemployment levels may result in higher loan delinquencies, increases in our non-performing and classified assets and a decline in demand for our products and services. These events may cause us to incur losses and may adversely affect our financial condition and results of operations. Reduction in problem assets can be slow, and the process can be exacerbated by the condition of the properties securing non-performing loans and the foreclosure process in Illinois, where the majority of our borrowers reside. To the extent that we must work through the resolution of assets, economic problems may cause us to incur losses and adversely affect our capital, liquidity, and financial condition.

Risks Related to Our Business Strategy

We incurred a loss for the six months ended June 30, 2021 and for the year ended December 31, 2020, and we may not achieve significant profitability from our business strategies and growth plan in the near term.

For the six-month period ended June 30, 2021, we had a net loss of $14,300 and had a net loss of $112,000 for the year ended December 31, 2020 compared to net income of $414,000 for the year ended December 31, 2019. Our loss of $14,300 for the six-month period ended June 30, 2021 was primarily the result of continued margin compression of loan interest rates. Our loss for the year ended December 31, 2020 was primarily the result of recording a higher provision due to organic loan growth during the period and the uncertainty surrounding the economic impact of the COVID-19 pandemic and an increase in data processing expense driven by an increase in network management costs as a result of technological upgrades to promote new products, services and technology. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Our ability to achieve profitability depends upon a number of factors, including, we believe, most importantly our ability to increase our revenues and grow our asset size. In order to grow, we need to successfully implement our business strategy, including increasing our loan originations, while managing expenses. Our ability to achieve profitability will also be affected by competition with other financial institutions, changes to the interest rate environment that may reduce our profit margins or impair our business strategy, adverse changes in the securities markets, changes in laws or government regulations, changes in consumer spending, borrowing, or saving, and changes in accounting policies, as well as other risks and uncertainties described in this “Risk Factors” section.

We believe growth of our business operations is essential to our future profitability. We expect to incur expenses related to the implementation of our growth plan, including establishing up to three additional loan production offices in our market area and related hiring initiatives. In addition, the conversion and offering will have a short-term adverse impact on our operating results, due to additional costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan, the establishment of our charitable foundation and the possible implementation of a stock-based benefit plan after the completion of the conversion and offering.

Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy primarily focuses on loan growth, funded by deposits. Achieving such growth may require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, the level of competition from other financial institutions in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Furthermore, there can be considerable costs involved in expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Our expenses could be further increased if we encounter delays in executing our business strategy.

We depend on our management team and other key personnel to implement our business strategy and execute successful operations and we could be harmed by the loss of their services or the inability to hire additional personnel.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise, extensive knowledge of our markets and key business relationships, and will be integral in implementing our business strategy. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. See “Management.”

We are subject to certain risks if we are able to grow through opportunistic mergers and acquisitions.

It is possible that we may have the opportunity to evaluate acquisitions of banking institutions and other financial services companies within and surrounding our market area. Acquisitions typically involve the payment of a premium over book and trading values and, therefore, may result in the dilution of our tangible book value per share. Our ability to engage in future mergers and acquisitions depends on various factors, including: (1) our ability to identify suitable merger partners and acquisition opportunities; (2) our ability to finance and complete transactions on acceptable terms and at acceptable prices; and (3) our ability to receive the necessary regulatory and, when required, stockholder approvals. Our inability to engage in an acquisition or merger for any of these reasons could have an adverse impact on the implementation of our business strategies. Furthermore, mergers and acquisitions involve a number of risks and challenges, including (1) our ability to achieve planned synergies and to integrate the branches and operations we acquire, and the internal controls and regulatory functions of the acquired entity into our current operations and (2) the diversion of management’s attention from existing operations, which may adversely affect our ability to successfully conduct our business and negatively impact our financial results.

The building of market share through our loan production office strategy, and our ability to achieve profitability from new offices, may increase our expenses and negatively affect our earnings.

We plan to open up to three additional loan production offices over the next few years within our market area and adjacent markets after the conversion as part of our efforts to grow. There are costs involved in opening loan production offices, especially in light of the capabilities needed to compete in today’s environment. Accordingly, new loan production offices could negatively impact our earnings and may do so for some period of time. Our investments in products and services, and the related personnel required to implement new policies and procedures, take time to earn returns and can be expected to negatively impact our earnings for the foreseeable future. The profitability of our expansion strategy will depend on whether the income that we generate from the new offices will offset the increased expenses resulting from operating these offices. We estimate anticipated costs per loan production office to be approximately $1,500 to $2,000 per month. It is anticipated that each loan production office will contribute to profitability within 18 months of commencing operations. However, the timing of when a loan production office becomes profitable will be in part contingent upon a number of external factors that have an impact on the demand for loans, including prevailing market rates for loans, economic conditions in the markets served by the loan production office and regional demographic trends.

Risks Related to Our Business and Industry Generally

We are dependent on our information technology and telecommunications systems and third-party service providers; systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.

Our business is dependent on the successful and uninterrupted functioning of our information technology and telecommunications systems and third-party service providers. The failure of these systems, or the termination of a third-party software license or service agreement on which any of these systems is based, could interrupt our operations. Because our information technology and telecommunications systems interface with and depend on third-party systems, we could experience service denials if demand for such services exceeds capacity or such third-party systems fail or experience interruptions. If significant, sustained or repeated, a system failure or service denial could compromise our ability to operate effectively, damage our reputation, result in a loss of customer business, and/or subject us to additional regulatory scrutiny and possible financial liability, any of which could have a material adverse effect on us.

Our third-party service providers may be vulnerable to unauthorized access, computer viruses, phishing schemes and other security breaches. We likely will expend additional resources to protect against the threat of such security breaches and computer viruses, or to alleviate problems caused by such security breaches or viruses. To the extent that the activities of our third-party service providers or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to claims, regulatory scrutiny, litigation costs and other possible liabilities.

Ineffective liquidity management could adversely affect our financial results and condition.

Effective liquidity management is essential for the operation of our business. We require sufficient liquidity to meet customer loan requests, customer deposit maturities/withdrawals, payments on our debt obligations as they come due and other cash commitments under both normal operating conditions and other unpredictable circumstances causing industry or general financial market stress. Our access to funding sources in amounts adequate to finance our activities on terms that are acceptable to us could be impaired by factors that affect us specifically or the financial services industry or economy generally. Factors that could detrimentally impact our access to liquidity sources include a downturn in the geographic markets in which our loans and operations are concentrated or difficult credit markets. Our access to deposits may also be affected by the liquidity needs of our depositors. In particular, a significant part of our liabilities is checking accounts and other liquid deposits, which are payable on demand or upon several days’ notice, while by comparison, a majority of our assets are loans, which cannot be called or sold in the same time frame. Although we have historically been able to replace maturing deposits and advances as necessary, we might not be able to replace such funds in the future, especially if a large number of our depositors seek to withdraw their accounts, regardless of the reason. A failure to maintain adequate liquidity could materially and adversely affect our business, results of operations or financial condition.

Strong competition within our market area could hurt our profits and slow growth.

Our profitability depends upon our continued ability to compete successfully in our market area. We face intense competition both in making loans and attracting deposits. We continue to face stiff competition for one- to four-family residential loans from other financial service providers, including credit unions, national residential lenders and local community banks. Other competitors for one- to four-family residential loans include mortgage bankers, which keep overhead costs and mortgage rates down by selling loans and not holding or servicing them. Our competitors for commercial real estate and multi-family loans include other community banks and commercial lenders, some of which are larger than us and have greater resources and lending limits than we have and offer services that we do not provide. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. We expect competition to remain strong in the future.

We are a community savings institution and our ability to maintain our reputation is critical to the success of our business. The failure to do so may adversely affect our performance.

We are a community savings institution and our reputation is one of the most valuable assets of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers. If our reputation is negatively affected by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers or otherwise, our business and operating results may be materially adversely affected.

Security breaches and cybersecurity threats could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, as well as personally identifiable information about our customers and employees. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. We, our customers, and other financial institutions with which we interact are subject to ongoing, continuous attempts to penetrate key systems by individual hackers, organized criminals, and in some cases, state-sponsored organizations. While we have established policies and procedures to prevent or limit the impact of cyber-attacks, there can be no assurance that such events will not occur or will be adequately addressed if they do. In addition, we also outsource certain cybersecurity functions, such as penetration testing, to third-party service providers, and the failure of these service providers to adequately perform such functions could increase our exposure to security breaches and cybersecurity threats. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other malicious code and cyber-attacks that could have an impact on information security. Any such breach or attacks could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Although, to our knowledge, we have not experienced any of these events to date, any such unauthorized access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties; disrupt our operations and the services we provide to customers; damage our reputation; and cause a loss of confidence in our products and services, all of which could adversely affect our financial condition and results of operations.

We must keep pace with technological change to remain competitive.

Financial products and services have become increasingly technology-driven. Our ability to meet the needs of our customers competitively, and in a cost-efficient manner, is dependent on the ability to keep pace with technological advances and to invest in new technology as it becomes available, as well as related essential personnel. In addition, technology has lowered barriers to entry into the financial services market and made it possible for financial technology companies and other non-bank entities to offer financial products and services traditionally provided by banks. The ability to keep pace with technological change is important, and the failure to do so, due to cost, proficiency or otherwise, could have a material adverse impact on our business and therefore on our financial condition and results of operations.

Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks.

Operational risk is the risk of loss resulting from our operations, including, but not limited to, the risk of fraud by employees or outside persons, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of our internal control system and compliance requirements, and business continuity and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulations, adverse business decisions or their implementation, and customer attrition due to potential negative publicity. Although our control testing has not identified any significant deficiencies in our internal control system, a breakdown in our internal control system, improper operation of our systems or improper employee actions could result in material financial loss to us, the imposition of regulatory action, and damage to our reputation.

Acts of terrorism and other external events could impact our business.

Financial institutions have been, and continue to be, targets of terrorist threats aimed at compromising operating and communication systems. Such events could cause significant damage, impact the stability of our facilities and result in additional expenses, impair the ability of our borrowers to repay their loans, reduce the value of collateral securing repayment of our loans, and result in the loss of revenue. The occurrence of any such event could have a material adverse effect on our business, operations and financial condition.

Regulation of the financial services industry is intense, and we may be adversely affected by changes in laws and regulations.

North Shore Trust and Savings is subject to extensive government regulation, supervision and examination by the OCC. In addition, NSTS Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation, supervision and examination govern the activities in which we may engage and are intended primarily for the protection of the deposit insurance fund and North Shore Trust and Savings’ depositors and not for the protection of stockholders. Federal and state regulatory agencies have the ability to take strong supervisory actions against financial institutions that have experienced increased loan production and losses and other underwriting weaknesses or have compliance weaknesses. These actions include the entering into of formal or informal written agreements and cease and desist orders that place certain limitations on their operations. If we were to become subject to a regulatory action, such action could negatively impact our ability to execute our business plan, and result in operational restrictions, as well as our ability to grow, pay dividends, repurchase stock or engage in mergers and acquisitions. See “Supervision and Regulation — Federal Banking Regulation — Capital Requirements” for a discussion of regulatory capital requirements.

A tightening of credit markets and liquidity risk could impair our ability to fund operations and jeopardize our financial condition.

Liquidity is essential to our business. A tightening of the credit markets and the inability to obtain adequate funding to replace deposits and fund continued loan growth may negatively affect asset growth, our earnings capability and capital levels. We rely on a number of different sources in order to meet our potential liquidity demands. Our primary sources of liquidity are increases in deposit accounts, as well as cash flows from loan payments and our securities portfolio. Borrowings, especially from the Federal Home Loan Bank of Chicago (“FHLB of Chicago”), also provide us with a source of funds to meet liquidity demands. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities or on terms that are acceptable to us could be impaired by factors that affect us specifically, or the financial services industry or the economy in general. Factors that could detrimentally impact our access to liquidity sources include adverse regulatory action against us or a decrease in the level of our business activity as a result of a downturn in the markets in which our loans are concentrated. Our ability to borrow also could be impaired by factors that are not specific to us, such as a disruption in the financial markets, negative views and expectations about the prospects for the financial services industry or deterioration in credit markets.

Continued low interest rates could reduce our profits and affect the value of our assets and liabilities.

Net income is the amount by which net interest income and noninterest income exceed noninterest expense, the provision for loan losses and taxes. Net interest income makes up a majority of our net income and is based on the difference between:

●	the interest income we earn on interest-earning assets, such as loans and securities; and

●	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many financial institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed-rate mortgage loans. As of June 30, 2021, 76.07% of our loans with maturities after June 30, 2022 consisted of fixed-rate loans.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and liabilities and ultimately affect our earnings.

We monitor interest rate risk through the use of simulation models, including estimates of net portfolio value (“NPV”), which is the estimated market value of assets minus the market value of liabilities adjusted for off-balance sheet items, would change in the event of a range of assumed changes in market interest rates. As of June 30, 2021, in the event of an immediate and sustained 300 basis point increase in interest rates, we estimate that we would experience a $18.0 million or 38.22% decrease in NPV. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Exposure to Changes in Interest Rates.”

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

North Shore Trust and Savings is subject to extensive regulation, supervision and examination by the OCC, and NSTS Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of North Shore Trust and Savings, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations. See “—We are subject to an extensive body of accounting rules and best practices. Periodic changes to such rules may change the treatment and recognition of critical financial line items and affect our profitability.”

We are subject to an extensive body of accounting rules and best practices. Periodic changes to such rules may change the treatment and recognition of critical financial line items and affect our profitability.

The nature of our business makes us sensitive to the large body of accounting rules in the United States. From time to time, the governing bodies that oversee changes to accounting rules and reporting requirements may release new guidance for the preparation of our financial statements. These changes can materially impact how we record and report our financial condition and results of operations. In some instances, we could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements. Changes which have been approved for future implementation, or which are currently proposed or expected to be proposed or adopted include requirements that we calculate the allowance for loan losses on the basis of the current expected credit losses over the lifetime of our loans, referred to as the CECL model, which is expected to be applicable to us, as an emerging growth company, beginning in 2023. CECL adoption will have a broad impact on our financial statements, which will affect key profitability and solvency measures, including, but not limited to, higher loan loss reserve levels and related deferred tax assets. Increased reserve levels also may lead to a reduction in capital levels. Any such changes could have a material adverse effect on our business, financial condition and results of operations.

Under the CECL model, banks will be required to present certain financial assets carried at amortized cost, such as loans held for investment and held-to-maturity debt securities, at the net amount expected to be collected. The measurement of expected credit losses is to be based on information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This measurement will take place at the time the financial asset is first added to the balance sheet and periodically thereafter. This differs significantly from the “incurred loss” model required under current GAAP, which delays recognition until it is probable a loss has been incurred. The forward-looking modeling required by CECL relies on a number of macroeconomic variables. Unexpected changes to such indicators between periods could potentially result in greater earnings volatility from period to period. Our reserves may need to be adjusted in response to not only our actual experience, but also to external factors. If we are required to materially increase the level of the allowance for loan losses for any reason, such increase could adversely affect our business, financial condition and results of operations

An additional impact of CECL will be the asymmetry in accounting between loan related income, which will continue to be recognized on a periodic basis based on the effective interest method, and the related credit losses, which will be recognized up front at origination. This will make periods of loan expansion seem less profitable due to the immediate recognition of expected credit losses. Periods of stable or declining loan levels will look comparatively more profitable as the income trickles in for loans, where losses had been previously recognized.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions and impact our ability to complete transactions that require regulatory approval.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand. Although to date we have not been subject to any fines or other sanctions related to these rules and regulations, there can be no assurance that we will not suffer any penalties or other consequences in the future. See “Supervision and Regulation—Federal Banking Regulation—USA Patriot Act”.

The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

Changes in management’s estimates and assumptions may have a material impact on our financial statements and our financial condition or operating results.

In preparing this prospectus as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses and our determinations with respect to amounts owed for income taxes.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to the Offering

The future price of our common stock may be less than the $10.00 per share purchase price in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 per share purchase price in the offering. In some cases, shares of common stock issued by newly converted financial institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of NSTS Bancorp, Inc. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Although we anticipate increasing net interest income using proceeds of the offering, our return on equity will be reduced by the capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Until we can implement our business plan and increase our net interest income through investment of the proceeds of the offering, we expect our return on equity to remain relatively low compared to our peer group, which may reduce the value of our shares.

We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $19.1 million and $22.1 million, or $25.5 million if the offering is increased by 15% of the net proceeds of the offering in North Shore Trust and Savings. We also expect to use a portion of the net proceeds we retain to fund a loan to the employee stock ownership plan for the purchase of shares of common stock in the offering by the employee stock ownership plan. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including, subject to regulatory limitations, the repurchase of shares of common stock and the payment of dividends. North Shore Trust and Savings generally intends to use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new loan production offices or branches or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as any potential acquisition, paying dividends and repurchasing common stock, may require prior regulatory approval. We have not established a timetable for reinvesting the net proceeds, and we cannot predict how long it will take to reinvest the net proceeds. Our failure to utilize these funds effectively and timely would reduce our profitability and may adversely affect the value of our common stock.

As of June 30, 2021, North Shore MHC had consolidated equity of $45.9 million. Upon completion of the conversion, NSTS Bancorp, Inc., on a consolidated basis, will have stockholders’ equity of between $74.0 million and $90.5 million at the minimum and adjusted maximum of the offering range, respectively. For additional information see “How We Intend to Use the Proceeds from the Offering.”

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

NSTS Bancorp, Inc. is a newly formed company and has not previously issued shares of its capital stock, other than a limited number of shares in connection with its incorporation, and there is no established market for the shares of its common stock. We expect that our common stock will be quoted on the Nasdaq Capital Market under the symbol “NSTS” upon conclusion of the offering, subject to completion of the offering and compliance with certain conditions, including having 300 “round lot” stockholders (stockholders owning more than 100 shares) and at least three companies making a market for our common stock. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in shares of our common stock following the offering, but it is not obligated to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, we may not be able to obtain such commitments. This would result in our common stock not being listed for trading on the Nasdaq Capital Market, which could reduce the liquidity of our common stock.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.

Our stock-based and other benefit plans will increase our costs, which will reduce our net income.

We intend to adopt new stock-based benefit plans after the conversion and offering, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards actually granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the offering. If we award restricted shares of common stock or grant options in excess of these amounts under stock-based benefit plans adopted more than 12 months after the completion of the offering, our costs will increase further.

We also will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering for shares purchased by the employee stock ownership plan in the offering and for our new stock-based benefit plans has been estimated to be approximately $989,000 ($841,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share offering price as fair market value. Actual expense may be higher if the price of our common stock at the time the shares are allocated or awarded is greater than $10.00 per share.

For further discussion of our proposed stock-based plans, see “Management—New Benefit Plans — Employee Stock Ownership Plan” and “—Stock Option and Recognition and Stock-Based Benefit Plans”.

The implementation of our stock-based benefit plans may dilute your ownership interest.

We intend to adopt stock-based benefit plans following the conversion and offering, subject to the approval of our stockholders. The stock-based benefit plan will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares. Our ability to repurchase shares of common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on common stock repurchases, the availability of stock in the market, the trading price of the stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a reduction in ownership interest totaling 12.3% in the event newly issued shares are used to fund stock options and restricted stock awards in an amount equal to 10.0% and 4.0%, respectively, of the total shares issued in the offering.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our certificate of incorporation and bylaws and state and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of NSTS Bancorp, Inc. without our board of directors’ prior approval.

Under Federal Reserve Board regulations no person may directly or indirectly acquire or offer to acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board before acquiring control of a savings and loan holding company. Acquisition of 10% or more of any class of voting stock of a savings and loan holding company creates a rebuttable presumption that the acquirer “controls” the holding company. Also, a savings and loan holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including North Shore Trust and Savings.

There also are provisions in our certificate of incorporation that may be used to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of the shares of common stock outstanding. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of NSTS Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our certificate of incorporation and equity awards to, and equity ownership of, our management and directors could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

See “Restrictions on Acquisition of NSTS Bancorp, Inc.” for a discussion of applicable Federal Reserve Board regulations regarding acquisitions and provisions in our certificate of incorporation and bylaws that could impact acquisitions of control of NSTS Bancorp, Inc.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. The declaration and payment of future cash dividends will be subject to, among other things, regulatory restrictions, our then-current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our board of directors deems relevant. NSTS Bancorp, Inc. will depend primarily upon the proceeds it retains from the offering as well as earnings of North Shore Trust and Savings to provide funds to pay dividends on our common stock. The payment of dividends by NSTS Bancorp, Inc. also is subject to certain regulatory restrictions. Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would thereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations. As a result, any payment of dividends in the future by NSTS Bancorp, Inc. will depend, in large part, on North Shore Trust and Savings’ ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors. See “Our Dividend Policy” for a discussion concerning our dividend policy and certain restrictions that exist on our ability to pay dividends.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

You may not revoke your decision to purchase NSTS Bancorp, Inc. common stock in the subscription and community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date and consummation of a syndicated community offering. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by Feldman Financial, among other factors, there may be one or more delays in completing the conversion and offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond January 28, 2022 , or the number of shares to be sold in the offering is increased to more than 5,290,000 shares or decreased to fewer than 3,400,000 shares.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation or on any golden parachute payments not previously approved. As an emerging growth company, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We intend to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

As a result, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors and certain borrowers of North Shore Trust and Savings are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

The certificate of incorporation of NSTS Bancorp, Inc. designates the federal and state courts located in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

The certificate of incorporation of NSTS Bancorp, Inc. provides that, unless NSTS Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of NSTS Bancorp, Inc., (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of NSTS Bancorp, Inc. to NSTS Bancorp, Inc. or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim, although there is uncertainty as to whether a court would enforce such a provision, and a stockholder of NSTS Bancorp, Inc. cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder's ability, or make it more costly, to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Risks Related to the Charitable Foundation

The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2022.

We intend to establish and fund a new charitable foundation in connection with the stock offering. We intend to contribute two percent of our outstanding shares of common stock sold in the offering (including shares contributed to the charitable foundation) and $150,000 in cash. The contribution will have an adverse effect on our net income for the quarter and year in which we complete the stock offering and contribution to the charitable foundation. The after-tax expense of the contribution is expected to reduce net income for the year ended December 31, 2022 by approximately $971,000, assuming the offering closes at the adjusted maximum of the offering range. In addition, persons purchasing shares in the stock offering will have their ownership and voting interests in NSTS Bancorp, Inc. diluted by up to 2.0% due to the contribution of shares of common stock to the charitable foundation.

Our contribution to the charitable foundation may not be deductible for federal income tax purposes.

We may not have sufficient profits to be able to fully use the tax deduction from our contribution to the charitable foundation. Under the Internal Revenue Code of 1986, as amended (the “Code”), a corporation is permitted to deduct up to 10% of its taxable income (generally income before federal income tax, charitable contributions expense and certain other items) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over the five years following the year in which the charitable contribution is made, subject to limitations in each of those years. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period and expire thereafter.

Selected Consolidated Financial and Other Data

Set forth below is selected consolidated financial and other data of North Shore MHC and its subsidiaries at and for the dates indicated. The following is only a condensed summary and should be read in conjunction with the business and financial information regarding North Shore MHC included elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1 of this prospectus. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the entire year. The information at and for the years ended December 31, 2020 and 2019 is derived in part from the audited consolidated financial statements that appear elsewhere in this prospectus. The information at and for the six months ended June 30, 2021 and for the six months ended June 30, 2020 has been derived from our unaudited consolidated interim financial statements included elsewhere in this prospectus and which have not been audited but, in the opinion of our management, contain all adjustments (consisting of only normal or recurring adjustments) necessary to present fairly in all material respects our financial position and results of operations for such periods in accordance with GAAP.

	At June 30,	At December 31,
	2021	2020	2019
	(Dollars in thousands)
Selected Consolidated Financial Condition Data:
Total assets	$239,858	$242,219	$235,549
Cash and cash equivalents	20,350	31,868	32,379
Securities available for sale	98,284	81,620	68,569
FHLB of Chicago stock(1)	550	512	512
Loans receivable, net	97,861	98,455	97,677
Total deposits	184,406	186,404	184,371
FHLB of Chicago advances	5,000	4,000	—
Total equity	$45,875	$46,725	$45,764

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2019
	(Dollars in thousands)
Selected Operating Data:
Total interest income(1)	$2,572	$3,278	$6,023	$7,023
Total interest expense	491	840	1,488	1,726
Net interest income	2,081	2,438	4,535	5,297
Provision for loan losses	17	220	464	97
Net interest income after provision for loan losses	2,064	2,218	4,071	5,200
Total noninterest income	598	504	1,591	856
Total noninterest expense	2,913	3,028	6,277	5,728
Income (loss) before income taxes	(251)	(306)	(615)	328
Income tax benefits	(237)	(82)	(503)	(86)
Net income (loss)	$(14)	$(224)	$(112)	$414
Selected Performance Ratios:(2)
Average yield on interest-earning assets	2.30%	2.94%	2.69%	3.30%
Average rate on interest-bearing liabilities	0.55%	0.94%	0.83%	1.01%
Average interest rate spread(3)	1.75%	2.00%	1.86%	2.29%
Net interest margin(3)	1.86%	2.18%	2.02%	2.49%
Average interest-earning assets to average interest-bearing liabilities	125.93%	124.45%	125.12%	124.01%
Net interest income after provision for loan losses to noninterest expense	70.85%	73.25%	64.86%	90.78%
Total noninterest expense to average assets	2.42%	2.53%	2.62%	2.50%
Efficiency ratio(4)	108.73%	102.92%	102.46%	93.09%
Return on average assets (ratio of net income to average total assets)	(0.01)%	(0.19)%	(0.05)%	0.18%

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2021	2020	2020	2019
	(Dollars in thousands)
Return on average equity (ratio of net income to average total equity)	(0.06)%	(0.98)%	(0.24)%	0.92%
Asset Quality Ratios:(5)
Non-accrual loans as a percent of total loans outstanding	0.37%	0.16%	0.28%	0.07%
Non-performing assets as a percent of total assets(6)	0.24%	0.07%	0.15%	0.03%
Non-performing assets and troubled debt restructurings as a percent of total assets(6)	0.95%	0.83%	0.90%	0.84%
Allowance for loan losses as a percent of total loans outstanding	0.81%	0.61%	0.88%	0.40%
Allowance for loan losses as a percent of non-performing loans(7)	215.22%	371.08%	245.40%	598.46%
Net charge-offs (recoveries) to average loans receivable	0.10%	(0.01)%	(0.02)%	(0.03)%
Capital Ratios:(5)(8)
Common equity Tier 1 capital (to risk-weighted assets)	N/A	N/A	N/A	57.91%
Tier 1 leverage (core) capital (to adjusted tangible assets)	18.45%	18.55%	18.41%	19.35%
Tier 1 risk-based capital (to risk-weighted assets)	N/A	N/A	N/A	57.91%
Total risk-based capital (to risk-weighted assets)	N/A	N/A	N/A	58.40%
Average equity to average assets	19.20%	19.04%	19.18%	19.60%
Other Data:
Full service banking offices	3	3	3	3
Full-time equivalent employees	35	39	36	36

(1)	Includes dividend income from the FHLB of Chicago stock which is included in “Other Income” in the December 31, 2020 and 2019 consolidated financial statements.
(2)	With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.
(3)

Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(4)	The efficiency ratio represents the ratio of noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.
(6)

Non-performing assets consist of non-performing loans and real estate owned. Non-performing loans consist of all loans 90 days or more past due. Real estate owned consists of real estate acquired through foreclosure, real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(7)	Non-performing loans consist of non-accrual loans and loans that are 90 or more days past due and still accruing.
(8)

As of December 31, 2019, we elected to follow the Community Bank Leverage Ratio (the “CBLR”) capital adequacy guidelines. The CBLR is equivalent to Tier 1 leverage (core) capital (to adjusted tangible assets) ratio above. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”

RECENT DEVELOPMENTS

The financial data presented below is derived in part from the consolidated historical financial and other data of North Shore MHC and its subsidiaries as of and for the periods indicated. The financial condition data at December 31, 2020 are derived from the audited consolidated financial statements of North Shore MHC included elsewhere in this prospectus. The financial condition data at September 30, 2021 and the operating data for the nine months ended September 30, 2021 and 2020 are not audited but, in the opinion of management, contain all adjustments (consisting of only normal or recurring adjustments) necessary to present fairly in all material respects our financial position and results of operations for such periods in accordance with GAAP. The following information is only a summary and should be read in conjunction with the audited consolidated financial statements of North Shore MHC beginning on page F-1 of this prospectus.

	At September 30,	At December 31,
	2021	2020
	(Dollars in thousands)
Selected Consolidated Financial Condition Data:
Total assets	$259,881	$242,219
Cash and cash equivalents	42,737	31,868
Securities available for sale	96,994	81,620
FHLB of Chicago stock(1)	550	512
Loans receivable, net	96,151	98,455
Total deposits	205,116	186,404
FHLB of Chicago advances	5,000	4,000
Total equity	$45,948	$46,725

	For the Nine Months Ended September 30,
	2021	2020
	(Dollars in thousands)
Selected Operating Data:
Total interest income(1)	$3,773	$4,665
Total interest expense	716	1,183
Net interest income	3,057	3,482
Provision for loan losses	5	310
Net interest income after provision for loan losses	3,052	3,172
Total noninterest income	971	928
Total noninterest expense	4,269	4,626
Income (loss) before income taxes	(246)	(526)
Income tax benefits	248	327
Net income (loss)	$2	$(199)
Selected Performance Ratios:(2)
Average yield on interest-earning assets	2.24%	2.78%
Average rate on interest-bearing liabilities	0.54%	0.88%
Average interest rate spread(3)	1.70%	1.90%
Net interest margin(3)	1.82%	2.08%
Average interest-earning assets to average interest-bearing liabilities	125.81%	124.86%
Net interest income after provision for loan losses to noninterest expense	71.49%	68.57%
Total noninterest expense to average assets	2.36%	2.57%
Efficiency ratio(4)	105.98%	104.90%
Return on average assets (ratio of net income to average total assets)	0.00%	(0.11)%
Return on average equity (ratio of net income to average total equity)	0.01%	(0.58)%

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2021	2020
Asset Quality Ratios:(5)
Non-accrual loans as a percent of total loans outstanding	0.11%	0.28%
Non-performing assets as a percent of total assets(6)	0.10%	0.15%
Non-performing assets and troubled debt restructurings as a percent of total assets(6)	0.70%	0.90%
Allowance for loan losses as a percent of total loans outstanding	0.81%	0.88%
Allowance for loan losses as a percent of non-performing loans(7)	529.05%	245.40%
Net charge-offs (recoveries) to average loans receivable	0.13%	(0.02)%
Capital Ratios:(5)(8)
Tier 1 leverage (core) capital (to adjusted tangible assets)	18.33%	18.41%
Average equity to average assets	19.11%	19.18%
Other Data:
Full service banking offices	3	3
Full-time equivalent employees	35	36

(1)	Includes dividend income from the FHLB of Chicago stock which is included in “Other Income” in the December 31, 2020 and 2019 consolidated financial statements.
(2)	With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods.
(3)

Average interest rate spread represents the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities, and net interest margin represents net interest income as a percentage of average interest-earning assets.

(4)	The efficiency ratio represents the ratio of noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Asset quality ratios and capital ratios are end of period ratios, except for net charge-offs to average loans receivable.
(6)

Non-performing assets consist of non-performing loans and real estate owned. Non-performing loans consist of all loans 90 days or more past due. Real estate owned consists of real estate acquired through foreclosure, real estate acquired by acceptance of a deed-in-lieu of foreclosure.

(7)	Non-performing loans consist of non-accrual loans and loans that are 90 or more days past due and still accruing.
(8)

As of December 31, 2019, we elected to follow the Community Bank Leverage Ratio (the “CBLR”) capital adequacy guidelines. The CBLR is equivalent to Tier 1 leverage (core) capital (to adjusted tangible assets) ratio above.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”

Comparison of Financial Condition at September 30, 2021 and December 31, 2020

Total assets increased $17.7 million, or 7.31%, to $259.9 million at September 30, 2021 from $242.2 million at December 31, 2020. The increase was due primarily to an increase in deposit account openings during the quarter ended September 30, 2021. During the nine months ended September 30, 2021, management increased the purchases of securities available for sale. Loans, net decreased as a result of forgiveness of PPP loans and paydowns of construction and commercial real estate loans during the nine months ended September 30, 2021.

Cash and cash equivalents. Cash and cash equivalents increased $10.8 million, or 33.86%, to $42.7 million at September 30, 2021 from $31.9 million at December 31, 2020. The increase in cash and cash equivalents reflects positive cashflows from an increase in deposits of $18.7 million. Cash and cash equivalents primarily consisted of funds held at the Federal Reserve Bank of Chicago.

Securities Available for Sale. Securities available for sale increased $15.4 million, or 18.87% to $97.0 million at September 30, 2021 compared to $81.6 million at December 31, 2020. The increase was due to available cash that was invested in securities to achieve a higher yield. All of our investment securities are classified as available for sale as of September 30, 2021. Our investment securities portfolio consisted primarily of debt obligations issued by the U.S. government and government agencies and government sponsored mortgage-backed securities. During the nine months ended September 30, 2021, we sold $6.6 million in mortgage-backed securities for a realized gain of $131,000.

Loans, net. Our loans, net, decreased by $2.3 million, or 2.34%, to $96.2 million at September 30, 2021 compared to $98.5 million at December 31, 2020. During the nine months ended September 30, 2021, our total first mortgage loans decreased $2.4 million, primarily due to a decrease in commercial and multi-family real estate. The decrease in commercial and multi-family real estate loans is driven by a decrease in the PPP loans as well as the payoff of other loans. At September 30, 2021, the allowance for loan losses was $783,000, a decrease of $87,000 compared to December 31, 2020. Non-performing loans totaled $148,000 at September 30, 2021 compared to $355,000 at December 31, 2020. The decrease of $207,000 was the result of two one-to-four family residential real estate loans moving to OREO. One of the properties added to OREO during the year has since been sold. Our non-accrual loans to total loans decreased to 0.11% at September 30, 2021 compared to 0.28% at December 31, 2020.

Other Assets. Total other assets increased $1.4 million, or 244.83%, to $2.0 million at September 30, 2021 compared to $580,000 at December 31, 2020. The change in other assets is primarily due to a change in net deferred tax assets. The net deferred tax assets increased $569,000, or 531.78%, to $675,000 at September 30, 2021 compared to $107,000 at December 31, 2020. The increase in net deferred tax assets was primarily driven by a reduction in the unrealized gain on securities available for sale, offset by an increase in the net operating loss carryforwards. Additionally, the balance of OREO increased to $118,000 at September 30, 2021 compared to $0 at December 31, 2020 as a result of one property held in OREO at September 30, 2021.

Deposits. Our total deposits were $205.1 million at September 30, 2021, an increase of $18.7 million, or 10.03% from $186.4 million at December 31, 2020. The increase in deposits was driven by an increase in account openings during the third quarter of 2021, which resulted in approximately 450 new accounts with balances of $16.1 million. The increase in account openings was driven by the public notice of our proposed conversion as discussed in this prospectus.

Other borrowings. Our borrowings, which consist of FHLB of Chicago advances, increased $1.0 million, or 25.00%, to $5.0 million at September 30, 2021 compared to $4.0 million at December 31, 2020 to take advantage of a 0% interest rate offered by the FHLB of Chicago and to gain a better interest rate spread on invested cash.

Total Equity. Total equity decreased $777,000, or 1.66%, to $45.9 million at September 30, 2021 compared to $46.7 million at December 31, 2020. The decrease is primarily the result of a decrease in the tax effected net unrealized gain on securities available for sale of $774,000 to $626,000 at September 30, 2021 from $1.4 million at December 31, 2020. Net income for the nine months ended September 30, 2021 was $2,200. At September 30, 2021, our ratio of total equity to total assets was 17.68%.

	For the Nine Months Ended September 30,
	2021			2020
	Average Outstanding Balance	Interest	Average Yield/ Rate	Average Outstanding Balance	Interest	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, net	$96,968	$2,662	3.66%	$99,307	$3,109	4.17%
Federal funds sold and interest-bearing deposits in other banks	25,892	16	0.08%	36,889	122	0.44%
Time deposits with other financial institutions	7,827	59	1.01%	19,373	325	2.24%
Securities available for sale	93,242	1,026	1.47%	67,612	1,100	2.17%
FHLB of Chicago stock(1)	537	10	2.48%	512	9	2.34%
Total interest-earning assets	224,466	3,773	2.24%	223,693	$4,665	2.78%
Noninterest-earning assets	16,768			16,073
Total assets	$241,234			$239,766
Interest-bearing liabilities:
Interest-bearing demand	$17,488	$6	0.05%	$13,993	$9	0.09%
Money market	47,052	72	0.20%	52,188	210	0.54%
Savings	44,464	50	0.15%	40,364	76	0.25%
Time deposits	64,931	588	1.21%	70,686	888	1.68%
Total interest-bearing deposits	$173,935	$716	0.55%	$177,231	$1,183	0.89%
Other borrowings(2)	4,487	—	0.00%	1,927	—	0.00%
Total interest-bearing liabilities	178,422	$716	0.54%	179,158	1,183	0.88%
Noninterest-bearing liabilities	16,703			14,823
Total liabilities	$195,125			$193,981
Equity	46,109			45,785
Total liabilities and equity	$241,234			$239,766
Net interest income(1)		3,057			3,482
Interest rate spread(3)			1.70%			1.90%
Net interest-earning assets(4)	$46,044			$44,535
Net interest margin(5)			1.82%			2.08%
Average interest-earning assets to average-interest bearing liabilities	125.81%			124.86%

(1)	Includes dividend income from the FHLB of Chicago stock which is included in “Other Income” in the December 31, 2020 and 2019 financial statements.
(2)	Other borrowing consists of 0% interest rate FHLB of Chicago advances.
(3)	Equals the difference between the yield on average earning-assets and the cost of average interest-bearing liabilities.
(4)	Equals total interest-earning assets less total interest-bearing liabilities.
(5)	Equals net interest income divided by average interest-earning assets.

Comparison of Operating Results for the nine months ended September 30, 2021 and 2020

General. Net income increased $201,000, to $2,200 for the nine months ended September 30, 2021, compared to a net loss of $199,000 for the nine months ended September 30, 2020. The increase was primarily due to a decrease in noninterest expense of $357,000 and a decrease in the provision for loan losses of $305,000, partially offset by a decrease in the net interest margin of $425,000.

Interest Income. Interest income decreased $892,000, or 18.98%, to $3.8 million for the nine months ended September 30, 2021 from $4.7 million for the nine months ended September 30, 2020. The decrease in interest income was due to a decrease of $447,000, or 14.38%, in interest income from loans as the average balance of loans decreased $2.3 million to $97.0 million and the average yield on loans decreased 51 basis points to 3.66% for the nine months ended September 30, 2021 from 4.17% for the nine months ended September 30, 2020. Interest income on securities available for sale decreased due to a decrease in the average yield of 70 basis points to 1.47% for the nine months ended September 30, 2021 from 2.17% for the same period ending September 30, 2020. This reduction in average yield was the result of prepayments on mortgage backed securities on higher yielding bonds which were reinvested in bonds at the then existing interest rate environment. Interest income on federal funds sold and interest-bearing deposits in other banks and time deposits with other financial institutions decreased $372,000, or 83.22%, to $75,000 for the nine months ended September 30, 2021 from $447,000 for the nine months ended September 30, 2020. The decrease is due to a decrease in the average balance held as more funds were invested in securities available for sale to achieve a higher yield on the assets.

Interest Expense. Interest expense decreased $467,000, or 38.92%, to $716,000 for the nine months ended September 30, 2021 compared to $1.2 million for the nine months ended September 30, 2020. The average deposit balance decreased to $173.9 million at a weighted average interest rate of 0.55% during the nine months ended September 30, 2021 compared to $177.2 million at 0.89% during the nine months ended September 30, 2020.

Net Interest Income. Net interest income decreased $425,000, or 12.21%, to $3.1 million for the nine months ended September 30, 2021 from $3.5 million for the nine months ended September 30, 2020, as a result lower interest rates and condensed margins.

Provision for Loan Losses. Provision for loan losses decreased by $305,000, or 98.39%, to $5,000 during the nine months ended September 30, 2021 compared to $310,000 for the nine months ended September 30, 2020. We recorded net charge-offs of $92,000 for the nine months ended September 30, 2021, compared to a net recovery of $11,000 for the nine months ended September 30, 2020. We recorded a higher provision during the nine months ended September 30, 2020 due to organic loan growth during the period of $1.3 million to $98.9 million at September 30, 2020 compared to $97.7 million at December 31, 2019, and the uncertainty surrounding the economic impact of the COVID-19 pandemic. During our evaluation of the allowance for loan losses for the nine months ended September 30, 2021, particular consideration was given to the continuing economic impact of the COVID-19 pandemic. To account for these uncertainties we continued to include general reserves of $138,000 within the allowance for loan losses as of September 30, 2021. The establishment of the allowance for loan losses is significantly affected by uncertainties and management judgment and there is a likelihood that different amounts would be reported under different conditions or assumptions. Various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to make additional provisions for estimated loan losses based upon judgments different from those of management.

Noninterest Income. Noninterest income increased $43,000, or 4.63%, to $971,000 for the nine months ended September 30, 2021 compared to $928,000 for the nine months ended September 30, 2020. During the nine months ended September 30, 2021, we sold $6.6 million in securities available for sale, resulting in a gain of $131,000, compared to a gain on sale of securities available for sale of $59,000 during the same period in 2020. This increase was partially offset by a decrease in the gain on sale of mortgage loans of $76,000, or 19.40%, to $316,000 for the nine months ended September 30, 2021 compared to $392,000 for the nine months ended September 30, 2020. During the nine months ended September 30, 2021, we sold approximately $15.1 million in loans, compared to $20.2 million in sales during the nine months ended September 30, 2020. Other noninterest income increased $24,000, or 20.17%, to $143,000 for the nine months ended September 30, 2021 compared to $119,000 for the nine months ended September 30, 2020 due to the fee income recognized upon the forgiveness of the PPP loans.

Noninterest Expense. Noninterest expense decreased $357,000, or 7.72%, to $4.3 million for the nine months ended September 30, 2021 compared to $4.6 million for the nine months ended September 30, 2020. The primary decrease in noninterest expense was a decrease in salaries and employee benefits of $222,000, or 8.11%, to $2.5 million for the nine months ended September 30, 2021 from $2.7 million for the nine months ended September 30, 2020. The number of full-time equivalent employees decreased to 35 at September 30, 2021 compared to 36 at September 30, 2020. This decrease was partially offset by an increase in data processing expense of $66,000, or 16.58%, to $464,000 for the nine months ended September 30, 2021 compared to $398,000 for the nine months ended September 30, 2020. The increase in data processing expense was driven by an increase in network management costs as a result of technological upgrades to promote new products, services and technology. Upon consummation of the conversion and stock offering, we expect noninterest expense to increase because of costs associated with operating as a public company, including the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of stock-based benefit plans, if approved by our stockholders. In addition, we will incur increased noninterest expense related to the implementation of our business strategy related to planned additions to our employee base and potential new loan production office openings.

Provision for Income Tax Benefit. Income tax benefit decreased $79,000, or 24.16%, to $248,000 for the nine months ended September 30, 2021 compared to $327,000 for the nine months ended September 30, 2020 primarily due to a reconciliation of the estimated tax provision to the actual tax provision.

Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions, either nationally or in our market areas, that are different than expected;

●

conditions relating to the COVID-19 pandemic, or other infectious disease outbreaks, including the severity and duration of the associated economic slowdown, either nationally or in our market areas, that are worse than expected;

●	changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses;

●	our ability to access cost-effective funding;

●

major catastrophes such as tornadoes, floods or other natural disasters, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies;

●	further data processing and other technological changes that may be more difficult or expensive than expected;

●	success or consummation of new business initiatives may be more difficult or expensive than expected;

●	the inability of third-party service providers to perform;

●	fluctuations in real estate values and both residential and commercial real estate market conditions;

●	demand for loans and deposits in our market area;

●	our ability to continue to implement our business strategies;

●	competition among depository and other financial institutions;

●

inflation and changes in the interest rate environment that reduce our margins and yields, reduce the fair value of financial instruments or reduce the origination levels in our lending business, or increase the level of defaults, losses and prepayments on loans;

●	adverse changes in the securities markets;

●	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

●	our ability to manage market risk, credit risk and operational risk in the current economic conditions;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●

our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

●	changes in consumer spending, borrowing and savings habits;

●

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

●	our ability to hire and retain key employees; and

●	our compensation expense associated with equity allocated or awarded to our employees.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 16.

How We Intend to Use The Proceeds From The Offering

Although we cannot determine what the actual net offering proceeds will be until the offering is completed, we estimate that the net proceeds will be between $32.3 million and $44.1 million, or $51.0 million if the offering range is increased by 15.0%.

We intend to distribute the net proceeds as follows:

	Based upon the Sale at $10.00 Per Share of
	3,400,000 Shares		4,000,000 Shares		4,600,000 Shares		5,290,000 Shares(1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$34,000		$40,000		$46,000		$52,900
Less: offering expenses	1,740		1,800		1,860		1,929
Net offering proceeds	$32,260	100.0%	$38,200	100.0%	$44,140	100.0%	$50,971	100.0%

Distribution of net proceeds:
Proceeds contributed to North Shore Trust and Savings	$16,130	50.0%	$19,100	50.0%	$22,070	50.0%	$25,486	50.0%
Loan to employee stock ownership plan	$2,776	8.6%	$3,265	8.5%	$3,755	8.5%	$4,318	8.5%
Cash contribution to the charitable foundation	$150	0.5%	$150	0.4%	$150	0.3%	$150	0.3%
Proceeds retained by NSTS Bancorp, Inc.	$13,204	40.9%	$15,685	41.1%	$18,165	41.2%	$21,017	41.2%

(1)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce North Shore Trust and Savings’ deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if fewer shares were sold in the subscription and community offerings and more in the syndicated community offering than we have assumed.

NSTS Bancorp, Inc. may use the proceeds it retains from the offering:

●	to invest in securities;

●	for capital management strategies, including repurchases to fund stock-based benefit plans and additional stock repurchases, subject to regulatory limitations;

●

although we do not currently have any understandings or agreements regarding any specific transactions, to facilitate the potential acquisition of financial institutions, asset portfolios and branch offices, if available, on a prudent basis; and

●	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards or tax-qualified employee stock benefit plans.

North Shore Trust and Savings may use the net proceeds it receives from the offering:

●	to fund new loans;

●	to invest in securities;

●

to expand its retail banking franchise by establishing or acquiring new loan productions offices and branches or by acquiring other financial institutions or other financial services companies as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investment securities of the type currently held by North Shore Trust and Savings. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness and availability of potential acquisitions to expand our operations, and overall market conditions.

We expect our return on equity to be low until we are able to effectively deploy the additional capital raised in the offering. See “Risk Factors—Risks Related to the Offering—We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock” and “—Risks Related to the Offering—The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.”

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock. The board’s determination of whether to declare a dividend and the amount of any such dividend is subject to our financial condition and results of operations, tax considerations, capital requirements and available alternative uses for capital, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

The source of dividends will depend on the net proceeds retained by NSTS Bancorp, Inc. from the offering and earnings thereon, and dividends paid by North Shore Trust and Savings to NSTS Bancorp, Inc. In addition, NSTS Bancorp, Inc. will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Delaware law generally limits dividends to be paid out of its capital surplus or, if there is no surplus, out of net profits from the fiscal year in which the dividend is declared, and the preceding fiscal year, subject to certain limitations.

After the completion of the conversion, North Shore Trust and Savings will not be permitted to pay dividends to NSTS Bancorp, Inc., its sole stockholder, if North Shore Trust and Savings’ stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, North Shore Trust and Savings will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. North Shore Trust and Savings must provide notice to the Federal Reserve Board and file an application with the OCC for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of its net income for that year to date plus its retained net income for the preceding two years, or it would not be at least adequately capitalized following the distribution.

Any payment of dividends by North Shore Trust and Savings to NSTS Bancorp, Inc. that would be deemed to be drawn from North Shore Trust and Savings’ bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by North Shore Trust and Savings on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. North Shore Trust and Savings does not intend to make any distribution that would create such a federal tax liability.

We intend to file a consolidated federal tax return with North Shore Trust and Savings. Accordingly, it is anticipated that any cash distributions made by NSTS Bancorp, Inc. to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the conversion and stock offering, NSTS Bancorp, Inc. will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Market for the Common Stock

NSTS Bancorp, Inc. is a newly formed company and has not previously issued shares of its capital stock, other than a limited number of shares in connection with its incorporation, and there is no established market for the shares of its common stock. We have applied to list our shares of common stock on the Nasdaq Capital Market under the symbol “NSTS”, subject to completion of the conversion and compliance with certain listing conditions, including the presence of at least three registered and active market makers. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in shares of our common stock following the offering, but it is not obligated to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, there can be no assurance that we will be successful in obtaining such commitments.

The development and maintenance of a public market, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold. There can be no assurance that persons purchasing shares of common stock in the offering will be able to sell their shares at or above the $10.00 offering purchase price per share.

Historical and Pro Forma Regulatory Capital Compliance

At June 30, 2021, North Shore Trust and Savings exceeded all of the applicable regulatory capital requirements and was considered “well-capitalized.” The table below sets forth the historical equity capital and regulatory capital of North Shore Trust and Savings at June 30, 2021, and the pro forma equity capital and regulatory capital of North Shore Trust and Savings after giving effect to the sale of shares of common stock at $10.00 per share in the offering. North Shore Trust and Savings elected the CBLR as of June 30, 2021, but the table below shows North Shore Trust and Savings’ capital ratios for illustrative purposes as if it had not made such election. The CBLR is equivalent to the Tier 1 leverage ratio in the table below. To be considered well-capitalized using the CBLR at June 30, 2021 required a ratio that exceeds 8.5%. The table assumes that North Shore Trust and Savings receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	North Shore Trust and Savings Historical at June 30, 2021		North Shore Trust and Savings Pro Forma as of June 30, 2021 Based upon the Sale in the Offering of:
			3,400,000 Shares at $10.00 per share		4,000,000 Shares at $10.00 per share		4,600,000 Shares at $10.00 per share		5,290,000 Shares at $10.00 per share(1)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$44,826	18.69%	$56,792	22.31%	$59,028	22.94%	$61,263	23.56%	$63,835	24.25%
Tier 1 leverage capital(2)(3)	$44,257	18.45%	$56,223	22.08%	$58,459	22.72%	$60,694	23.34%	$63,266	24.04%
Tier 1 leverage requirement	11,993	5.00%	$12,730	5.00%	12,866	5.00%	13,003	5.00%	$13,159	5.00%
Excess	$32,264	13.45%	$43,493	17.08%	$45,593	17.72%	$47,691	18.34%	$50,107	19.04%
Tier 1 risk-based capital(2)(3)	$44,257	51.60%	$56,223	63.37%	$58,459	65.49%	$60,694	67.58%	$63,266	69.96%
Tier 1 risk-based requirement	6,861	8.00%	7,097	8.00%	7,141	8.00%	7,184	8.00%	7,235	8.00%
Excess	$37,396	43.60%	$49,126	55.37%	51,318	57.49%	53,510	59.58%	$56,031	61.96%
Common equity tier 1 risk-based capital(2)(3)	$44,257	51.60%	$56,223	63.37%	$58,459	65.49%	$60,694	67.58%	$63,266	69.96%
Common equity tier 1 risk-based requirement	5,575	6.50%	5,767	6.50%	5,802	6.50%	5,837	6.50%	5,878	6.50%
Excess	$38,682	45.10%	$50,456	56.87%	$52,657	58.99%	$54,857	61.08%	$57,388	63.46%
Total risk-based capital(2)(3)	$45,035	52.51%	$57,001	64.25%	$59,237	66.36%	$61,472	68.45%	$64,044	70.82%
Total risk-based requirement	8,577	10.00%	8,872	10.00%	8,926	10.00%	8,981	10.00%	9,043	10.00%
Excess	$36,458	42.51%	$48,129	54.25%	$50,311	56.36%	$52,491	58.45%	$55,001	60.82%
Reconciliation of capital infused into North Shore Trust and Savings:
Net proceeds			$16,130		$19,100		$22,070		$25,486
Less: Common stock acquired by employee stock ownership plan			(2,776)		(3,265)		(3,755)		(4,318)
Less: Common stock acquired by stock-based benefit plans			(1,388)		(1,633)		(1,878)		(2,159)
Pro forma increase			$11,966		$14,202		$16,437		$19,009

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

Capitalization

The following table presents, as of June 30, 2021, the historical consolidated capitalization of North Shore MHC and the pro forma consolidated capitalization of NSTS Bancorp, Inc. after giving effect to the conversion and offering based upon the assumptions set forth under “Pro Forma Data.”

	North Shore MHC Historical as of June 30, 2021	NSTS Bancorp, Inc. Pro Forma as of June 30, 2021 Based upon the Sale in the Offering at $10.00 per Share of:
		3,400,000 Shares	4,000,000 Shares	4,600,000 Shares	5,290,000 Shares(1)
	(Dollars in thousands)
Deposits(2)	$184,406	$184,406	$184,406	$184,406	$184,406
Borrowings	5,000	5,000	5,000	5,000	5,000
Total deposits and borrowed funds	$189,406	$189,406	$189,406	$189,406	$189,406
Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value, 10,000,000 shares authorized; shares to be issued as reflected(3)	—	35	41	47	54
Additional paid-in capital	—	32,225	38,159	44,093	50,917
Retained earnings(4)	45,305	45,305	45,305	45,305	45,305
Accumulated other comprehensive income	570	570	570	570	570
Expense of contribution to the charitable foundation	—	694	816	939	1,080
Tax benefit of contribution to the charitable foundation	—	(667)	(763)	(860)	(971)
Less:
Common stock to be acquired by employee stock ownership plan(5)	—	(2,776)	(3,265)	(3,755)	(4,318)
Common stock to be acquired by stock-based benefit plans(6)	—	(1,388)	(1,633)	(1,878)	(2,159)
Total stockholders’ equity	$45,875	$73,998	$79,230	$84,461	$90,478
Pro Forma Shares Outstanding	—	3,469,388	4,081,633	4,693,878	5,397,959
Total stockholders’ equity as a percentage of total assets	19.13%	27.61%	29.00%	30.33%	31.81%

(1)	As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Does not reflect withdrawals from deposit accounts at North Shore Trust and Savings for the purchase of shares of common stock. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)	No effect has been given to the issuance of additional shares of common stock pursuant to the exercise of options under one or more stock-based benefit plans. The implementation of such plans will require stockholder approval. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans. See “Management.”

(4)	The retained earnings of North Shore Trust and Savings will be substantially restricted after the offering. See “Supervision and Regulation—Federal Banking Regulations—Capital Distributions.”

(5)	Assumes that 8% of the shares sold in the offering (including shares contributed to the charitable foundation) will be acquired by the employee stock ownership plan financed by a loan from NSTS Bancorp, Inc. The loan will be repaid principally from North Shore Trust and Savings’ contributions to the employee stock ownership plan. Since NSTS Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on NSTS Bancorp, Inc.’s consolidated balance sheet. Accordingly, the dollar amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity. See “Management—New Stock Benefit Plans—Employee Stock Ownership Plan.”

(6)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by a stock-based benefit plan. The funds to be used by such plan to purchase the shares will be provided by NSTS Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the offering price. NSTS Bancorp, Inc. will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plan and will credit capital in an amount equal to the charge to operations. Implementation of such plan will require stockholder approval. See “Management—New Stock Benefit Plans—Stock Option and Stock-Based Benefit Plans.”

Pro Forma Data

The following table illustrates the pro forma impact of the conversion and offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following table is based upon the following assumptions, although actual expenses may vary from these estimates:

●	all of the shares of common stock will be sold in the subscription offering and no shares will be sold in the syndicated community offering;

●

our employee stock ownership plan will purchase a number of shares equal to 8% of the shares sold in the offering (including shares of common stock contributed to the charitable foundation) with a loan from NSTS Bancorp, Inc. that will be repaid in equal installments over 25 years;

●	our directors, executive officers and their associates will purchase an aggregate of 270,000 shares of common stock in the offering;

●	we will pay Keefe, Bruyette & Woods, Inc. a fee equal to 1.00% of the aggregate amount of common stock sold in the subscription offering;

●	total expenses of the offering, excluding selling agent fees and commissions, will be approximately $1.4 million; and

●

NSTS Bancorp, Inc. will contribute to the charitable foundation $150,000 in cash and two percent of the shares of common stock issued in the offering (including shares of common stock issued to the charitable foundation).

We calculated pro forma consolidated net income for the six months ended June 30, 2021 and the year ended December 31, 2020, as if the estimated net investable proceeds had been invested at an assumed interest rate of 0.87% (0.69% on an after-tax basis using an assumed tax rate of 21.0%). This represents the yield on the five-year United States Treasury Note as of June 30, 2021, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal banking regulators.

We calculated historical and pro forma per share amounts by dividing historical and pro forma consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma table gives effect to the implementation of a new stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering (including shares of common stock contributed to the charitable foundation) at the same $10.00 per share price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plan will vest over a five-year period.

We also have assumed that options will be granted under a new stock option plan to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering (including shares of common stock contributed to the charitable foundation). In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of 10 years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.56 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering (including shares of common stock contributed to the charitable foundation) and that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the conversion and offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute 50% of the net offering proceeds to North Shore Trust and Savings, and NSTS Bancorp, Inc. will retain the remainder of the net proceeds from the stock offering. NSTS Bancorp, Inc. will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

●	withdrawals from deposit accounts to purchase shares of common stock in the offering;

●	increased fees that we would pay Keefe, Bruyette & Woods, Inc. and other broker-dealers in the event that we have to conduct a syndicated community offering;

●	our results of operations after the offering; or

●	changes in the market price of the shares of common stock after the offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of North Shore Trust and Savings, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering — Liquidation Rights.”

	At or for the Six Months Ended June 30, 2021 Based upon the Sale at $10.00 Per Share of
	3,400,000 Shares	4,000,000 Shares	4,600,000 Shares	5,290,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering:	$34,000	$40,000	$46,000	$52,900
Expenses	(1,740)	(1,800)	(1,860)	(1,929)
Estimated net proceeds	32,260	38,200	44,140	50,971
Cash contribution to charitable foundation	(150)	(150)	(150)	(150)
Common stock purchased by ESOP(1)	(2,776)	(3,265)	(3,755)	(4,318)
Common stock purchased by stock-based benefit plan(2)	(1,388)	(1,633)	(1,878)	(2,159)
Estimated net proceeds, as adjusted	$27,946	$33,152	$38,357	$44,344
For the Six Months Ended June 30, 2021
Consolidated net income (loss):
Historical	$(14)	$(14)	$(14)	$(14)
Income on net proceeds	96	114	132	152
Employee stock ownership plan(1)	(44)	(52)	(59)	(68)
Stock-based benefit plan awards(2)	(110)	(129)	(148)	(171)
Stock options(3)	(117)	(138)	(158)	(182)
Pro forma net income (loss)	$(189)	$(219)	$(247)	$(283)
Net income (loss) per share(4):
Historical	$($0.01)	$($0.01)	$($0.01)	$($0.01)
Income on net proceeds	0.03	0.03	0.03	0.03
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)	(0.01)
Stock-based benefit plan awards(2)	(0.03)	(0.03)	(0.03)	(0.03)
Stock options(3)	(0.04)	(0.04)	(0.04)	(0.04)
Pro forma net income (loss) per share(4)	$(0.06)	$(0.06)	$(0.06)	$(0.06)
Offering price to pro forma net earnings per share	*	*	*	*
Number of shares used in earnings per share calculations	3,197,388	3,761,633	4,325,878	4,974,759
As of June 30, 2021
Stockholders’ equity:
Historical	$45,875	$45,875	$45,875	$45,875
Estimated net proceeds	32,260	38,200	44,140	50,971
Market value of shares issued to charitable foundation	694	816	939	1,080
Expense of contribution to the charitable foundation	(667)	(763)	(860)	(971)
Common stock purchased by ESOP(1)	(2,776)	(3,265)	(3,755)	(4,318)
Common stock purchased by stock-based benefit plan(2)	(1,388)	(1,633)	(1,878)	(2,159)
Pro forma stockholders’ equity	$73,998	$79,230	$84,461	$90,478
Stockholders’ equity per share:
Historical	$13.22	$11.24	$9.77	$8.50
Estimated net proceeds	9.30	9.36	9.40	9.44

	At or for the Six Months Ended June 30, 2021 Based upon the Sale at $10.00 Per Share of
	4,000,000 Shares	4,000,000 Shares	4,000,000 Shares	4,000,000 Shares
	(Dollars in thousands, except per share amounts)
Market value of shares issued to charitable foundation	0.20	0.20	0.20	0.20
Expense of contribution to the charitable foundation	(0.19)	(0.19)	(0.18)	(0.18)
Common stock acquired by ESOP(1)	(0.80)	(0.80)	(0.80)	(0.80)
Common stock acquired by stock-based benefit plan(2)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share(5)	$21.33	$19.41	$17.99	$16.76
Less: Intangibles	—	—	—	—
Pro forma tangible stockholders’ equity per share(5)	$21.33	$19.41	$17.99	$16.76
Pro forma price to book value	46.88%	51.52%	55.59%	59.67%
Pro forma price to tangible book value	46.88%	51.52%	55.59%	59.67%
Number of shares outstanding for pro forma book value per share calculations	3,469,388	4,081,633	4,693,878	5,397,959

*	Not material.

(Footnotes begin on page 48)

	At or for the Year Ended December 31, 2020 Based upon the Sale at $10.00 Per Share of
	3,400,000 Shares	4,000,000 Shares	4,600,000 Shares	5,290,000 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering:	$34,000	$40,000	$46,000	$52,900
Expenses	(1,740)	(1,800)	(1,860)	(1,929)
Estimated net proceeds	32,260	38,200	44,140	50,971
Cash contribution to charitable foundation	(150)	(150)	(150)	(150)
Common stock purchased by ESOP(1)	(2,776)	(3,265)	(3,755)	(4,318)
Common stock purchased by stock-based benefit plan(2)	(1,388)	(1,633)	(1,878)	(2,159)
Estimated net proceeds, as adjusted	$27,946	$33,152	$38,357	$44,344
For the Year Ended December 31, 2020
Consolidated net income (loss):
Historical	$(112)	$(112)	$(112)	$(112)
Income on net proceeds	192	228	264	305
Employee stock ownership plan(1)	(88)	(103)	(119)	(136)
Stock-based benefit plan awards(2)	(219)	(258)	(297)	(341)
Stock options(3)	(234)	(275)	(317)	(364)
Pro forma net income (loss)	$(461)	$(520)	$(581)	$(648)
Net income (loss) per share(4):
Historical	$($0.03)	$(0.03)	$(0.02)	$(0.02)
Income on net proceeds	0.06	0.06	0.06	0.06
Employee stock ownership plan(1)	(0.03)	(0.03)	(0.03)	(0.03)
Stock-based benefit plan awards(2)	(0.07)	(0.07)	(0.07)	(0.07)
Stock options(3)	(0.07)	(0.07)	(0.07)	(0.07)
Pro forma net income (loss) per share(4)	$(0.14)	$(0.14)	$(0.13)	$(0.13)
Offering price to pro forma net earnings per share	*	*	*	*
Number of shares used in earnings per share calculations	3,202,939	3,768,164	4,333,388	4,983,396
At December 31, 2020
Stockholders’ equity:
Historical	$46,725	$46,725	$46,725	$46,725
Estimated net proceeds	32,260	38,200	44,140	50,971
Market value of shares issued to charitable foundation	694	816	939	1,080
Expense of contribution to the charitable foundation	(667)	(763)	(860)	(971)
Common stock purchased by ESOP(1)	(2,776)	(3,265)	(3,755)	(4,318)
Common stock purchased by stock-based benefit plan(2)	(1,388)	(1,633)	(1,878)	(2,159)
Pro forma stockholders’ equity	$74,848	$80,080	$85,311	$91,328
Stockholders’ equity per share:
Historical	$13.46	$11.45	$9.95	$8.66
Estimated net proceeds	9.30	9.36	9.40	9.44
Market value of shares issued to charitable foundation	0.20	0.20	0.20	0.20
Expense of contribution to the charitable foundation	(0.19)	(0.19)	(0.18)	(0.18)
Common stock acquired by ESOP(1)	(0.80)	(0.80)	(0.80)	(0.80)
Common stock acquired by stock-based benefit plan(2)	(0.40)	(0.40)	(0.40)	(0.40)
Pro forma stockholders’ equity per share(5)	$21.57	$19.62	$18.17	$16.92
Less: Intangibles	—	—	—	—
Pro forma tangible stockholders’ equity per share(5)	$21.57	$19.62	$18.17	$16.92
Pro forma price to book value	46.36%	50.97%	55.04%	59.10%
Pro forma price to tangible book value	46.34%	50.97%	55.04%	59.10%
Number of shares outstanding for pro forma book value per share calculations	3,469,388	4,081,633	4,693,878	5,397,959

*	Not material.

(1)

Assumes that 8% of the shares of common stock sold in the offering including shares contributed to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from NSTS Bancorp, Inc. North Shore Trust and Savings intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. North Shore Trust and Savings’ total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation-Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by North Shore Trust and Savings, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 21.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that shares were committed to be released over 25 equal annual installments during the year at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)

Assumes that a new stock-based benefit plan purchases an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering including shares contributed to the charitable foundation. Stockholder approval of the plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from NSTS Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by NSTS Bancorp, Inc. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the plan is amortized as an expense during the six months ended June 30, 2021 and the year ended December 31, 2021, and (iii) the plan expense reflects an effective tax rate of 21.0%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.8%. See “Management—New Stock Benefit Plans—Stock Option and Stock-Based Benefit Plans.”

(3)

Assumes that options are granted under a new stock option plan to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock option plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.56 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25.0% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 21.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock option plan will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 9.1%. See “Management—New Stock Benefit Plans—Stock Option and Stock-Based Benefit Plans.”

(4)

Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and contributed to the charitable foundation, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note (1) above. The number of shares of common stock actually sold may be more or less than the assumed amounts.

(5)

Stockholders’ equity per share calculations are based upon the number of shares assumed to be sold in the offering at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of shares actually sold may be more or less than the assumed amounts.

Comparison of Valuation and Pro Forma Information
with and without the Charitable Foundation

As reflected in the table below, if the charitable foundation is not established and funded in connection with the conversion and stock offering, Feldman Financial estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $34.7 million, $40.8 million, $46.9 million and $54.0 million, respectively, with the charitable foundation, as compared to $35.3 million, $41.5 million, $47.7 million and $54.9 million, respectively, without the charitable foundation. There is no assurance that if the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios, financial data and ratios at and for the six months ended June 30, 2021 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the period, without the charitable foundation.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Charitable Foundation	Without Charitable Foundation	With Charitable Foundation	Without Charitable Foundation	With Charitable Foundation	Without Charitable Foundation	With Charitable Foundation	Without Charitable Foundation
	(Dollars in thousands, except per share amounts)
Estimated offering amount	$34,000	$35,275	$40,000	$41,500	$46,000	$47,725	$52,900	$54,884
Pro forma market capitalization	34,694	35,275	40,816	41,500	46,939	47,725	53,980	54,884
Total assets	267,981	269,028	273,213	274,444	278,444	279,860	284,461	286,088
Total liabilities	193,983	193,983	193,983	193,983	193,983	193,983	193,983	193,983
Pro forma stockholders’ equity	73,998	75,045	79,230	80,461	84,461	85,877	90,478	92,105
Pro forma net income (loss)(1)	(189)	(189)	(219)	(218)	(247)	(249)	(283)	(282)
Pro forma stockholders’ equity per share	$21.33	$21.27	$19.41	$19.39	$17.99	$17.99	$16.76	$16.78
Pro forma net income (loss) per share	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.06)	$(0.06)
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	46.88%	47.01%	51.52%	51.57%	55.59%	55.59%	59.67%	59.59%
Offering price to pro forma net income (loss) per share	*	*	*	*	*	*	*	*
Pro forma financial ratios:
Return on assets	(0.14)%	(0.14)%	(0.16)%	(0.16)%	(0.18)%	(0.18)%	(0.20)%	(0.20)%
Return on equity	(0.51)%	(0.50)%	(0.55)%	(0.54)%	(0.58)%	(0.58)%	(0.63)%	(0.61)%
Equity to assets	27.61%	27.89%	29.00%	29.32%	30.33%	30.69%	31.81%	32.19%
Total shares issued	3,469,388	3,527,500	4,081,633	4,150,000	4,693,878	4,772,500	5,397,959	5,488,375

*	Not material.

(1)	The following table shows the estimated after-tax expenses associated with the contribution to the charitable foundation, as well as pro forma net income, pro forma net income per share, pro forma return on assets and pro forma return on stockholders’ equity assuming the contribution to the charitable foundation was expensed during the six months ended June 30, 2021.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	Adjusted Maximum of Offering Range
	(Dollars in thousands, except per share amounts)
Before-tax expense of stock and cash contribution to charitable foundation	$844	$966	$1,089	$1,230
After-tax expense of stock and cash contribution to charitable foundation	$667	$763	$860	$971
Pro forma net loss	$(856)	$(982)	$(1,107)	$(1,254)
Pro forma net loss per share	$(0.27)	$(0.26)	$(0.26)	$(0.25)
Pro forma tax benefit	$177	$203	$229	$259
Offering price to pro forma net income (loss) per share	*	*	*	*
Pro forma loss on assets (annualized)	(0.64)%	(0.72)%	(0.80)%	(0.88)%
Pro forma loss on equity(annualized)	(2.31)%	(2.48)%	(2.62)%	(2.77)%

*	Not material.

Management’s Discussion and Analysis
of Financial Condition and Results of Operations

This discussion and analysis reflects the consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of the financial condition and results of operations of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings. The information in this section at December 31, 2020 and December 31, 2019 and for the years then ended is derived in part from the audited consolidated financial statements which appear beginning on page F-1 of this prospectus. The information as of June 30, 2021 and June 30, 2020 is unaudited. You should read the information in this section in conjunction with the business and financial information regarding the North Shore MHC provided in this prospectus.

Overview

North Shore Trust and Savings is a community-oriented savings institution headquartered in Waukegan, Illinois. We operate as a traditional thrift relying on the origination of long-term one- to four-family residential mortgage loans secured by property in Lake County, Illinois and surrounding communities. We also originate multi-family and commercial real estate loans and, to a lesser extent, construction, home equity, and consumer loans. We currently operate three full-service banking offices in Lake County, Illinois and one loan production office in Chicago. Our plan is to open three additional loan production offices in the next several years in surrounding communities and possibly Southeast Wisconsin. Our primary sources of funds consists of attracting deposits from the general public and using those funds along with funds from the FHLB of Chicago and other sources to originate loans to our customers and invest in securities. As of June 30, 2021, we had total assets of $239.9 million, including $97.9 million in net loans and $98.3 million of securities available for sale, total deposits of $184.4 million and total equity of $45.9 million. For the six months ended June 30, 2021, we had a net loss of $14,300 compared to a net loss of $224,000 for the six months ended June 30, 2020.

Our results of operations depend, to a large extent, on net interest income, which is the difference between the income earned on our loan and investment portfolios and interest expense on deposits and borrowings. Our net interest income is largely determined by our net interest spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, and the relative amounts of interest-earning assets and interest-bearing liabilities. Results of operations are also affected by our provisions for loan losses, fee income and other noninterest income and noninterest expense. Noninterest expense principally consists of compensation, office occupancy and equipment expense, data processing, advertising and business promotion and other expenses. After the conversion, we expect that our noninterest expenses will increase as we grow and expand our operations. In addition, our compensation expense will increase due to the new stock benefit plans we intend to implement. See “Pro Forma Data”. Our results of operations and financial condition are also significantly affected by general economic and competitive conditions, particularly changes in interest rates, the impact of the COVID-19 pandemic, changes in accounting guidance, government policies and actions of regulatory authorities.

Business Strategy

Our goal is to position NSTS Bancorp, Inc. to prosper in an evolving financial services landscape and enhance our position as one of the leading community banking institutions in our local market. We intend to continue to provide a broad array of banking services while growing our presence in our market and expanding our franchise. In recent years, we have focused on, and invested in, our technology and infrastructure to improve our delivery channels and create competitive products and services, a strong workforce, and an enhanced awareness of our banking brand in our market area. As a result, we believe we are well positioned to capitalize on the opportunities available in our market by focusing on the following core strategies:

Moderately grow our loan portfolio while continuing the sale of one- to four-family residential mortgages in the secondary market. Our primary lending focus has been the origination of one- to four-family residential mortgage loans. At June 30, 2021, $87.9 million, or 89.72% of our loan portfolio, was secured by one- to four-family residential mortgage loans. We believe prudently increasing our one- to four-family, multi-family and commercial real estate lending offers an opportunity to enhance our profitability and our growth prospects. We will continue our practice of selling a portion of our loan production into the secondary market as a means to generate noninterest income, as well as manage interest rate and credit risk as long as market conditions are favorable to do so.

Leverage technology to enhance customer experience and drive operating efficiencies. We continually make upgrades to our online and mobile banking suites. Management has been streamlining internal processes and will look to increase operating efficiencies through automation whenever possible. We will continue to invest in convenience technologies and employee training to enhance our customer experience and keep pace with consumer demands.

Continued emphasis on prudent credit risk management. We are pursuing moderate portfolio growth and diversification because we believe strong asset quality is a key to long-term financial success. Our strategy for credit risk management focuses on an experienced team of credit professionals, well-defined credit policies and procedures, appropriate loan underwriting criteria and active credit monitoring. As of June 30, 2021, our non-performing assets, which includes non-accrual loans, other real estate owned, and loans that are greater than 90 days past due but still accruing, to total assets ratio was 0.24%. Because substantially all of our loans are secured by real estate, and the level of our non-performing loans has been low in recent years, we believe that our allowance for loan losses is adequate to account for the probable losses inherent in our loan portfolios.

Increase loan production through formation of loan production offices. Loans are originated through our three full-service branch locations in Waukegan and Lindenhurst, Illinois and one loan production office in Chicago, Illinois. We are currently reviewing sites to add up to three additional loan production offices in our surrounding communities over the next few years. We estimate anticipated costs per loan production office to be approximately $1,500 to $2,000 per month. It is anticipated that each loan production office will contribute to profitability within 18 months of commencing operations. However, the timing of when a loan production office becomes profitable will be in part contingent upon a number of external factors that have an impact on the demand for loans, including prevailing market rates for loans, economic conditions in the markets served by the loan production office and regional demographic trends.

Grow our franchise organically. We expect to embark on a strategy of prudent growth following the conversion and offering. We seek to expand our market share in existing and contiguous markets by leveraging our long-standing ties to the community and delivering high-quality solutions.

We believe we have an opportunity to grow organically by promoting our enhanced products and services. Building our customer relationships around low and no cost products is part of our relationship expansion strategy. We offer checking and savings accounts designed to be simple to understand, easy to open, and convenient to use. These accounts can be established with a modest initial deposit, impose minimal fees, and are a prudent alternative for the consumer to non-bank money service businesses.

Recruiting and retaining top talent. Recruiting and retaining talented individuals to implement our business strategy will be critical to our success. While we believe we have assembled a strong management team, we will continue to assess our personnel needs and expect to add new lenders and management staff in order to facilitate our planned growth and to complement the existing management team. Critical to our efforts to attract and retain talent is our mutual-to-stock conversion and the adoption and implementation of employee stock benefit plans, consistent with federal banking regulations and subject to stockholder approval, after the conversion.

Critical Accounting Policies

In reviewing and understanding financial information for North Shore MHC, you are encouraged to read and understand the significant accounting policies used in preparing our financial statements. These policies are described in Note 1 of the notes to our consolidated financial statements beginning on page F-1 of this prospectus. Our accounting and financial reporting policies conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. Accordingly, the financial statements require certain estimates, judgments, and assumptions, which are believed to be reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the periods presented. The JOBS Act of 2012 contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following accounting policies comprise those that management believes are the most critical to aid in fully understanding and evaluating our reported financial results. These policies require numerous estimates or economic assumptions that may prove inaccurate or may be subject to variations which may significantly affect our reported results and financial condition for the period or in future periods.

Allowance for Loan Losses. We have identified the evaluation of the allowance for loan losses as a critical accounting policy where amounts are sensitive to material variation. The allowance for loan losses represents management’s estimate for probable losses that are inherent in our loan portfolio but which have not yet been realized as of the date of our balance sheet. It is established through a provision for loan losses charged to earnings. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. Subsequent recoveries are added to the allowance. The allowance is an amount that management believes will cover known and inherent losses in the loan portfolio based on evaluations of the collectability of loans. The evaluations take into consideration such factors as changes in the types and amount of loans in the loan portfolio, historical loss experience, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, estimated losses relating to specifically identified loans, and current economic conditions. This evaluation is inherently subjective as it requires material estimates including, among others, exposure at default, the amount and timing of expected future cash flows on impacted loans, value of collateral, estimated losses on our commercial and residential loan portfolios, and general amounts for historical loss experience. All of these estimates may be susceptible to significant changes as more information becomes available.

While management uses the best information available to make loan loss allowance evaluations, adjustments to the allowance may be necessary based on changes in economic and other conditions or changes in accounting guidance. Historically, our estimates of the allowance for loan loss have not required significant adjustments from management’s initial estimates. In addition, the OCC as an integral part of their examination processes periodically reviews our allowance for loan losses. The OCC may require the recognition of adjustments to the allowance for loan losses based on its judgment of information available to them at the time of their examinations. To the extent that actual outcomes differ from management’s estimates, additional provisions to the allowance for loan losses may be required that would adversely impact earnings in future periods.

COVID-19

In light of the recent events surrounding the COVID-19 pandemic, we are continually assessing the effects of the pandemic on our employees, customers and communities. In March 2020, the CARES Act was enacted. The CARES Act contains many provisions related to banking, lending, mortgage forbearance and taxation. We have been working diligently to help support our customers through the PPP, loan modifications and loan deferrals. As of June 30, 2021, we had funded 40 SBA PPP loans totaling $1.3 million with an average loan balance of $32,000 to existing customers and key prospects located primarily in our markets. As of June 30, 2021, 15 PPP loans remain on the balance sheet with a balance of $263,000. These loans are considered to be fully guaranteed by the SBA and were all part of the second round of PPP funding. In addition, during the year ended December 31, 2020 and the six months ended June 30, 2021, we granted loan modifications under the CARES Act generally in the form of three-month deferrals of principal payments and a three-month extension of the maturity date. We handle loan modification requests on a case-by-case basis considering the effects of the COVID-19 pandemic and the related economic slowdown on our customers and their current and projected cash flows through the terms of their respective loans. We believe the customer interaction during this time provides us with an opportunity to broaden and deepen our customer relationships while benefiting the local communities we serve. Through June 30, 2021, we modified 50 loans with principal balances totaling $9.7 million. As of June 30, 2021, our COVID-19 loan modifications consisted of two loans with an aggregate outstanding principal balance of $179,000 at such date.

We are also working with customers affected by COVID-19 through modifications of their loans pursuant to the CARES Act. In accordance with guidance from the FDIC, borrowers who were current on their loan payments prior to becoming affected by COVID-19, that received loan modifications as a result of the pandemic, generally are not reported as past due as long as the borrower is in compliance with the modified terms. Effects of COVID-19 may negatively impact management assumptions and estimates, such as the allowance for loan losses. We are evaluating all loan modifications to our customers to identify and quantify any impact they may have on us. However, it is difficult to assess or predict how and to what extent COVID-19 will affect us in the future.

Comparison of Financial Condition as of June 30, 2021 and December 31, 2020

Total Assets. Total assets decreased $2.3 million, or 0.95%, to $239.9 million at June 30, 2021 compared to $242.2 million at December 31, 2020. The decrease resulted primarily from a decrease in cash and cash equivalents of $11.5 million, time deposits with other financial institutions of $6.2 million, loans held for sale of $1.6 million and loans, net of $593,000. These decreases were partially offset by a $16.7 million increase in securities available for sale and other assets of $852,000.

Cash and Cash Equivalents. Cash and cash equivalents decreased $11.5 million, or 36.05%, to $20.4 million at June 30, 2021 compared to $31.9 million at December 31, 2020. The decrease in cash and cash equivalents reflects outgoing cash flows to purchase $28.5 million in securities available for sale to manage interest rate risk and increase yields. The decrease was offset by positive cashflows from the maturities of time deposits with other financial institutions that were reinvested in securities available for sale of $6.2 million, principal repayments on securities available for sale of $8.3 million and calls of securities available for sale of $1.8 million, and an increase in FHLB of Chicago advances of $1.0 million. Cash and cash equivalents primarily consisted of funds held at the Federal Reserve Bank of Chicago.

Time deposits with other financial institutions. Our time deposits with other financial institutions decreased $6.2 million, or 50.00%, to $6.2 million at June 30, 2021 compared to $12.4 million at December 31, 2020 primarily to purchase securities available for sale with greater yields.

Securities Available for Sale. Securities available for sale increased $16.7 million, or 20.47% to $98.3 million at June 30, 2021 compared to $81.6 million at December 31, 2020.  The increase was due to available cash that was invested in securities to achieve a higher yield. All of our investment securities are classified as securities available for sale as of June 30, 2021. Our investment securities portfolio consisted primarily of debt obligations issued by the U.S. government and government agencies and government sponsored mortgage-backed securities.

Loans held for sale. Our loans held for sale balance decreased $1.6 million, or 80.00%, to $379,000 at June 30, 2021 compared to $2.0 million at December 31, 2020. During the six months ended June 30, 2021, management increased the portion of originated loans to be held in for the portfolio as opposed to originated for sale. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans choosing the strategy that is most advantageous to us from a profitability and risk management standpoint at that time.

Loans, net. Our loans, net, decreased by $593,000, or 0.60%, to $97.9 million at June 30, 2021 compared to $98.5 million at December 31, 2020. During the six months ended June 30, 2021, our total loan originations of loans held for investment of $11.7 million was offset by loan principal repayments of $12.2 million.  During the six-months ended June 30, 2021, our total first mortgage loans decreased $633,000, primarily due to a decrease in commercial and multi-family real estate of $1.3 million, partially offset by an increase in one- to four-family residential first mortgage loans of $676,000. At June 30, 2021, the allowance for loan losses was $792,000, a decrease of $78,000 compared to December 31, 2020. Non-performing loans totaled $501,000 at June 30, 2021 compared to $355,000 at December 31, 2020. The increase of $146,000 was the result of one one-to-four family loan moving to non-accrual of $154,000, one one-to-four family loan previously in non-accrual moving to other real estate owned of $68,000, and an increase in loans past due 90 or more days of $58,000. Our non-performing loans to total loans increased to 0.38% at June 30, 2021 compared to 0.28% at December 31, 2020.

Other Assets. Total other assets increased $852,000, or 146.90%, to $1.4 million at June 30, 2021 compared to $580,000 at December 31, 2020. The change in other assets is primarily due to a change in deferred tax assets. The deferred tax assets increased $566,000, or 528.97%, to $673,000 at June 30, 2021 compared to $107,000 at December 31, 2020. The increase in deferred tax assets was primarily driven by a reduction in the unrealized gain on securities available for sale, offset by an increase in the net operating loss carryforwards.

Bank-owned life insurance. Bank-owned life insurance (“BOLI”) increased by $100,000, or 1.12%, to $9.0 million at June 30, 2021 compared to $8.9 million at December 31, 2020. BOLI provides us with a funding offset for our employee benefit plans and obligations. BOLI also provides a source of noninterest income that generally is non-taxable.

Deposits. Our total deposits were $184.4 million at June 30, 2021, a decrease of $2.0 million, or 1.07% from $186.4 million at December 31, 2020. Our core deposits, which we consider to be all deposits except time deposit accounts, were $120.6 million on June 30, 2021, an increase of $2.1 million, or 1.77% from $118.5 million as of December 31, 2020. Total time deposit accounts decreased $4.1 million, or 6.04%, to $63.8 million at June 30, 2021 from $67.9 million at December 31, 2020.

Other borrowings. Our borrowings, which consist of noninterest bearing FHLB of Chicago advances, increased $1.0 million, or 25.00%, to $5.0 million at June 30, 2021 compared to $4.0 million at December 31, 2020 to take advantage of a 0% interest rate offered by the FHLB of Chicago and to gain a better interest rate spread on invested cash.

Total Equity. Total equity decreased $851,000, or 1.82%, to $45.9 million at June 30, 2021 compared to $46.7 million at December 31, 2020. The decrease is primarily the result of a decrease in the tax effected net unrealized gain on securities available for sale of $836,000 to $570,000 at June 30, 2021 from $1.4 million at December 31, 2020, and a net loss for the six months ended June 30, 2021 of $14,300. At June 30, 2021, our ratio of total equity to total assets was 19.13%.

Comparison of Financial Condition at December 31, 2020 and December 31, 2019

Total Assets. Total assets increased $6.7 million, or 2.85%, to $242.2 million at December 31, 2020 compared to $235.5 million at December 31, 2019. The increase resulted primarily from an increase in securities available for sale of $13.0 million, to $81.6 million at December 31, 2020, from $68.6 million at December 31, 2019, an increase in loans held for sale of $1.3 million to $2.0 million at December 31, 2020, compared to $722,000 at December 31, 2019, an increase in loans, net of $778,000, or 0.80%, to $98.5 million at December 31, 2020 compared to $97.7 million at December 31, 2019, and an increase in BOLI of $182,000, or 2.09%, to $8.9 million at December 31, 2020 compared to $8.7 million at December 31, 2019. This increase was partially offset by a decrease in time deposits with other financial institutions of $7.8 million to $12.4 million at December 31, 2020 from $20.2 million at December 31, 2019.

Time deposits with other financial institutions. Our time deposits with other financial institutions decreased $7.8 million, or 38.61%, to $12.4 million at December 31, 2020 compared to $20.2 million at December 31, 2019 primarily to purchase securities available for sale with greater yields.

Securities Available for Sale. Securities available for sale increased $13.0 million, or 18.95%, to $81.6 million at December 31, 2020 compared to $68.6 million at December 31, 2019. The increase was due to available cash that was invested in securities to achieve a higher yield. All of our securities are classified as available for sale as of December 31, 2020. Our investment securities portfolio primarily consisted of debt obligations issued by the U.S. government and government agencies and government sponsored mortgage-backed securities.

Loans held for sale. Our loans held for sale increased $1.3 million, or 180.06%, to $2.0 million at December 31, 2020 compared to $722,000 at December 31, 2019. During the year ended December 31, 2020, management increased the portion of loans originated for sale as opposed to the loans originated for the portfolio. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans choosing the strategy that is most advantageous to us from a profitability and risk management standpoint at that time.

Loans, net. Our loans, net, increased by $778,000, or 0.80%, to $98.5 million at December 31, 2020 compared to $97.7 million at December 31, 2019. During the year ended December 31, 2020, our total loan originations of loans held for investment of $18.8 million was offset by loan principal repayments of $17.5 million. The primary increase in loans, net was an increase of commercial loans of $2.6 million, or 96.30%, to $5.3 million at December 31, 2020 compared to $2.7 million at December 31, 2019. We originated $1 million of PPP loans as of December 31, 2020. The increase was partially offset by a decrease in one- to four- family first residential mortgage loans of $800,000, or 0.91%, to $87.2 million at December 31, 2020 compared to $88.0 million at December 31, 2019. At December 31, 2020, the allowance for loan losses was $870,000, an increase of $481,000 compared to December 31, 2019, primarily due to an increase in non-performing assets and uncertainties regarding the economic impact of the COVID-19 pandemic. Non-performing loans were $355,000 at December 31, 2020 compared to $65,000 at December 31, 2019. The increase of $290,000 was the result of three one-to-four family loan moving to non-accrual totaling $232,000 and an increase in loans past due 90 or more days of $75,000, partially offset by payments made to non-accrual loans of $18,000. Our non-performing loans to total loans increased to 0.28% at December 31, 2020 compared to 0.07% at December 31, 2019.

Bank-owned life insurance. Total BOLI increased by $182,000, or 2.09%, to $8.9 million at December 31, 2020 compared to $8.7 million at December 31, 2019. BOLI provides us with a funding offset for our employee benefit plans and obligations. BOLI also provides a source of noninterest income that generally is non-taxable.

Deposits. Our total deposits were $186.4 million at December 31, 2020, an increase of $2.0 million, or 1.08%, from $184.4 million at December 31, 2019. Our core deposits, which we consider to be all deposits except time deposit accounts, amounted to $118.5 million on December 31, 2020, an increase of $5.9 million, or 5.24% from $112.6 million as of December 31, 2019. Total time deposit accounts decreased $3.9 million, or 5.43%, to $67.9 million at December 31, 2020 from $71.8 million at December 31, 2019. The increase in total deposits at December 31, 2020 compared to December 31, 2019 reflects our customers increasing their liquidity and reducing spending during the COVID-19 pandemic.

Other Borrowings. Our borrowings, which consist of FHLB of Chicago advances, amounted to $4.0 million at December 31, 2020, compared to no borrowings at December 31, 2019. The FHLB of Chicago offered member banks an interest free one-year advance of $4.0 million due to COVID-19 that we used to fund loans and securities available for sale and generate a better interest rate spread.

Total Equity. Total equity increased $961,000, or 2.10%, to $46.7 million at December 31, 2020, from $45.8 million at December 31, 2019. The increase is primarily the result of an increase in tax effected net unrealized gain on securities available for sale of $1.1 million, or 330.33%, to $1.4 million at December 31, 2020, from $333,000 at December 31, 2019, and offset by a net loss for the year ended December 31, 2020 of $112,000. At December 31, 2020, our ratio of total equity to total assets was 19.29%.

Average Balances, Net Interest Income, and Yields Earned and Rates Paid. The following table shows for the periods indicated the total dollar amount of interest from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. All average balances are based on daily balances. The table also reflects the yields on North Shore Trust and Savings’ interest-earning assets and costs of interest-bearing liabilities for the periods shown.

	For the Six Months Ended June 30,
	2021			2020
	Average Outstanding Balance	Interest	Average Yield/ Rate	Average Outstanding Balance	Interest	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, net	$98,201	$1,809	3.68%	$99,759	$2,124	4.26%
Federal funds sold and interest-bearing deposits in other banks	25,487	10	0.08%	35,705	114	0.64%
Time deposits with other financial institutions	8,894	48	1.08%	20,519	245	2.39%
Securities available for sale	91,023	699	1.54%	66,806	789	2.36%
FHLB of Chicago stock(1)	530	6	2.26%	512	6	2.34%
Total interest-earning assets	224,135	2,572	2.30%	223,301	3,278	2.94%
Noninterest-earning assets	16,604			15,922
Total assets	$240,739			$239,223
Interest-bearing liabilities:
Interest-bearing demand	16,863	3	0.04%	13,596	7	0.10%
Money market	47,419	48	0.20%	53,627	172	0.64%
Savings	44,016	33	0.15%	40,065	50	0.25%
Time deposits	65,453	407	1.24%	71,264	611	1.71%
Total interest-bearing deposits	$173,751	$491	0.57%	$178,552	$840	0.94%
Other borrowings(2)	4,227	-	0.00%	879	-	0.00%
Total interest-bearing liabilities	177,978	491	0.55%	179,431	840	0.94%
Noninterest-bearing liabilities	16,533			14,248
Total liabilities	$194,511			$193,679
Equity	46,228			45,544
Total liabilities and equity	$240,739			$239,223
Net interest income(1)		2,081			2,438
Interest rate spread(3)			1.75%			2.00%
Net interest-earning assets(4)	46,157			43,870
Net interest margin(5)			1.86%			2.18%
Average interest-earning assets to average-interest bearing liabilities	125.93%			124.45%

	For the Year Ended December 31,
	2020			2019
	Average Outstanding Balance	Interest	Average Yield/ Rate	Average Outstanding Balance	Interest	Average Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$100,907	$4,086	4.05%	$99,128	$4,385	4.42%
Federal funds sold and interest-bearing deposits in other banks	34,929	128	0.37%	23,514	484	2.06%
Time deposits with other financial institutions	17,941	379	2.11%	20,334	540	2.66%
Securities available for sale	69,687	1,417	2.03%	69,119	1,603	2.32%
FHLB of Chicago stock(1)	512	13	2.54%	516	11	2.13%
Total interest-earning assets	223,976	6,023	2.69%	212,611	7,023	3.30%
Noninterest-earning assets	16,004			16,492
Total assets	$239,980			$229,103
Interest-bearing liabilities:
Interest-bearing demand	14,461	12	0.08%	13,560	12	0.09%
Money market	51,278	242	0.47%	45,072	475	1.05%
Savings	40,638	97	0.24%	39,293	96	0.24%
Time deposits	70,188	1,137	1.62%	73,526	1,143	1.55%
Total interest-bearing deposits	176,565	1,488	0.84%	171,451	1,726	1.01%
Other borrowings(2)	2,448	-	0.00%	-	-	0.00%
Total interest-bearing liabilities	179,013	1,488	0.83%	171,451	1,726	1.01%
Noninterest-bearing liabilities	14,927			12,759
Total liabilities	193,940			184,210
Equity	46,040			44,893
Total liabilities and equity	$239,980			$229,103
Net interest income(1)		4,535			5,297
Interest rate spread(3)			1.86%			2.29%
Net interest-earning assets(4)	44,963			41,160
Net interest margin(5)			2.02%			2.49%
Average interest-earning assets to average-interest-bearing liabilities	125.12%			124.01%

(1)	Includes dividend income from the FHLB of Chicago stock which is included in “Other Income” in the December 31, 2020 and 2019 financial statements.

(2)	Other borrowing consists of 0% interest rate FHLB of Chicago advances.

(3)	Equals the difference between the yield on average earning-assets and the cost of average interest-bearing liabilities.

(4)	Equals total interest-earning assets less total interest-bearing liabilities.

(5)	Equals net interest income divided by average interest-earning assets.

Rate/Volume Analysis. The following table shows the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities affected our interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate, which is the change in rate multiplied by prior year volume, and (2) changes in volume, which is the change in volume multiplied by prior year rate. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

	Six Months Ended June 30, 2021 vs. 2020			Years Ended December 31, 2020 vs. 2019
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$(33)	$(282)	$(315)	$80	$(379)	$(299)
Federal funds sold and interest-bearing deposits in other banks	(26)	(78)	(104)	516	(872)	(356)
Time deposits in other banks	(100)	(97)	(197)	(59)	(102)	(161)
Investment securities	(2,658)	2,568	(90)	13	(199)	(186)
FHLB of Chicago stock(1)	-	-	-	-	2	2
Total interest-earning assets	$(2,817)	$2,111	$(706)	$550	$(1,550)	$(1,000)
Interest-bearing liabilities:
Interest-bearing demand	2	(6)	(4)	—	—	—
Money market	(18)	(106)	(124)	77	(310)	(233)
Savings	6	(23)	(17)	3	(2)	1
Time deposit	(47)	(157)	(204)	(89)	83	(6)
Total interest-bearing liabilities	$(57)	$(292)	$(349)	$(9)	$(229)	$(238)
Change in net interest income	$(2,760)	$2,403	$(357)	$559	$(1,321)	$(762)

(1)	Includes dividend income from the FHLB of Chicago stock which is included in “Other Income” in the December 31, 2020 and 2019 financial statements.

Comparison of Operating Results for Six Months Ended June 30, 2021 and June 30, 2020

General. For the six months ended June 30, 2021, we had a net loss of $14,300, compared to a net loss of $224,000 for the six months ended June 30, 2020. The primary reasons for the decrease in the net loss for the six-months ended June 30, 2021 were interest expense decreased $349,000, or 41.55%, to $491,000 for the six months ended June 30, 2021 compared to $840,000 for the six months ended June 30, 2020, a decrease in the provision for loan losses of $203,000, or 92.27%, to $17,000 for the six months ended June 30, 2021 compared to $220,000 for the six months ended June 30, 2020, noninterest income increased $94,000, or 18.65%, to $598,000 for the six months ended June 30, 2021 from $504,000 for the same period in 2020, and noninterest expenses decreased $115,000, or 3.80%, to $2.9 million for the six months ended June 30, 2021 from $3.0 million for the same period in 2020. This decrease was partially offset by a decrease in interest income of $706,000, or 21.54%, to $2.6 million for the six months ended June 30, 2021 compared to $3.3 million for the six months ended June 30, 2020. Additionally, the income tax benefit increased $155,000, or 189.02%, to $237,000 for the six months ended June 30, 2021 compared to $82,000 for the six months ended June 30, 2020.

Interest Income. Interest income decreased $706,000, or 21.54%, to $2.6 million for the six months ended June 30, 2021 compared to $3.3 million for the same period in 2020. The decrease in interest income was primarily due to a reduction in average yields on loans, federal funds sold and interest-bearing deposits in other banks, and securities available for sale during the year.

Interest income on loans decreased $315,000, or 15.00%, to $1.8 million for the six months ended June 30, 2021 from $2.1 million for the same period in 2020. The decrease was primarily due to a decrease in average yield on loans, which decreased 58 basis points to 3.68% for the six months ended June 30, 2021, from 4.26% for the six months ended June 30, 2020, as higher-yielding loans have repaid or refinanced and replaced with lower-yielding loans, reflecting the then existing interest rate environment. Additionally, the balance of average loans decreased $1.6 million, or 1.60%, to $98.2 million for the six months ended June 30, 2021 compared to $99.8 million for the same period 2020, as a result of loan repayments.

Interest income on federal funds sold and interest-bearing deposits in other banks decreased $104,000, or 91.22%, to $10,000 for the six months ended June 30, 2021 compared to $114,000 for the same period in 2020. The decrease was driven by a decrease in the average balance of $10.3 million, or 28.85%, to $25.4 million at June 30, 2021 compared to $35.7 million at June 30, 2020 as a result of the decision to decrease federal funds sold and interest-bearing deposits in other banks and invest in loans and securities to achieve a higher yield. Interest-bearing deposits in other banks primarily consisted of deposits held at the Federal Reserve Bank of Chicago. Additionally, the average yield on federal funds sold and interest-bearing deposits in other banks decreased 56 basis points to 0.08% for the six months ended June 30, 2021 compared to 0.64% for the six months ended June 30, 2020, reflecting the then existing interest rate environment at that time.

Interest income on time deposits with other financial institutions decreased $197,000, or 80.41%, to $48,000 for the six months ended June 30, 2021 compared to $245,000 for the same period in 2020. The decrease is a result of a reduction in the average balance of $11.6 million, or 56.59%, to $8.9 million at June 30, 2021 compared to $20.5 million at June 30, 2020 as a result of the decision to decrease the purchase of time deposits with other financial institutions and invest in higher yielding securities. Further, the average yield on time deposits with other financial institutions decreased 131 basis points, to 1.08% for the six months ended June 30, 2021 compared to 2.39% for the six months ended June 30, 2020, as a result of the then existing interest rate environment.

Interest income on securities available for sale decreased $90,000, or 11.41%, to $699,000 for the six months ended June 30, 2021 compared to $789,000 for the six months ended June 30, 2020. The decrease was driven by a reduction in the average yield of 82 basis points to 1.54% for the six months ended June 30, 2021 compared to 2.36% for the same period in 2020. This reduction in average yield was the result of prepayments on mortgage backed securities on higher yielding bonds which were reinvested in bonds at the then existing interest rate environment. The decrease in average yield was partially offset by an increase in the average balance of securities available for sale. The average balance of securities available for sale increased $24.2 million, or 36.23%, to $91.0 million at June 30, 2021 compared to $66.8 million at June 30, 2020, as a result of the decision to invest in securities available for sale to achieve a higher yield.

Interest Expense. Total interest expense decreased $349,000, or 41.55%, to $491,000 for the six months ended June 30, 2021 compared to $840,000 for the six months ended June 30, 2020. The decrease in interest expense was due primarily to a 39 basis point reduction in the average rate paid on total deposits to 0.55% for the six months ended June 30, 2021 compared to 0.94% for the six months ended June 30, 2020. Additionally, the average deposit balance for the six months ended June 30, 2021 decreased $4.8 million, or 2.69%, to $173.8 million for the six months ended June 30, 2021 compared to $178.6 million for the six months ended June 30, 2020. The reduction in average rate paid on total deposits is reflective of the interest rate environment at that time and the emphasis of opening and growth of low to no cost deposits while time deposits with higher yields matured.

Net Interest Income. Net interest income amounted to $2.1 million for the six months ended June 30, 2021, a decrease of $357,000, or 14.88% compared to $2.4 million for the six months ended June 30, 2020. Our interest rate spread decreased to 1.75% for the six months ended June 30, 2021 from 2.00% for the six months ended June 30, 2020, and our net interest margin decreased to 1.86% for the six months ended June 30, 2021 from 2.18% for the six months ended June 30, 2020. The decrease in interest rate spread and net interest margin was primarily the result of a continuing low interest rate environment which reduced the average yields earned on our interest-earning assets in an amount which offset the reduction in the average cost of our interest-bearing liabilities.

Provision for Loan Losses. The allowance for loan losses is established through a provision for loan losses charged to earnings as losses are estimated to have occurred in our loan portfolio. Loan losses are charged against the allowance when management believes the collectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral, and prevailing economic conditions. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information or events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. When a loan is impaired, the measurement of such impairment is based upon the fair value of the collateral of the loan. If the fair value of the collateral is less than the recorded investment in the loan, we will recognize the impairment by creating a valuation allowance with a corresponding charge against earnings.

An allowance is also established for uncollectible interest on loans classified as substandard. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received. When, in management's judgment, the borrower's ability to make interest and principal payments is back to normal, the loan is returned to accrual status.

Provision for loan losses decreased by $203,000, or 92.27%, to $17,000 during the six months ended June 30, 2021 compared to $220,000 for the six-months ended June 30, 2020. We recorded net charge-offs of $95,000 for the six months ended June 30, 2021, compared to a net recovery of $7,000 for the six months ended June 30, 2020. We recorded a higher provision during the six months ended June 30, 2020 due to organic loan growth during the period of $2.1 million to $99.8 million at June 30, 2020 compared to $97.7 million at December 31, 2019, and the uncertainty surrounding the economic impact of the COVID-19 pandemic. During our evaluation of the allowance for loan losses for the six months ended June 30, 2021, particular consideration was given to the continuing economic impact of the COVID-19 pandemic. To account for these uncertainties we continued to include general reserves of $140,000 within the allowance for loan losses as of June 30, 2021.

The establishment of the allowance for loan losses is significantly affected by uncertainties and management judgment and there is a likelihood that different amounts would be reported under different conditions or assumptions. Various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require us to make additional provisions for estimated loan losses based upon judgments different from those of management.

Noninterest Income. Noninterest income increased $94,000, or 18.65%, to $598,000 for the six months ended June 30, 2021 compared to $504,000 for the six months ended June 30, 2020. The increase was primarily due to an increase in the gain on sale of mortgage loans of $99,000, or 67.81%, to $245,000 for the six months ended June 30, 2021 compared to $146,000 for the six months ended June 30, 2020. During the six months ended June 30, 2021, we sold approximately $13.7 million in loans, compared to $8.8 million in sales during the six months ended June 30, 2020. The increase was partially offset by a decrease in gain on sale of securities of $59,000 recorded during the six months ended June 30, 2020. There were no sales of securities during the six months ended June 30, 2021. Other noninterest income increased $42,000, or 62.69%, to $109,000 for the six months ended June 30, 2021 compared to $67,000 for the six months ended June 30, 2020 due to the fee income recognized upon the forgiveness of the PPP loans.

Noninterest Expense. Noninterest expense decreased $115,000, or 3.83%, to $2.9 million for the six months ended June 30, 2021 compared to $3.0 million for the six months ended June 30, 2020. The primary decrease in noninterest expense was a decrease in salaries and employee benefits of $108,000, or 6.00%, to $1.7 million for the six months ended June 30, 2021 from $1.8 million for the six months ended June 30, 2020. The number of full-time equivalent employees decreased to 35 at June 30, 2021 compared to 39 at June 30, 2020. This decrease was partially offset by an increase in data processing of $81,000, or 32.79%, to $328,000 for the six months ended June 30, 2021 compared to $247,000 for the six months ended June 30, 2020. The increase in data processing was driven by an increase in network management costs as a result of technological upgrades to promote new products, services and technology.

Upon consummation of the conversion and stock offering, we expect noninterest expense to increase because of costs associated with operating as a public company, including the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of stock-based benefit plans, if approved by our stockholders. In addition, we will incur increased noninterest expense related to the implementation of our business strategy related to planned additions to our employee base and potential new loan production office openings.

Provision for Income Tax Benefit. Income tax benefit increased $155,000, or 189.02%, to $237,000 for the six months ended June 30, 2021 compared to $82,000 for the six months ended June 30, 2020 primarily due to a reconciliation of the estimated tax provision to the actual tax provision.

Comparison of Operating Results for the Years Ended December 31, 2020 and 2019

General. For the year ended December 31, 2020, we had a net loss of $112,000, compared to net income of $414,000 for the year ended December 31, 2019. The primary reasons for the net loss in 2020 compared to net income in 2019 were interest income decreased $1.0 million, or 14.29%, to $6.0 million for the year ended December 31, 2020 compared to $7.0 million for the year ended December 31, 2019, the provision for loan losses increased $367,000, or 378.35% , to $464,000 for the year ended December 31, 2020, compared to $97,000 for the year ended December 31, 2019, and noninterest expense increased $549,000, or 9.63%, to $6.3 million for the year ended December 31, 2020 compared to $5.7 million for the year ended December 31, 2019. These reductions in net income were offset by a decrease in interest expense of $238,000, or 14.00%, to $1.5 million for the year ended December 31, 2020 compared to $1.7 million for the year ended December 31, 2019, an increase in noninterest income of $735,000, or 85.86%, to $1.6 million for the year ended December 31, 2020 compared to $856,000 for the year ended December 31, 2019, and an increase in income tax benefit of $417,000, or 484.88%, to $503,000 for the year ended December 31, 2020 compared to $86,000 for the year ended December 31, 2019.

Interest Income. Total interest income decreased $1.0 million, or 14.29%, to $6.0 million for the year ended December 31, 2020 compared to $7.0 million for the year ended December 31, 2019. The decrease in interest income is primarily driven by a reduction in the average yield earned on loans, federal funds sold and interest-bearing deposits in other banks, time deposits in other banks and securities available for sale.

Interest income on loans decreased $299,000, or 6.80%, to $4.1 million for the year ended December 31, 2020 compared to $4.4 million for the year ended December 31, 2019. The average balance of our loan portfolio increased by $1.8 million, or 1.82%, to $100.9 million at December 31, 2020 compared to $99.1 million at December 31, 2019, which was partially offset by a 37 basis point decrease in the average yield earned on loans of 4.05% for the year ended December 31, 2020 compared to 4.42% for the year ended December 31, 2019. The decrease in average yield is the result of the interest rate environment at that time as higher-yielding loans repaid or refinanced and replaced with lower-yielding loans.

Interest income on federal funds sold and interest-bearing deposits with other banks decreased $356,000, or 73.55%, to $128,000 for the year ended December 31, 2020 compared to $484,000 for the year ended December 31, 2019. The decrease is primarily driven by a reduction in the average yield of 169 basis points to 0.37% for the year ended December 31, 2020 compared to 2.06% for the year ended December 31, 2019. This reduction in yield is a result of the Federal Reserve Board reducing the interest rate on funds held in March 2020. The decrease in interest income is partially offset by an increase in the average outstanding balance of $11.4 million, or 48.51%, to $34.9 million at December 31, 2020 compared to $23.5 million at December 31, 2019. The increase in the average outstanding balance was due to increased deposits of our customers.

Interest income on time deposits with other financial institutions decreased $161,000, or 29.81%, to $379,000 for the year ended December 31, 2020 compared to $540,000 for the year ended December 31, 2019. The decrease is primarily the result of a reduction in the average outstanding balance of time deposits with other financial institutions of $2.4 million, or 11.82%, to $17.9 million at December 31, 2020 compared to $20.3 million at December 31, 2019. During the year ended December 31, 2020, management invested maturing time deposits with other financial institutions in securities available for sale and achieved a higher yield. Additionally, the average yield on time deposits with other financial institutions decreased 55 basis points to 2.11% for the year ended December 31, 2020 compared to 2.66% for the year ended December 31, 2019. This is the result of higher yielding time deposits with other financial institutions maturing and partially being reinvested in lower yielding time deposits with other financial institutions.

Interest income on securities available for sale decreased $186,000, or 11.63%, to $1.4 million for the year ended December 31, 2020 compared to $1.6 million for the year ended December 31, 2019. The average balance of our investment portfolio increased $568,000, or 0.82%, to an average balance of $69.7 million for the year ended December 31, 2020 compared to $69.1 million for the year ended December 31, 2019. The increase in the average balance was based on a decision to invest excess cash and liquidity in securities available for sale to achieve a higher yield. The increase in average balance was more than offset with a 29 basis point reduction in the average yield earned on investments of 2.03% for the year ended December 31, 2020 compared to 2.32% for the year ended December 31, 2019. The reduction in the average yield earned was the result of the higher yielding mortgage-backed securities with high rates of prepayments that were reinvested in lower yielding bonds.

Interest Expense. Total interest expense decreased $238,000, or 14.00%, to $1.5 million for the year ended December 31, 2020 compared to $1.7 million for the year ended December 31, 2019. The decrease in interest expense was due primarily to a 17 basis point reduction in the average rate paid on total deposits to 0.84% for the year ended December 31, 2020 compared to 1.01% for the year ended December 31, 2019. The decrease in average yield paid was the result of higher yielding time deposits maturing during the year ended December 31, 2020 and an increase in lower yielding deposits such as savings and money market accounts. Partially offsetting the decrease was an increase to the average deposit balance of $5.2 million, or 3.03%, to $176.6 million for the year ended December 31, 2020 compared to $171.4 million for the year ended December 31, 2019.

Net Interest Income. Net interest income decreased $762,000, or 14.38%, to $4.5 million for the year ended December 31, 2020 compared to $5.3 million for the year ended December 31, 2019. Our interest rate spread decreased to 1.86% for the year ended December 31, 2020 from 2.29% for the year ended December 31, 2019, and our net interest margin decreased to 2.02% for the year ended December 31, 2020 from 2.49% for the year ended December 31, 2019. The decrease in interest rate spread and net interest margin was primarily the result of a continuing low interest rate environment which reduced the average yields earned on our interest-earning assets in an amount which more than offset the reduction in the average cost of our interest-bearing liabilities.

Provision for Loan Losses. Provision for loan losses increased by $367,000, or 378.35%, to $464,000 during the year ended December 31, 2020 compared to $97,000 for the year ended December 31, 2019. Our recorded net recoveries were $18,000 for the year ended December 31, 2020 compared to $31,000 for the year ended December 31, 2019. We recorded a higher provision during the year ended December 31, 2020 due to organic loan growth during the period and the uncertainty surrounding the economic impact of the COVID-19 pandemic. During our evaluation of the allowance for loan losses for 2020, particular consideration was given to the continuing economic impact of the COVID-19 pandemic resulting in a provision of $173,000 as of December 31, 2020.

Noninterest Income. Noninterest income increased $735,000, or 85.86%, to $1.6 million for the year ended December 31, 2020 compared to $856,000 for the year ended December 31, 2019. The increase was primarily due to an increase in the gain on sale of mortgage loans of $502,000, or 176.14%, to $787,000 for the year ended December 31, 2020 compared to $285,000 for the year ended December 31, 2019. During the year ended December 31, 2020, we sold approximately $37.3 million in loans, compared to $15.3 million in sales during the year ended December 31, 2019. Additionally, during the year ended December 31, 2020, we recorded a gain on sale of securities of $59,000, compared to no gain during the year ended December 31, 2019 as there were no sales during this time. This increase was partially offset by a decrease to the gain on sale of OREO of $38,000. During the year ended December 31, 2020 there were no sales of OREO. Other noninterest income increased $204,000, or 279.45%, to $277,000 for the year ended December 31, 2020 compared to $73,000 for the year ended December 31, 2019. The increase is driven by an increase in the recognition of mortgage servicing rights of $90,000 due to an increase in loans sold with servicing rights retained during the year ended December 31, 2020, and a gain of $63,000 recorded on insurance proceeds as the result of the disposal of one ATM due to property damage.

Noninterest Expense. Noninterest expense increased $549,000, or 9.63%, to $6.3 million for the year ended December 31, 2020 compared to $5.7 million for the year ended December 31, 2019. The primary increase in noninterest expense was salaries and employee benefits, which increased $177,000, or 5.06%, to $3.7 million for the year ended December 31, 2020 from $3.5 million for the year ended December 31, 2019. The increase was primarily driven by an increase in wages of approximately 3%, an increase in payroll taxes and an increase in director fees of $38,000 or 22.10%. Additionally, there was an increase in data processing expense of $102,000, or 22.03%, to $565,000 for the year ended December 31, 2020 compared to $463,000 for the year ended December 31, 2019. The increase in data processing was driven by an increase in network management costs as management continued to invest in technology updates. Other noninterest expense, which consists of expenses related to professional services increased $342,000, or 52.37%, to $995,000 for the year ended December 31, 2020 compared to $653,000 for the year ended December 31, 2019.

Upon consummation of the conversion and stock offering, we expect noninterest expense to increase because of costs associated with operating as a public company, including the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of stock-based benefit plans, if approved by our stockholders. In addition, we will incur increased noninterest expense related to the implementation of our business strategy related to planned additions to our employee base and potential new loan production office openings.

Provision for Income Tax Benefit. Income tax benefit increased $417,000, or 484.88%, to $503,000 for the year ended December 31, 2020 compared to $86,000 for the year ended December 31, 2019. The CARES Act provides that companies are able to carry back current year losses up to five years, resulting in an increase in the income tax benefit of $112,000 at December 31, 2020. Further, the net deferred tax asset decreased $183,000, or 63.10%, to $107,000 at December 31, 2020 compared to $290,000 at December 31, 2019 due to a reconciliation of the estimated tax provision to the actual tax provision.

Exposure to Changes in Interest Rates

Our ability to maintain net interest income depends upon our ability to earn a higher yield on interest-earning assets than the rates we pay on deposits and borrowings. Our interest-earning assets consist primarily of securities available-for-sale and long-term residential and commercial mortgage loans, which have fixed rates of interest. Consequently, our ability to maintain a positive spread between the interest earned on assets and the interest paid on deposits and borrowings can be adversely affected when market rates of interest rise.

Net Portfolio Value Analysis. Our interest rate sensitivity is monitored by management through the use of models which generate estimates of the change in its NPV over a range of interest rate scenarios. NPV represents the market value of portfolio equity, which is different from book value, and is equal to the market value of assets minus the market value of liabilities (that is, the difference between incoming and outgoing discounted cash flows of assets and liabilities) with adjustments made for off-balance sheet items. The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario. The OCC provides a quarterly report on the potential impact of interest rate changes upon the market value of portfolio equity. Management reviews the quarterly reports from the OCC, which show the impact of changing interest rates on net portfolio value. The following table sets forth our NPV as of June 30, 2021 and reflects the changes to NPV as a result of immediate and sustained changes in interest rates as indicated.

Change in Interest Rates In Basis Points	Net Portfolio Value			NPV as % of Portfolio Value of Assets
(Rate Shock)	Amount	$ Change	% Change	NPV Ratio	Change
(Dollars in thousands)
300bp	$29,102	$(18,007)	(38.22)%	13.56%	(5.99)%
200	35,244	(11,865)	(25.19)%	15.79%	(3.76)%
100	41,654	(5,455)	(11.58)%	17.92%	(1.63)%
Static	47,109	—	—	19.55%	—
(100)	51,440	4,331	9.19%	20.85%	1.30%
(200)	52,744	5,635	11.96%	21.26%	1.71%

Net Interest Income Analysis. In addition to modeling changes in NPV, we also analyze potential changes to net interest income (“NII”) for a 12-month period under rising and falling interest rate scenarios. The following table shows our NII model as of June 30, 2021.

Change in Interest Rates in Basis Points (Rate Shock)	Net Interest Income	$ Change	% Change
(Dollars in thousands)
300bp	$4,069	$(321)	(7.32)%
200	4,307	(84)	(1.90)%
100	4,420	30	0.69%
Static	4,390	—	—
(100)	4,202	(188)	(4.29)%
(200)	4,124	(266)	(6.06)%

The table above indicates that as of June 30, 2021, in the event of an immediate and sustained 300 basis point increase in interest rates, our net interest income for the twelve months ending June 30, 2022 would be expected to decrease by $321,000, or $7.32% to $4.1 million.

Liquidity and Capital Resources

North Shore Trust and Savings maintains levels of liquid assets deemed adequate by management. We adjust our liquidity levels to fund deposit outflows, repay our borrowings, and to fund loan commitments. We also adjust liquidity, as appropriate, to meet asset and liability management objectives.

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, and proceeds from maturities of securities. We also have the ability to borrow from the FHLB of Chicago. At June 30, 2021, we had $5.0 million outstanding in advances from the FHLB of Chicago, and had the capacity to borrow approximately an additional $55.0 million from the FHLB of Chicago.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by (used in) operating activities was $1.3 million and $(34,000) for the six months ended June 30, 2021 and 2020, respectively. Net cash used in investing activities, which consists primarily of purchases of securities available for sale, was $11.8 million and $1.7 million for the six months ended June 30, 2021 and 2020, respectively. Net cash (used in) provided by financing activities, which primarily consists of change in deposits and repayments of and proceeds from FHLB of Chicago advances, was $(1.0) million and $9.7 million for the six months ended June 30, 2021 and 2020, respectively.

Net cash (used in) provided by operating activities was $(560,000) and $1.7 million for the year ended December 31, 2020 and 2019, respectively. Net cash (used in) provided by investing activities, which consists primarily of net change in loans receivable and net change in investment securities, was $(6.0) million and $3.8 million for the years ended December 31, 2020 and 2019, respectively. Net cash provided by financing activities, consisting primarily of the activity in deposit accounts and FHLB of Chicago advances, was $6.0 million and $8.2 million for the years ended December 31, 2020 and 2019, respectively, resulting from our ability to generate liquidity through our deposit base at lower interest rates to fund loan originations.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

As of June 30, 2021, North Shore Trust and Savings was well capitalized under the regulatory framework for prompt corrective action. During the year ended December 31, 2020, North Shore Trust and Savings elected to begin using the CBLR. Under CBLR, if a qualifying depository institution or depository institution holding company elects to use such measure, such institution or holding company will be considered well capitalized if its ratio of Tier 1 capital to average total consolidated assets (i.e., leverage ratio) exceeds 9% subject to a limited two quarter grace period, during which the leverage ratio cannot go 100 basis points below the then applicable threshold, and will not be required to calculate and report risk-based capital ratios. North Shore Trust and Savings’ Tier 1 capital to Average Assets was 18.45% and 18.41% at June 30, 2021 and December 31, 2020, respectively. Additionally, at December 31, 2019, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $45.1 million, or 19.35%.

Off-Balance Sheet Arrangements. At June 30, 2021, we had $1.3 million of outstanding commitments to originate loans. Our total letters and lines of credit and unused lines of credit totaled $4.3 million at June 30, 2021. Time deposit that are scheduled to mature in less than one year from June 30, 2021, totaled $28.6 million. Management expects that a substantial portion of the maturing time deposit will be renewed. However, if a substantial portion of these deposits is not retained, we may utilize FHLB of Chicago advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Commitments. The following table summarizes our outstanding commitments to originate loans and to advance additional amounts pursuant to outstanding letters of credit, lines of credit and undisbursed construction loans at June 30, 2021.

	Total Amounts Committed at	Amount of Commitment Expiration – Per Period
	June 30, 2021	To 1 Year	1-3 Years	4-5 Years	After 5 Years
	(Dollars in thousands)
Unused line of credit	$4,341	$647	$1,672	$1,215	$807
Commitments to originate loans	1,324	1,324	—	—	—
Total commitments	$5,665	$1,971	$1,672	$1,215	$807

Contractual Cash Obligations. The following table summarizes our contractual cash obligations at June 30, 2021.

		Payments Due By Period
	Total at June 30, 2021	To 1 Year	1-3 Years	4-5 Years	After 5 Years
	(Dollars in thousands)
Time deposits	$63,788	$28,597	$24,626	$7,164	$3,401
Other borrowings	5,000	5,000	—	—	—
Total contractual obligations	$68,788	$33,597	$24,626	$7,164	$3,401

Impact of Inflation and Changing Prices

The financial statements and related financial data presented herein regarding North Shore Trust and Savings have been prepared in accordance with accounting principles generally accepted in the United States of America, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of our assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on North Shore Trust and Savings’ performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see Note 1 of the notes to our financial statements beginning on page F-1 of this prospectus.

Business of NSTS Bancorp, Inc.

NSTS Bancorp, Inc. was incorporated in the State of Delaware in September 2021, and has not engaged in any business to date. Upon completion of the conversion, NSTS Bancorp, Inc. will own all of the issued and outstanding stock of North Shore Trust and Savings. We intend to contribute at least 50% of the net proceeds from the stock offering to North Shore Trust and Savings. NSTS Bancorp, Inc. will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan. We may use the funds we retain for investment, for capital management strategies, including the repurchase of shares of our common stock, to pay cash dividends and for general corporate purposes. We intend to invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, NSTS Bancorp, Inc., as the holding company of North Shore Trust and Savings, will be authorized to pursue other business activities permitted by applicable laws and regulations. See “Supervision and Regulation–Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from North Shore Trust and Savings. North Shore Trust and Savings is subject to regulatory limitations on the amount of dividends that it may pay. See “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.” Initially, NSTS Bancorp, Inc. will neither own nor lease any property, but will instead utilize the premises, equipment and furniture of North Shore Trust and Savings. At the present time, we intend to employ only persons who are officers of North Shore Trust and Savings to serve as officers of NSTS Bancorp, Inc. We will, however, use the support staff of North Shore Trust and Savings from time to time. NSTS Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

Business of North Shore MHC and NSTS Financial Corporation

Currently, North Shore Trust and Savings is a wholly-owned subsidiary of NSTS Financial Corporation, which is in turn a wholly-owned subsidiary of North Shore MHC. North Shore MHC’s primary asset is its investment in NSTS Financial Corporation and NSTS Financial Corporation’s primary asset is its investment in North Shore Trust and Savings. North Shore MHC and NSTS Financial Corporation are not otherwise engaged in any material operating activities.

Business of North Shore Trust and Savings

General. North Shore Trust and Savings is a federally-chartered community-oriented savings institution which was originally organized in 1921 and is headquartered in Waukegan, Illinois. North Shore Trust and Savings currently conducts its business from its main office as well as two additional full-service branch offices and one loan production office. Our branch offices are located in Waukegan and Lindenhurst, Illinois, respectively, and our loan production office is located in Chicago, Illinois. We currently are evaluating sites for up to three additional loan production offices in surrounding communities.

We are primarily engaged in attracting deposits from the general public and using those funds to invest in loans and securities. Our principal sources of funds are customer deposits, repayments of loans, maturities of investments and funds borrowed from outside sources such as the FHLB of Chicago. These funds are primarily used for the origination of loans, including one- to four-family residential first mortgage loans, commercial real estate mortgage loans, multi-family residential mortgage loans and consumer loans. North Shore Trust and Savings derives its income principally from interest earned on loans and investment securities and, to a lesser extent, from fees received in connection with the origination of loans, service charges on deposit accounts and for other services. We invest in bank owned life insurance (“BOLI”) to provide us with a funding source for our benefit plan obligations. BOLI also generally provides us noninterest income that is non-taxable. North Shore Trust and Savings’ primary expenses are interest expense on deposits and borrowings and general operating expenses.

We are an active originator of residential home mortgage loans in our market area. North Shore Trust and Savings is a traditional thrift institution with an emphasis on long-term one- to four-family residential first mortgage loans secured by residences located in our traditional market area centered in Waukegan, Illinois. As of June 30, 2021, $87.9 million, or 89.72% of our total loan portfolio, consisted of one- to four-family residential mortgage loans. As previously indicated, our business strategy is to enhance our products and services and to increase our holdings of commercial real estate and multi-family residential real estate loans. Commercial real estate loans are deemed attractive due to their generally higher yields and shorter anticipated lives compared to one- to four-family residential mortgage loans.

Our headquarters office is located at 700 S. Lewis Avenue, Waukegan, Illinois, and our telephone number is (847) 336-4430. We maintain a website at www.northshoretrust.com, and we provide our customers with on-line banking services. Information on our website should not be considered a part of this prospectus.

Market Area and Competition

We are headquartered in Waukegan, Illinois. In addition to our main office, we have two additional full service offices in Waukegan and Lindenhurst, Illinois, respectively, and one loan production office in Chicago, Illinois. We currently are evaluating sites for up to three additional loan production branch offices in surrounding communities to be established over the next few years.

Our market area consists of Lake County and Cook County which are located in Illinois, and Kenosha County which is located in Wisconsin. The largest employers in Lake County are pharmaceutical and health care companies, including Abbott Laboratories, AbbVie, and Baxter International. The largest employers in Cook County are government entities, including the U.S. Government, Chicago Public Schools, and the City of Chicago. Kenosha County's largest employers include Amazon, Uline, and Snap-on. Overall, Lake, Cook, and Kenosha counties have a diversified employment base which helps to maintain a relatively stable economy. Lake County’s 2021 median household income of $92,588 was above the national median household income of $67,761. As of May 2021, the unemployment rate for Lake County was 4.7%, versus a comparable unemployment rate of 5.5% for the U.S. Housing prices continue to increase in Lake County, with a 1-year change of 9.90% as of March 2021 compared to 12.63% for the U.S. for the same period.

We face significant competition in originating loans and attracting deposits. This competition stems primarily from credit unions, commercial banks, other savings banks and savings associations, and mortgage-banking companies. Many of the financial service providers operating in our market area are significantly larger and have greater financial resources than we do. We face additional competition for deposits from short-term money market funds and other corporate and government securities funds, mutual funds and from other non-depository financial institutions such as brokerage firms and insurance companies.

Lending Activities

General. As of June 30, 2021, our net loan portfolio totaled $97.9 million or 40.80% of total assets. Our principal lending activity has been the origination of loans collateralized by one- to four-family residential real estate loans located in our market area. We also originate commercial real estate, multi-family residential mortgage loans and consumer loans, consisting of loans secured by deposits at North Shore Trust and Savings and other collateral and unsecured personal loans.

Loan Portfolio Composition. The following table shows the composition of our loan portfolio by type of loan at the dates indicated.

	At June 30,		December 31,
	2021		2020		2019
	Amount	%	Amount	%	Amount	%
	(Dollars in thousands)
First mortgage loans:
One- to four-family residential	$87,874	89.72%	$87,198	88.38%	$88,030	90.41%
Multi-family	5,202	5.31%	5,736	5.82%	6,438	6.61%
Commercial real estate	4,565	4.66%	5,340	5.41%	2,682	2.76%
Total first mortgage loans	97,641	—	98,274	—	97,150	—
Consumer loans	303	0.31%	385	0.39%	217	0.22%
Total loans	97,944	100.00%	98,659	100.00%	97,367	100.00%
Net deferred loan costs	709	—	666	—	699	—
Allowance for loan losses	(792)	—	(870)	—	(389)	—
Total loans, net	$97,861		$98,455		$97,677

Contractual Terms to Final Maturities. The following table shows the scheduled contractual maturities of our loans as of June 30, 2021, before giving effect to net deferred loan costs and the allowance for loan losses. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The amounts shown below do not take into account loan prepayments.

	One- to Four- Family Residential	Multi-Family Residential	Commercial Real Estate	Consumer	Total

	(Dollars in thousands)
Amounts due after June 30, 2021 in:
One year or less	$1,717	—	—	6	$ 1,723
After one year through two years	274	—	—	11	285
After two years through three years	104	—	336	23	463
After three years through five years	972	—	263	261	1,496
After five years through ten years	4,657	—	226	—	4,883
After ten years through 15 years	18,778	1,736	3,376	—	23,890
After 15 years	61,372	3,466	364	2	65,204
Total	$87,874	5,202	4,565	303	$97,944

The following table shows the dollar amount of our loans as of June 30, 2021, due after June 30, 2022, as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates.

	Fixed-Rate	Floating or Adjustable-Rate	Total at June 30, 2021
	(Dollars in thousands)
One- to four-family residential	$72,751	$13,406	$86,157
Multi-family residential	—	5,202	5,202
Commercial real estate	409	4,156	4,565
Consumer	39	258	297
Total	$73,199	$23,022	$96,221

The following table shows the dollar amount of our loans as of December 31, 2020, due after December 31, 2021 which have fixed interest rates or which have floating or adjustable interest rates.

	Fixed-Rate	Floating or Adjustable-Rate	Total at December 31, 2020
	(Dollars in thousands)
One- to four-family residential	$70,962	$14,641	$85,603
Multi-family residential	0	5,737	5,737
Commercial real estate	1,056	4,284	5,340
Consumer	49	230	279
Total	$72,067	$24,892	$96,959

The following table shows the dollar amount of our loans as of December 31, 2019, due after December 31, 2020 which have fixed interest rates or which have floating or adjustable interest rates.

	Fixed-Rate	Floating or Adjustable-Rate	Total at December 31, 2019
	(Dollars in thousands)
One- to four-family residential	$70,290	$15,790	$86,080
Multi-family residential	111	6,327	6,438
Commercial real estate	255	2,342	2,597
Consumer	83	9	92
Total	$70,739	$24,468	$95,207

Loan Originations, Participations and Sales. Our lending activities are subject to underwriting standards and loan origination procedures established by our board of directors and management. Loan originations are obtained through a variety of sources, primarily existing customers as well as new customers obtained from referrals and local advertising and promotional efforts. One- to four-family residential mortgage loan applications and consumer loan applications are taken at any of North Shore Trust and Savings’ branch offices or customers may submit an application on-line. Applications for other loans typically are taken personally by one of our loan officers, although they may be received by a branch office initially and then referred to a loan officer. All loan applications are processed and underwritten centrally at our branch office located in Lindenhurst, Illinois.

Our one- to four-family residential first mortgage loans are written on standardized documents used by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal National Mortgage Association (“Fannie Mae”). Our underwriting standards generally require that new one- to four-family residential mortgage loans conform to secondary market standards but a portion of our one- to four-family residential mortgage loans are considered “non-conforming” due to factors such as the borrower’s job status or income, the condition or age of the residence or other factors. For loans which are secured by real estate, property valuations are undertaken by an independent third-party appraiser approved by our board of directors.

Consistent with our interest rate risk strategy, we have sold, on a servicing released basis a significant portion of our fixed rate one- to four-family residential mortgage loans. We consider our balance sheet as well as market conditions on an ongoing basis in making decisions as to whether to hold loans we originate for investment or to sell such loans choosing the strategy that is most advantageous to us from a profitability and risk management standpoint.

In addition to originating loans, although we have not previously purchased participation interests in commercial real estate mortgage loans, we will consider purchasing such participation interests in modest amounts from other financial institutions in our market area. Such participations will be reviewed for compliance with our underwriting criteria before they are purchased. We will actively monitor the performance of such loans made in the future through the receipt of regular reports from the lead lender regarding the loan’s performance, physically inspecting the loan security property on a periodic basis, discussing the loan with the lead lender on a regular basis and receiving copies of updated financial statements from the borrower.

Loan Originations and Sales

The following table shows our total loans originated, sold and repaid during the periods indicated.

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Loan originations:	(Dollars in thousands)
One- to four-family residential	$22,737	$17,419	$52,674	$34,706
Commercial real estate	1,012	1,255	3,527	—
Multi-family residential	—	—	—	854
Consumer	12	14	334	161
Total loan originations	$23,761	$18,688	$56,535	$35,721
Loans sold	13,661	8,771	36,476	16,912
Loan principal repayments	12,244	6,977	17,534	21,214
Total loans sold and principal repayments	$25,905	$15,748	$54,010	$38,126
Increase or (decrease) due to other items, net(1)	(42)	(199)	(487)	(29)
Net increase (decrease) in loans, net and loans held for sale	$(2,186)	$2,741	$2,028	$(2,434)

(1)	Other items consist of deferred fees, the change in allowance for loan losses and the transfer of loans to real estate owned.

One- to Four-Family Residential Mortgage Lending. One of our primary lending activities continues to be the origination of loans secured by first mortgages on one- to four-family residences in our market area. As of June 30, 2021, $87.9 million, or 89.72% of our total loan portfolio, consisted of one- to four-family residential mortgage loans. At June 30, 2021, the average one- to four-family residential mortgage loan size was approximately $147,000.

Applications for one-to four-family residential mortgage loans are accepted at any of our banking offices for processing, which consists primarily of obtaining all documents required to complete the underwriting, which includes making a determination whether the loan meets our underwriting standards. While our one- to four-family residential first mortgage loans are written on standardized documents used by Freddie Mac and Fannie Mae, our underwriting standards do not require that new one- to four-family residential mortgage loans conform to secondary market standards. A small portion of our one- to four-family residential mortgage loans are considered “non-conforming”, due to factors such as the borrower’s job status or income, the condition or age of the residence or other factors and are not readily saleable into the secondary mortgage market. We currently originate fixed-rate, fully amortizing mortgage loans with maturities up to 30 years. We also offer adjustable rate mortgage (“ARM”) loans where the interest rate either adjusts on an annual basis or is fixed for the initial three or five years and then adjusts annually. As of June 30, 2021, approximately 15.56% of our one- to four-family residential mortgage loans maturing after June 30, 2022 were ARM loans. Our ARM loans have a cap on any increase or decrease in the interest rate of up to 2% at any adjustment date and a 5% cap above or below the initial interest rate over the life of the loan. The interest rate on our ARM loans is based on the one-year Treasury or LIBOR.

Although adjustable-rate one- to four-family residential real estate loans may reduce our vulnerability to changes in market interest rates because they periodically reprice, as interest rates increase, the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents. As a result, the effectiveness of adjustable-rate one- to four-family residential real estate loans in compensating for changes in market interest rates may be limited during periods of rapidly rising interest rates.

We underwrite one- to four-family residential mortgage loans with loan-to-value ratios which generally do not exceed 97% in the case of ARM loans and 95% in the case of fixed-rate loans, provided that the borrower obtains private mortgage insurance on loans that exceed 80% of the appraised value of the secured property. We also require that title insurance, hazard insurance and, if appropriate, flood insurance be maintained on all properties securing real estate loans. We require that a licensed appraiser from our list of approved appraisers perform and submit to us an appraisal on all properties securing one- to four-family first mortgage loans. Our mortgage loans generally include due-on-sale clauses which provide us with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property. Due-on-sale clauses are an important means of adjusting the yields of fixed-rate mortgage loans in portfolio and we generally exercise our rights under these clauses.

Multi-Family Residential and Commercial Real Estate Loans. As of June 30, 2021, our commercial real estate and multi-family residential loans amounted to an aggregate of $9.8 million, or 9.97% of our total loan portfolio at such date. We plan to moderately increase our emphasis on commercial real estate loans and multi-family residential real estate loans as they generally have shorter terms to maturity, improving North Shore Trust and Savings’ interest rate risk profile, and provide higher yields than one- to four-family residential mortgage loans.

At June 30, 2021, our multi-family residential mortgage loans amounted to $5.2 million, or 5.31% of the total loan portfolio. Our multi-family residential mortgage loans, which are underwritten and approved in a manner consistent with our commercial real estate loans, are secured by residential properties with more than four units or secured by multiple one- to four-family residential properties located in our market area. At June 30, 2021, our largest multi-family residential mortgage loan was a $940,000 loan secured by various one- to four-family investment homes and one multi-family apartment building located in Waukegan and North Chicago, Illinois, and was performing in accordance with its terms. At June 30, 2021, we had a total of 15 multi-family residential mortgage loans and the average size of our multi-family residential mortgage loans was approximately $347,000.

Our commercial real estate loan portfolio amounted to $4.6 million, or 4.66% of the total loan portfolio, at June 30, 2021. These commercial real estate loans included 14 loans secured primarily by investor properties, which include multiple one- to four-family residences. Additionally, North Shore Trust and Savings has two commercial real estate loans secured by retail frontage. At such date, the average commercial real estate loan size was $169,000. The five largest commercial real estate loans outstanding were $2.0 million, $1.4 million, $253,000, $200,000 and $136,000, and all of such loans were paying in accordance with all their contractual terms.

Although terms for commercial real estate and multi-family residential loans vary, our underwriting standards generally allow for terms not exceeding 30 years and loan-to-value ratios of not more than 75%. Interest rates are typically adjustable, based upon designated market indices such as The Wall Street Journal prime rate, or fixed-rate, and fees are charged to the borrower at the origination of the loan. The actual lives of such loans generally are less than their contractual terms to maturity due to prepayments and re-financings. Generally, we obtain personal guarantees of the principals as additional collateral for commercial real estate and multi-family residential loans.

Commercial real estate and multi-family residential lending involve a greater degree of risk than one- to four-family residential lending. These risks include larger loans to individual borrowers and loan payments that are dependent upon the successful operation of the project or the borrower’s business. These risks can be affected by supply and demand conditions of rental housing units, office and retail space and other commercial space in the project’s market area. We attempt to minimize these risks for loans we originate by soliciting loans from businesses with existing operating performance. We also use conservative debt coverage ratios in our underwriting, and periodically monitor the operation of the business or project and the physical condition of the property. At June 30, 2021, none of our commercial real estate or multi-family loans were delinquent more than 30 days, nor were any on non-accrual. We have had no charge-offs of commercial real estate and multi-family residential loans for the years ended December 31, 2020 and December 31, 2019.

Various aspects of commercial real estate and multi-family residential transactions are evaluated in an effort to mitigate the additional risk in these types of loans. In our underwriting procedures, consideration is given to the stability of the property’s cash flow history, future operating projections, current and projected occupancy levels, location and physical condition. Generally, we impose a debt service ratio (the ratio of net cash flows from operations before the payment of debt service to debt service) of not less than 1.25x in the case of commercial real estate and multi-family residential loans. We also evaluate the credit and financial condition of the borrower, and if applicable, the guarantor. Appraisal reports prepared by independent appraisers are obtained on each loan to substantiate the property's market value and are reviewed by us prior to the closing of the loan.

Consumer Lending Activities. In our efforts to provide a full range of financial services to our customers, we offer various types of consumer loans. Our consumer loans amounted to $303,000, or 0.31%, of our total loan portfolio at June 30, 2021. At June 30, 2021, our consumer loans were comprised of loans secured by deposits, auto loans and unsecured personal loans.

Consumer loans generally have higher interest rates and shorter terms than residential loans; however, they have additional credit risk due to the type of collateral securing the loan or in some cases the absence of collateral. For the six months ended June 30, 2021, we charged off a $99,000 unsecured consumer loan because it was six months past due but our collection efforts are continuing. There were no consumer charge-offs during the years ended December 31, 2020 and 2019.

Loan Approval Procedures and Authority. Our board of directors establishes North Shore Trust and Savings’ lending policies and procedures. Our loan policy is reviewed on at least an annual basis by our management team in order to propose modifications as a result of market conditions, regulatory changes and other factors. All modifications must be approved by our Board of Directors.

Various officers or combinations of officers of North Shore Trust and Savings have the authority within specifically identified limits to approve new loans. The maximum loan amount that may be approved by an individual officer is $553,100, which is consistent with secondary market limits for conforming loans. Loans up to $750,000 are reviewed by our management loan committee, with a minimum of two members’ approval. Our board level loan committee has authority to approve loans up to $2.0 million. All other loans must be approved by the board of directors of North Shore Trust and Savings.

Asset Quality

General. One of our key objectives has been, and continues to be, maintaining a high level of asset quality. In addition to maintaining credit standards for new originations which we believe are sound, we are proactive in our loan monitoring, collection and workout processes in dealing with delinquent or problem loans.

When a borrower fails to make a scheduled payment, we attempt to cure the deficiency by making personal contact with the borrower. Initial contacts are generally made within 30 days after the date the payment is due. In most cases, deficiencies are promptly resolved. If the delinquency continues, late charges are assessed, and additional efforts are made to collect the deficiency. All loans which are designated as “special mention,” classified or delinquent 90 days or more are reported to the board of directors of North Shore Trust and Savings on a monthly basis.

We stop accruing interest on loans (“non-accrual” loans) at the time the loan is 90 days past due unless the credit is adequately collateralized and in process of collection. Interest income is not accrued on these loans until the borrower’s financial condition and payment record demonstrate an ability to service the debt.

Property acquired through foreclosure is initially recorded at the lower of cost, which is the carrying value of the loan, or fair value at the date of acquisition, which is fair value of the related assets at the date of foreclosure, less estimated costs to sell. Thereafter, if there is a further deterioration in value, we charge earnings for the diminution in value. Our policy is to obtain an appraisal on real estate subject to foreclosure proceedings prior to the time of foreclosure. We obtain re-appraisals on a periodic basis, generally on at least an annual basis, on foreclosed properties. We also conduct inspections on foreclosed properties.

We account for our impaired loans in accordance with generally accepted accounting principles. An impaired loan generally is one for which it is more likely than not, based on current information, that the lender will not collect all the amounts due under the contractual terms of the loan. Large groups of smaller balance, homogeneous loans are collectively evaluated for impairment because they have similar characteristics and performance experience. Loans collectively evaluated for impairment include smaller balance commercial real estate loans, residential real estate loans and consumer loans. Larger commercial real estate, construction and land development and commercial business loans are individually evaluated for impairment on at least a quarterly basis by management. As of June 30, 2021 and December 31, 2020, loans identified as impaired and individually evaluated for impairment, amounted to $2.4 million and $2.5 million, respectively.

Federal regulations and our policies require that we utilize an internal asset classification system as a means of reporting problem and potential problem assets. We have incorporated an internal asset classification system, consistent with federal banking regulations, as a part of our credit monitoring system. We currently classify problem and potential problem assets as “special mention,” “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated “special mention.”

When an insured institution classifies one or more assets, or portions thereof, as “substandard” or “doubtful,” it is required that a general valuation allowance for loan losses be established for loan losses in accordance with established methodology. General valuation allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allocations, have not been allocated to specific problem assets. When an insured institution classifies one or more assets, or portions thereof, as “loss,” it is required to charge off such amount.

Our allowance for loan losses includes a portion which is allocated by type of loan, based primarily upon our periodic reviews of the risk elements within the various categories of loans. The specific components relate to certain impaired loans. The general components cover non-classified loans and are based on historical loss experience adjusted for qualitative factors in response to changes in risk and market conditions. Our management believes that, based on information currently available, the allowance for loan losses is maintained at a level which covers all known and inherent losses that are both probable and reasonably estimable at each reporting date. However, actual losses are dependent upon future events and, as such, further additions to the level of the allowance for loan losses may become necessary.

We review and classify loans on no less frequently than a quarterly basis and our board of directors is provided with reports on our classified and criticized assets. We classify assets in accordance with the management guidelines described above. At June 30, 2021, we had no loans classified as “doubtful” or “loss,” $368,000 of loans classified as “substandard” and $411,000 of loans designated as “special mention.”

A savings institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by federal bank regulators which can order the establishment of additional general or specific loss allowances. The federal banking agencies have adopted an interagency policy statement on the allowance for loan losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management analyze all significant factors that affect the collectability of the portfolio in a reasonable manner; and that management establish acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Our management believes that, based on information currently available, its allowance for loan losses is maintained at a level which covers all known and inherent losses that are both probable and reasonably estimable at each reporting date. However, actual losses are dependent upon future events and, as such, further additions to the level of allowances for loan losses may become necessary.

Troubled Debt Restructurings. We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure. We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules, or to provide for interest-only terms. These modifications are made only when a workout plan has been agreed to by the borrower that we believe is reasonable and attainable and in our best interests. As of June 30, 2021, our loans which were classified as TDRs and were on accrual status and not more than 90 days past due amounted to $1.7 million. All of such TDRs were performing in accordance with their restructured terms at December 31, 2020 and June 30, 2021. Certain COVID-19 related loans which have been modified are not deemed to be TDRs pursuant to provisions of the CARES Act. See “—CARES Act.”

Delinquent Loans. The following table shows the delinquencies in our loan portfolio as of the dates indicated.

	31-89 Days Past Due and Accruing	90 Days or Greater Past Due and Accruing	Non-Accrual	Total Past Due and Non-Accrual	Current	Total Loan Balance
	(Dollars in thousands)
June 30, 2021
One- to four-family residential	$—	132	368	500	87,374	$87,874
Multi-family	—	—	—	—	5,202	5,202
Commercial real estate	—	—	—	—	4,565	4,565
Consumer	—	—	—	—	303	303
Total	$—	132	368	500	97,444	$97,944

December 31, 2020
One- to four-family residential	$—	75	280	355	86,842	$87,197
Multi-family	—	—	—	—	5,737	5,737
Commercial real estate	—	—	—	—	5,340	5,340
Consumer	99	—	—	99	286	385
Total	$99	75	280	454	98,205	$98,659

December 31, 2019
One- to four-family residential	$139	-	65	204	87,826	$88,030
Multi-family	—	—	—	—	6,438	6,438
Commercial real estate	—	—	—	—	2,682	2,682
Consumer	—	—	—	—	217	217
Total	$139	—	65	204	97,163	$97,367

The following table sets forth the amounts of our classified loans at the dates indicated. There was no related specific valuation allowance in the allowance for loan losses on our classified loans at June 30, 2021, December 31, 2020 or 2019.

	At June 30,	At December 31,
	2021	2020	2019
	(Dollars in thousands)
Substandard loans	$368	$280	$65
Doubtful loans	—	—	—
Loss loans	—	—	—
Total classified loans	$368	$280	$65

In addition to classified loans, our other real estate owned, (“OREO”) was classified as substandard. As of June 30, 2021, OREO consisted of a single one- to four-family property valued at $68,000. There were no OREO properties as of December 31, 2020 or 2019.

Non-performing Assets. The following table shows the amounts of our non-performing assets, which include non-accruing loans, accruing loans 90 days or more past due and real estate owned at the dates indicated, and our performing TDRs.

	At June 30,	At December 31,
	2021	2020	2019
Non-accruing loans:	(Dollars in thousands)
One-to four-family residential	$368	$280	$65
Multi-family residential	—	—	—
Commercial real estate	—	—	—
Consumer	—	—	—
Total non-accruing loans	368	280	65
Accruing loans 90 days or more past due:
One-to four-family residential	132	75	—
Multi-family residential	—	—	—
Commercial real estate	—	—	—
Consumer	—	—	—
Total accruing loans 90 days or more past due	132	75	—
Total non-performing loans	500	355	65
Real estate owned	68	—	—
Total non-performing assets	568	355	65
Performing troubled debt restructurings	1,696	1,824	1,902
Total non-performing assets and performing TDRs	2,264	2,179	1,967
Total loans outstanding	$97,944	$98,659	$97,366
Total assets outstanding	$239,858	$242,219	$235,549
Total non-accruing loans as a percentage of total loans outstanding	0.38%	0.28%	0.07%
Total non-performing loans as a percentage of total loans outstanding	0.51%	0.36%	0.07%
Total non-performing loans as a percentage of total assets	0.21%	0.15%	0.03%
Total non-performing assets as a percentage of total assets	0.24%	0.15%	0.03%

Allowance for Loan Losses. The following table shows changes in our allowance for loan losses during the periods presented.

	At or for the Six Months Ended June 30	At or for the Year Ended December 31,
	2021	2020	2019
	(Dollars in thousands)
Total loans outstanding at end of period	97,944	98,659	97,366
Total non-accrual loans at end of period	$368	$280	$65
Total non-performing loans at end of period	500	355	65
Total average loans outstanding	99,071	101,491	99,402

Allowance for loan losses, beginning of period	870	389	261
Provision for loan losses	17	464	97
Charge-offs:
One-to four-family residential	—	—	—
Multi-family residential	—	—	—
Commercial real estate	—	—	—
Consumer	99	—	—
Total charge-offs	99	—	—
Recoveries on loans previously charged-off:
One-to four-family residential	4	17	31
Multi-family residential	—	—	—
Commercial real estate	—	—	—
Consumer	—	—	—
Total recoveries	$4	$17	$31
Net charge-offs (recoveries)	95	(17)	(31)
Allowance for loan losses, end of period	$792	$870	$389
Allowance for loan losses as a percent of non-performing loans	158.40%	245.07%	598.46%

Allowance for loan losses as a percent of total loans outstanding	0.81%	0.88%	0.40%
Allowance for loan losses as a percent of total non-accrual loans	215.22%	310.71%	598.46%
Ratio of net charge-offs during the period to average loans outstanding during the period	0.10%	-0.02%	-0.03%

CARES Act. Under the CARES Act, loans less than 30 days past due as of December 31, 2019 will be considered current for COVID-19 modifications. Similarly, the Financial Accounting Standards Board has confirmed that short-term modifications made on a good-faith basis in response to COVID-19 to loan customers who were current prior to any relief will not be considered troubled debt restructurings. We administer loan payment modification requests on a case-by-case basis. Since the beginning of the program, through June 30, 2021, we modified 50 loans with principal balances totaling $9.7 million.

At June 30, 2021, our COVID-19 modifications consisted of two loans with an aggregate outstanding balance of $179,000 at such date. A majority of deferrals were three-month deferrals of principal payments and a three-month extension of the maturity date.

Allowance for Loan Losses. The allowance for loan losses is established through a provision for loan losses. We maintain the allowance at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio that are both probable and reasonable to estimate at each reporting date. Management reviews the allowance for loan losses on no less than a quarterly basis in order to identify those inherent losses and to assess the overall collection probability for the loan portfolio. Our evaluation process includes, among other things, an analysis of delinquency trends, non-performing loan trends, the level of charge-offs and recoveries, prior loss experience, total loans outstanding, the volume of loan originations, the type, size and geographic concentration of our loans, the value of collateral securing the loan, the borrower’s ability to repay and repayment performance, the number of loans requiring heightened management oversight, national and local economic conditions and industry experience. Such risk ratings are periodically reviewed by management and revised as deemed appropriate. At June 30, 2021 and December 31, 2020, our allowance for loan losses amounted to $792,000 and $870,000 respectively. In our evaluation of the allowance for loan losses in 2020, particular consideration was given to the continuing economic impact of the COVID-19 pandemic. The establishment of the allowance for loan losses is significantly affected by uncertainties and management judgment and there is a likelihood that different amounts would be reported under different conditions or assumptions. Various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require North Shore Trust and Savings to make additional provisions for estimated loan losses based upon judgments different from those of management.

The following table shows how our allowance for loan losses is allocated by type of loan at each of the dates indicated.

	At June 30,
	2021
	Amount of Allowance	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
One-to four-family residential	$695	87.76%	89.72%
Multi-family residential	52	6.56%	5.31%
Commercial real estate	25	3.21%	4.66%
Consumer	10	1.24%	0.31%
Unallocated	10	1.23%
Total	$792	100.00%	100.00%

	At December 31,
	2020			2019
	Amount of Allowance	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans	Amount of Allowance	Percent of Allowance to Total Allowance	Percent of Loans in Category to Total Loans
	(Dollars in thousands)
One-to four-family residential	$798	91.78%	88.38%	$362	93.01%	90.41%
Multi-family residential	29	3.36%	5.82%	10	2.58%	6.61%
Commercial real estate	38	4.33%	5.41%	9	2.35%	2.76%
Consumer	5	0.53%	0.39%	8	2.06%	0.22%
Unallocated	—	0.00%		—	0.00%
Total	$870	100.00%	100.00%	$389	100.00%	100.00%

Securities Available for Sale

We have authority to invest in various types of securities, including mortgage-backed securities, U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, time deposits at federally insured banks and savings institutions, and federal funds. Our investment strategy is established by the board of directors.

	At June 30,		At December 31,
	2021		2020		2019
	Amortized Cost	Market Value	Amortized Cost	Market Value	Amortized Cost	Market Value
Securities available-for-sale:	(Dollars in thousands)
Mortgage-backed securities	$49,585	$49,721	$42,232	$43,094	$30,077	$30,032
U.S. Government and agency obligations	8,314	8,448	7,011	7,147	6,980	6,976
Municipal obligations	10,685	11,105	10,480	10,980	18,709	19,112
Collateralized mortgage obligations	28,903	29,010	19,931	20,399	12,337	12,449
Total securities available-for-sale	$97,487	$98,284	$79,654	$81,620	$68,103	$68,569

The investment policy is designed primarily to manage the interest rate sensitivity of the assets and liabilities, to generate a favorable return without incurring undue interest rate and credit risk, to complement the lending activities and to provide and maintain liquidity. The current investment policy generally permits investments in debt securities issued by the U.S. government and U.S. agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of government agencies and government sponsored enterprises such as Fannie Mae, Freddie Mac and the FHLB of Chicago. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and the Government National Mortgage Association (“Ginnie Mae”).

As of June 30, 2021, our securities available-for-sale portfolio totaled $98.3 million, or 40.98% of total assets at such date. The largest component of our investment securities portfolio at June 30, 2021 was investment in pass-through mortgage-backed securities issued by Fannie Mae, Ginnie Mae and Freddie Mac, which amounted to $49.7 million, followed by collateralized mortgage obligations issued by Fannie Mae, Ginnie Mae and Freddie Mac, which amounted to $29.0 million. Our investment in U.S. government and federal agency obligations as of June 30, 2021, were $8.4 million and our investment in municipal obligations as of June 30, 2021, were $11.1 million.

Ginnie Mae is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. Ginnie Mae securities are backed by loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs. The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government. Freddie Mac is a private corporation chartered by the U.S. Government. Freddie Mac issues participation certificates backed principally by conventional mortgage loans. Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates. Fannie Mae is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities. Freddie Mac and Fannie Mae securities are not backed by the full faith and credit of the U.S. Government.

Investments in mortgage-backed securities involve the risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

Investment securities are classified at the time of acquisition as securities available for sale, held to maturity or trading. Securities classified as held to maturity must be purchased with the intent and ability to hold that security until its final maturity and can be sold prior to maturity only under rare circumstances. Held-to-maturity securities are accounted for based upon the amortized cost of the security. Available-for-sale securities can be sold at any time based upon needs or market conditions. Available-for-sale securities are accounted for at fair value, with unrealized gains and losses on these securities, net of income tax provisions, reflected as accumulated other comprehensive income. At June 30, 2021, all securities were classified as securities available for sale. At June 30, 2021, we had no investments in a single issuer other than securities issued by U.S. Government agencies or U.S. Government sponsored enterprises, which had an aggregate book value in excess of 10% of our stockholders’ equity.

The following table sets forth the amount of investment securities which mature during each of the periods indicated and the weighted average yields for each range of maturities as of June 30, 2021. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities have been included in 1 to 5 years based on average remaining life.

	Amounts at June 30, 2021, Which Mature In
	One Year or Less	After One through Five Years	After Five through 10 Years	Over 10 Years	Total
Securities available for sale:	(Dollars in thousands)
Mortgage-backed securities	$660	$35,526	$13,534	$—	$49,721
U.S. Government and agency obligations	—	4,298	4,150	—	8,448
Municipal obligations	1,456	3,546	3,174	2,930	11,105
Collateralized mortgage obligations	1,214	14,691	11,501	1,603	29,010
Total	$3,330	$58,062	$32,359	$4,533	$98,284
Weighted average yield:
Mortgage-backed securities	1.52	1.33	1.38	N/A	1.35
U.S. Government and agency obligations	N/A	2.47	1.36	N/A	1.92
Municipal obligations	2.76	2.83	2.98	2.91	2.88
Collateralized mortgage obligations	2.19	1.53	1.57	2.24	1.61
Total weighted average yield	2.31	1.55	1.60	2.66	1.64

The following table sets forth the composition of our investment securities portfolio at each of the dates indicated.

	At June 30,	At December 31,
	2021	2020	2019
	(Dollars in thousands)
Fixed-rate:	$94,709	$78,281	$61,077
Adjustable-rate:	3,575	3,339	7,492
Total securities available for sale	$98,284	$81,620	$68,569

Investment Activities

Investments in mortgage-backed securities involve a risk that actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

Additionally, we hold interest-bearing deposits at financial institutions throughout the United States. Some of these accounts have balances above the FDIC’s per account insurance limit of $250,000. We monitor that credit risk on a quarterly basis. We also hold funds in the Federal Reserve Bank of Chicago and the FHLB of Chicago.

Sources of Funds

General. Deposits, loan repayments and prepayments, proceeds from investment sales, calls, maturities and pay-downs, cash flows generated from operations and FHLB of Chicago advances are the primary sources of our funds for use in lending, investing and for other general purposes.

Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposits consist of checking, both interest-bearing and noninterest-bearing, money market, savings and time deposit accounts. As of June 30, 2021, 65.41% of the funds deposited with North Shore Trust and Savings were in core deposits, which are deposits other than time deposits.

The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Our deposits are obtained predominantly from the areas where our branch offices are located. We have historically relied primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect our ability to attract and retain deposits.

We use traditional means of advertising deposit products, including broadcast and print media and we generally do not solicit deposits from outside our market area. In recent years, we have emphasized the origination of core deposits.

The following table shows the distribution of, and certain other information relating to, our deposits by type of deposit, as of the dates indicated.

	At June 30,		At December 31,
	2021		2020		2019
	Amount	%	Amount	%	Amount	%
Certificate accounts:	(Dollars in thousands)
0.00% - 0.99%	$32,420	17.58%	$27,025	14.50%	$4,432	2.40%
1.00% - 1.99%	9,863	5.35%	17,326	9.29%	38,674	20.98%
2.00% - 2.99%	19,995	10.84%	22,073	11.84%	27,276	14.79%
3.00% or more	1,510	0.82%	1,488	0.80%	1,444	0.78%
Total certificate accounts	$63,788	34.59%	$67,912	36.43%	$71,826	38.95%

Transaction accounts:
Savings	45,229	24.53%	42,250	22.67%	39,567	21.46%
Checking:
Interest-bearing	17,975	9.75%	16,365	8.78%	12,750	6.92%
Noninterest-bearing	11,836	6.41%	9,734	5.22%	7,301	3.96%
Money market	45,578	24.72%	50,143	26.90%	52,927	28.71%
Total transaction accounts	$120,618	65.41%	$118,492	63.57%	$112,545	61.05%
Total deposits	$184,406	100.00%	$186,404	100.00%	$184,371	100.00%

The following tables show the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.

	Six Months Ended June 30,
	2021			2020
	Average Balance	Interest Expense	Average Rate Paid	Average Balance	Interest Expense	Average Rate Paid
	(Dollars in thousands)
Savings accounts	$44,016	$33	0.15%	$40,065	$50	0.25%
Checking-interest bearing	16,863	3	0.04%	13,596	7	0.10%
Money market	47,419	48	0.20%	53,627	172	0.64%
Time deposit	65,453	407	1.24%	71,264	611	1.71%
Total interest-bearing deposits	$173,751	$491	0.57%	$178,552	$840	0.94%
Total deposits	$194,511	$491	0.50%	$193,679	$840	0.87%

	Year Ended December 31,
	2020			2019
	Average Balance	Interest Expense	Average Rate Paid	Average Balance	Interest Expense	Average Rate Paid
	(Dollars in thousands)
Savings accounts	$40,638	$97	0.24%	$39,293	$96	0.24%
Checking-interest bearing	14,461	12	0.08%	13,560	12	0.09%
Money market	51,278	242	0.47%	45,072	475	1.05%
Time deposit	70,188	1,137	1.62%	73,526	1,143	1.55%
Total interest-bearing deposits	$176,565	$1,488	0.84%	$171,451	$1,726	1.01%
Total deposits	$193,940	$1,488	0.77%	$184,210	$1,726	0.94%

The following table shows, by various interest rate categories and maturities, the amount of time deposit as of June 30, 2021.

	Balance at June 30, 2021 Maturing in the 12 Months Ending December 31,
Time deposit	2021	2022	2023	2024	Thereafter	Total
	(Dollars in thousands)
0.00% - 0.99%	$13,724	$11,992	$2,656	$216	$3,832	$32,420
1.00% - 1.99%	2,980	2,668	2,813	71	1,331	9,863
2.00% - 2.99%	1,620	1,170	6,710	8,811	1,684	19,995
3.00% - or more	820	690	—	—	—	1,510
Total certificate accounts	$19,144	$16,520	$12,179	$9,098	$6,847	$63,788

The following table shows the maturities of our time deposits with balances of $100,000 or more as of June 30, 2021 by time remaining to maturity.

Quarter Ending:	Amount	Weighted Average Rate
	(Dollars in thousands)
September 30, 2021	$3,690	0.97%
December 31, 2021	3,387	1.27%
March 31, 2022	1,596	1.58%
June 30, 2022	1,447	0.66%
After June 30, 2022	17,216	1.54%
Total time deposit with balances of $100,000 or more	$27,336	1.38%

The following table shows the maturities of our time deposit in excess of the FDIC insurance limit (generally, $250,000) as of June 30, 2021 by time remaining to maturity.

Quarter Ending:	Amount	Weighted Average Rate
	(Dollars in thousands)
September 30, 2021	$1,752	1.15%
December 31, 2021	904	1.26%
March 31, 2022	263	1.85%
June 30, 2022	—	—
After June 30, 2022	6,032	1.74%
Total time deposit with balances of $250,000 or more	$8,951	1.58%

The amount of our total uninsured deposits (that is deposits in excess of the FDIC’s insurance limit) was $41.8 million, $45.8 million and $46.3 million, respectively, at June 30, 2021, December 31, 2020 and December 31, 2019.

Borrowings. Historically, we have not utilized advances from the FHLB of Chicago. During 2020, the FHLB of Chicago offered a $4.0 million advance at a 0% interest rate. The advance matured in May 2021 and was replaced with a $5.0 million noninterest-bearing advance. The advance is collateralized by loans pledged to the FHLB of Chicago and matures on May 23, 2022.

The following table shows certain information regarding our borrowings at or for the dates indicated:

	At or for the Six Months Ended June 30	At or For the Year Ended December 31,
	2021	2020	2019
	(Dollars in thousands)
FHLB of Chicago advances and other borrowings:
Average balance outstanding	$4,227	$879	$ –
Maximum amount outstanding at any month-end during the period	5,000	4,000	–
Balance outstanding at end of period	5,000	4,000	–
Average interest rate during the period	0.0%	0.0%	0.0%
Weighted average interest rate at end of period	0.0%	0.0%	0.0%

(1)	Reflects the weighted average contractual rate of FHLB of Chicago advances at December 31, 2020.

As of June 30, 2021, all of our borrowings were short term (maturities of one year or less).

 Properties

We currently conduct business from our main office, two full-service branch offices and one loan production office. The following table sets forth the net book value of the land, building and leasehold improvements and certain other information with respect to our offices at June 30, 2021.

Description/Address	Net Book Value of Property	Amount of Deposits
Main Office:	(Dollars in thousands)
700 S. Lewis Avenue, Waukegan, Illinois 60085	$723	$119,727

Branch Offices:
1233 N. Green Bay Road, Waukegan, Illinois 60085	955	43,895
3060 W. Sand Lake Road, Lindenhurst, Illinois 60046	3,261	20,784
Total	$4,929	$184,406
Loan Production Offices:
2149 W. Roscoe Street, Chicago, Illinois 60618(1)	N/A	N/A

(1)

The loan production office located at 2149 W. Roscoe Street, Chicago, Illinois 60618 is leased by North Shore Trust and Savings and does not accept deposits. The lease expires on December 31, 2021 and North Shore Trust and Savings retains the right to renew the lease annually. North Shore Trust and Savings currently intends to renew the lease for 2022.

Subsidiaries

Currently, NSTS Bancorp, Inc. and North Shore Trust and Savings have no subsidiaries. Following completion of the conversion, North Shore Trust and Savings will be the sole direct subsidiary of NSTS Bancorp, Inc.

Employees and Human Capital Resources

At June 30, 2021, we had 35 full-time equivalent employees. None of such employees are represented by a collective bargaining group, and we believe that our relationship with our employees is excellent. The success of our business is highly dependent on our employees, who provide value to our customers and communities. Our workplace culture provides a set of core values: a concern for others, trust, respect, hard work and a dedication to our customers. We seek to hire well-qualified employees who are also a good fit for our value system.

We believe that our ability to attract and retain top quality employees will be a key to our future success. We recently elevated Nathan E. Walker to President of North Shore Trust and Savings in December 2020 and promoted Carissa H. Schoolcraft to Chief Financial Officer from Controller in April 2021. We expect to continue to assess our management and staffing needs and are likely to add personnel in the future in order to fully implement our business strategy.

The safety, health and wellness of our employees is a top priority. The COVID-19 pandemic presents a unique challenge with regard to maintaining employee safety while continuing successful operations. Through teamwork and the adaptability of our management and staff, we were and remain able to provide a safely distanced working environment for employees performing customer-facing activities, at branches and operations centers. All employees are asked not to come to work when they experience signs or symptoms of a possible COVID-19 illness and have been provided additional paid time off to cover compensation during such absences. On an ongoing basis, we further promote the health and wellness of our employees by strongly encouraging work-life balance, offering flexible work schedules, and keeping the employee portion of health care premiums to a low amount.

Employee retention helps us operate efficiently and achieve one of our business objectives, which is being a low-cost provider. We believe our commitment to living out our core values, actively prioritizing concern for our employees’ well-being, supporting our employees’ career goals, offering competitive wages and providing valuable fringe benefits aids in retention of our top-performing employees. As of June 30, 2021, 50% of our current staff had been with us for seven years or more.

Legal Proceedings

We are not presently involved in any legal proceedings of a material nature. From time to time, we are a party to legal proceedings incidental to our business to enforce our security interest in collateral pledged to secure loans made by North Shore Trust and Savings.

Supervision and Regulation

General

As a federal savings association, North Shore Trust and Savings is subject to examination and regulation by the OCC, and is also subject to examination by the FDIC as deposit insurer. The federal system of regulation and supervision establishes a comprehensive framework of activities in which North Shore Trust and Savings may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund, and not for the protection of stockholders. North Shore Trust and Savings, also, is a member of and owns stock in the FHLB of Chicago, which is one of the 11 regional banks in the Federal Home Loan Bank System.

Under this system of regulation, the regulatory authorities have extensive discretion in connection with their supervisory, enforcement, rulemaking and examination activities and policies, including rules or policies that: establish minimum capital levels; restrict the timing and amount of dividend payments; govern the classification of assets; provide oversight for the adequacy of loan loss reserves for regulatory purposes; and establish the timing and amounts of assessments and fees. Moreover, as part of their examination authority, the banking regulators assign numerical ratings to banks and savings institutions relating to capital, asset quality, management, liquidity, earnings and other factors. These ratings are inherently subjective and the receipt of a less-than-satisfactory rating in one or more categories may result in enforcement action by the banking regulators against a financial institution. A less than satisfactory rating may also prevent a financial institution, such as North Shore Trust and Savings or its holding company, NSTS Bancorp, Inc., from obtaining necessary regulatory approvals to access the capital markets, pay dividends, acquire other financial institutions or establish new branches.

In addition, we must comply with significant anti-money laundering and anti-terrorism laws and regulations, Community Reinvestment Act laws and regulations, and fair lending laws and regulations. Government agencies have the authority to impose monetary penalties and other sanctions on institutions that fail to comply with these laws and regulations, which could significantly affect our business activities, including our ability to acquire other financial institutions or expand our branch network.

As a savings and loan holding company following the conversion, NSTS Bancorp, Inc. will be required to comply with the rules and regulations of the Federal Reserve Board. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. NSTS Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the OCC, the FDIC, the Federal Reserve Board, the Securities and Exchange Commission or Congress, could have a material adverse impact on the operations and financial performance of NSTS Bancorp, Inc. and North Shore Trust and Savings.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to North Shore Trust and Savings and NSTS Bancorp, Inc. The description is limited to certain material aspects of the statutes and regulations addressed in this prospectus, and is not intended to be a complete description of such statutes and regulations and their effects on North Shore Trust and Savings and NSTS Bancorp, Inc.

Federal Banking Regulation

Business Activities. A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations. Under these laws and regulations, a federal savings association may generally invest in mortgage loans secured by residential real estate without an aggregate limit, and commercial business, commercial real estate and consumer loans, certain types of debt securities and certain other assets, subject to overall percentage of assets or capital limits. Federal savings associations are also subject to a “Qualified Thrift Lender Test,” or “QTL Test,” which generally requires that a specified percentage of overall assets be residential mortgages and related investments.

Effective July 1, 2019, the OCC issued a final rule, pursuant to a provision of the Economic Growth Regulatory Relief and Consumer Protection Act (“EGRRCPA”), that permits a federal savings association to elect to exercise national bank powers without converting to a national bank charter. The election is available to federal savings associations that had total consolidated assets of $20 billion or less as of December 31, 2017. North Shore Trust and Savings has not exercised the covered savings association election.

A federal savings association that has exercised the “covered savings association” election generally has the same rights and privileges as a national bank that has its main office in the same location as the home office of the covered savings association. The covered savings association is also subject to the same duties, restrictions, liabilities and limitations applicable to a national bank. A covered savings association retains its federal savings association charter and continues to be subject to the corporate governance laws and regulations applicable to such associations, including as to its bylaws, board of directors and stockholders, capital distributions and mergers.

A covered savings association may make loans to its customers without regard to the lending restrictions applicable to federal savings associations, such as the percentage of capital or assets limits on various types of loans and the QTL Test. However, federal savings associations that have made such an election are subject to the narrower authority of national banks in certain areas such as branching and subsidiary activities in certain respects. A covered savings association may generally not retain any assets, subsidiaries or activities not permitted for national banks.

Applicable regulations authorize a federal association that has exercised the covered savings association election to terminate the election and thereby again operate as a federal savings association that has not made a covered savings association election. We have no current plans to elect to be treated as a covered savings association.

Capital Requirements. Federal regulations require federally insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8.0%, and a 4.0% Tier 1 capital to total assets leverage ratio.

As of June 30, 2021, North Shore Trust and Savings’ capital exceeded all applicable requirements.

In determining the amount of risk-weighted assets for calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk-weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain non-cumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan losses limited to a maximum of 1.25% of risk-weighted assets. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations. In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors, but qualitative factors as well, and has the authority to establish higher capital requirements for individual institutions where deemed necessary.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

EGRRCPA required the federal banking agencies, including the OCC, to establish a “community bank leverage ratio,” referred to in this prospectus as the CBLR, of between 8% and 10% for institutions with assets of less than $10 billion. The community bank leverage is the ratio of a bank’s tangible Tier 1 equity capital to average total consolidated assets and was established by the regulators at 9%. Institutions with capital complying with the ratio and otherwise meeting the specified requirements and electing the alternative framework are considered to comply with the applicable regulatory capital requirements, including the risk-based requirements. A qualifying institution may opt in and out of the CBLR framework on its quarterly call report. The CBLR option was effective January 1, 2020 and is available to institutions with assets of less than $10 billion that meet other specified criteria. The federal banking agencies issued a rule implementing the lower ratio, effective April 23, 2020. The rule also established a two-quarter grace period for a qualifying institution whose leverage ratio falls below the 8% requirement so long as the bank maintains a leverage ratio of 7% or greater. Another rule was issued to transition to the 9% CBLR by increasing the ratio to 8.5% for calendar year 2021 and 9% thereafter. A qualifying community bank that exercises the election and has capital equal to or exceeding the applicable percentage is considered compliant with all applicable regulatory capital requirements. Qualifying institutions may elect to utilize the CBLR in lieu of the generally applicable risk-based capital requirements. North Shore Trust and Savings has elected to utilize the CBLR framework.

CARES Act and CAA, 2021. In response to the COVID-19 pandemic, Congress, through the enactment of the CARES Act, and the federal banking agencies, though rulemaking, interpretive guidance and modifications to agency policies and procedures, have taken a series of actions to provide national emergency economic relief measures including, among others, the following:

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The CARES Act allows banks to elect to suspend requirements under GAAP for loan modifications related to the COVID-19 pandemic (for loans that were not more than 30 days past due as of December 31, 2019) that would otherwise be categorized as a TDR until the earlier of 60 days after the termination date of the national emergency or December 31, 2020. The suspension of certain GAAP requirements is applicable for the entire term of the modification. In addition, the bank regulatory agencies issued interagency guidance stating that banks may presume borrowers are not experiencing financial difficulty for COVID-19 related short-term modifications (i.e., six months or less) granted to loans that were current as of the loan modification program implementation date, therefore supporting these modifications are not required to be classified as TDRs under U.S. GAAP. North Shore Trust and Savings is applying this guidance to qualifying COVID-19 modifications.

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The CARES Act amended the SBA’s loan program to create a guaranteed, unsecured loan program, the PPP, to fund payroll and operational costs of eligible businesses, organizations and self-employed persons during the COVID-19 pandemic. The loans are provided through participating financial institutions that process loan applications and service the loans and are eligible for SBA repayment and loan forgiveness if the borrower meets the PPP conditions. The application period for an SBA PPP loan closed on August 8, 2020. The SBA began approving PPP forgiveness applications and remitting forgiveness payments to PPP lenders on October 2, 2020. The CAA, which was signed into law on December 27, 2020, renewed and extended the PPP until June 30, 2021. North Shore Trust and Savings originated loans under the PPP and as of June 30, 2021 had 15 PPP loans outstanding totaling $263,000.

As the ongoing COVID-19 pandemic evolves, federal regulatory authorities continue to issue additional guidance with respect to the implementation, lifecycle, and eligibility requirements for the various CARES Act programs as well as industry-specific recovery procedures for COVID-19. We continue to assess the impact of the CARES Act and other statutes, regulations and supervisory guidance related to the COVID-19 pandemic. For additional information regarding actions taken by regulatory agencies to provide relief to consumers who have been adversely impacted by the COVID-19 pandemic, see the discussion below under “Risk Factors—Risks Related to our Business—Risks Related to the COVID-19 Pandemic and the Associated Economic Slowdown.”

Loans-to-One Borrower. Generally, a federal savings association, including a covered savings association, may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the excess is secured by readily marketable collateral, which generally does not include real estate. As of June 30, 2021, North Shore Trust and Savings was in compliance with the loans-to-one borrower limitations.

Capital Distributions. Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account. A federal savings association must file an application with the OCC for approval of a capital distribution if:

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the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

●	the savings association would not be at least adequately capitalized following the distribution;

●	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

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the savings association is not eligible for expedited treatment of its filings, generally due to an unsatisfactory CAMELS rating or being subject to a cease and desist order or formal written agreement that requires action to improve the institution’s financial condition.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as North Shore Trust and Savings, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

●	the federal savings association would be undercapitalized following the distribution;

●	the proposed capital distribution raises safety and soundness concerns; or

●	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act generally provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All insured depository institutions have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers. The OCC is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act. A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice.

On May 20, 2020, the OCC issued a final rule to comprehensively amend and modernize how banks receive credit under the Community Reinvestment Act in serving low- and moderate-income individuals and communities. On July 20, 2021, the OCC issued a statement that it was rescinding the final rule. Simultaneously with that announcement, the Federal Reserve Board, the OCC and the FDIC announced that the agencies would be working together to jointly strengthen and modernize regulations implementing the Community Reinvestment Act in the future. At this time, no rules have been proposed or finalized, and we are unable to determine what impact, if any, any finalized rule may have on the operations of North Shore Trust and Savings.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating. North Shore Trust and Savings received an “Outstanding” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties. An insured depository institution’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation. An affiliate is generally a company that controls, or is under common control with, an insured depository institution such as North Shore Trust and Savings. NSTS Bancorp, Inc. will be an affiliate of North Shore Trust and Savings because of its control of North Shore Trust and Savings. In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements. In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

North Shore Trust and Savings’ authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions generally require that extensions of credit to insiders:

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be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

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not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of North Shore Trust and Savings’ capital.

In addition, extensions of credit in excess of certain limits must be approved by North Shore Trust and Savings’ board of directors. Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement. The OCC has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, shareholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association. Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to terminate deposit insurance or recommend to the OCC that enforcement action be taken with respect to a particular federal savings association. If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate. Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Branching. A federal savings association that has elected covered savings association status is subject to the laws and regulations governing the establishment of branches by national banks. Generally, intrastate and interstate branching is authorized to the extent that the law of the state involved authorizes branching for banks that it charters. Such authority is subject to OCC approval for new branches.

Prompt Corrective Action. Federal law requires, among other things, that federal bank regulators take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For this purpose, the law establishes five capital categories: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under applicable regulations, an institution is deemed to be “well-capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on the payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including a regulatory order to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, ceasing receipt of deposits from correspondent banks, dismissal of directors or officers and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

The previously referenced final rule establishing an elective “community bank leverage ratio” regulatory capital framework provides that a qualifying institution whose capital exceeds the community bank leverage ratio and opts to use that framework will be considered “well-capitalized” for purposes of prompt corrective action.

As of June 30, 2021, North Shore Trust and Savings met the criteria for being considered “well-capitalized.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as North Shore Trust and Savings, generally up to a maximum of $250,000 per separately insured depositor. The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, institutions deemed less risky of failure pay lower assessments. Assessments for institutions of less than $10 billion of assets are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of North Shore Trust and Savings. We cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not know of any practice, condition or violation that may lead to termination of our deposit insurance.

Privacy and Cybersecurity. The Gramm-Leach-Bliley Act, or GLBA, and its implementing regulations issued by federal regulatory agencies require financial institutions (including banks) to adopt policies and procedures regarding the disclosure of nonpublic personal information about their customers to non-affiliated third parties. In general, financial institutions are required to explain to customers their policies and procedures regarding the disclosure of such nonpublic personal information and, unless otherwise required or permitted by law, financial institutions are prohibited from disclosing such information except as provided in their policies and procedures. Specifically, the GLBA established certain information security guidelines that require each financial institution, under the supervision and ongoing oversight of its board of directors or an appropriate committee thereof, to develop, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of customer information, to protect against anticipated threats or hazards to the security or integrity of such information and to protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. North Shore Trust and Savings currently has a privacy protection policy and security program in place and believes that such policy and program are in compliance with applicable regulations.

Recent cyber-attacks against banks and other financial institutions that resulted in unauthorized access to confidential customer information have prompted the federal banking regulators to issue extensive guidance on cybersecurity. Among other things, financial institutions are expected to design multiple layers of security controls to establish lines of defense and ensure that their risk management processes address the risks posed by compromised customer credentials, including security measures to authenticate customers accessing Internet-based services. A financial institution also should have a robust business continuity program to recover from a cyberattack and procedures for monitoring the security of third-party service providers that may have access to nonpublic data at the institution.

On December 18, 2020, the Federal Reserve Board, the OCC and the FDIC issued a proposed rule that would impose new notification requirements for significant cybersecurity incidents. If adopted without substantial change, the proposed rule would require banking organizations to notify their primary federal regulator promptly, and not later than 36 hours after, the discovery of such incidents termed “computer-security incidents” that are “notification incidents.” This proposed rule would be in addition to existing statutory and regulatory obligations North Shore Trust and Savings has for notification of security incidents, including those prescribed under the Interagency Guidelines Establishing Information Security Standards, federal and state laws and regulations. At this time, the proposed rule has yet to be finalized and we are unable to determine what impact, if any, any finalized rule may have on the operations of North Shore Trust and Savings.

USA PATRIOT Act. North Shore Trust and Savings is subject to the Bank Secrecy Act and USA PATRIOT Act. These statutes and related rules and regulations impose requirements and limitations on specified financial transactions and accounts and other relationships intended to guard against money laundering and terrorism financing. The principal requirements for an insured depository institution include (i) establishment of an anti-money laundering program that includes training and audit components, (ii) establishment of a “know your customer” program involving due diligence to confirm the identities of persons seeking to open accounts and to deny accounts to those persons unable to demonstrate their identities, (iii) the filing of currency transaction reports for deposits and withdrawals of large amounts of cash, (iv) additional precautions for accounts sought and managed for non-U.S. persons and (v) verification and certification of money-laundering risk with respect to private banking and foreign correspondent banking relationships. For many of these tasks a bank must keep records to be made available to its primary federal regulator. Anti-money laundering rules and policies are developed by a bureau within the Treasury Department, the Financial Crimes Enforcement Network, but compliance by individual institutions is overseen by its primary federal regulator.

North Shore Trust and Savings has established appropriate anti-money laundering and customer identification programs. North Shore Trust and Savings also maintains records of cash purchases of negotiable instruments, files reports of certain cash transactions exceeding $10,000 (daily aggregate amount) and reports suspicious activity that might signify money laundering, tax evasion or other criminal activities pursuant to the Bank Secrecy Act. North Shore Trust and Savings otherwise has implemented policies and procedures to comply with the foregoing requirements.

The Treasury Department’s Office of Foreign Assets Control, or OFAC, is responsible for helping to ensure that U.S. entities do not engage in transactions with certain prohibited parties, as defined by various Executive Orders and Acts of Congress. OFAC publishes lists of persons, organizations and countries suspected of aiding, harboring or engaging in terrorist acts, known as Specially Designated Nationals and Blocked Persons. If North Shore Trust and Savings finds a name on any transaction, account or wire transfer that is on an OFAC list, North Shore Trust and Savings must freeze or block such account or transaction, file a suspicious activity report and notify the appropriate authorities.

Recently, on January 1, 2021, Congress passed the National Defense Authorization Act, which enacted the most significant overhaul of the anti-money laundering laws since the USA PATRIOT Act. Notable amendments include (i) significant changes to the collection of beneficial ownership information and the establishment of a beneficial ownership registry, which requires corporate entities (generally, any corporation, limited liability company or other similar entity with 20 or fewer employees and annual gross income of $5 million or less) to report beneficial ownership information to the Financial Crimes Enforcement Network (which will be maintained by the Financial Crimes Enforcement Network and made available upon request to financial institutions); (ii) enhanced whistleblower provisions, which provide that one or more whistleblowers who voluntarily provide original information leading to the successful prosecution of violations of the anti-money laundering laws in any judicial or administrative action brought by the Secretary of the Treasury or the U.S. Attorney General resulting in monetary sanctions exceeding $1 million (including disgorgement and interest but excluding forfeiture, restitution or compensation to victims) will receive not more than 30% of the monetary sanctions collected and will receive increased protections; (iii) increased penalties for violations of anti-money laundering laws and regulations; (iv) improvements to existing information sharing provisions that permit financial institutions to share information relating to suspicious activity reports with foreign branches, subsidiaries, and affiliates (except those located in China, Russia or certain other jurisdictions) for the purpose of combating illicit finance risks; and (v) expanded duties and enforcement powers for the Financial Crimes Enforcement Network. Many of the amendments, including those with respect to beneficial ownership, require the U.S. Department of Treasury and the Financial Crimes Enforcement Network to promulgate rules. At this time, the rulemaking process has yet to occur and we are unable to determine what impact, if any, the finalized rules may have on our operations or the operations of North Shore Trust and Savings.

Prohibitions against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Other Regulations

Interest and other charges collected or contracted by North Shore Trust and Savings are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

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Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies; and

●	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of North Shore Trust and Savings also are subject to, among others, the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Home Loan Bank System

North Shore Trust and Savings is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. Each Federal Home Loan Bank provides a central credit facility primarily for member institutions, and such member institutions are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. North Shore Trust and Savings was in compliance with this requirement as of June 30, 2021 based on its ownership of $550,000 in capital stock of the FHLB of Chicago. The stock has no quoted market value and is carried at cost. North Shore Trust and Savings reviews for impairment, based on the ultimate recoverability, the cost basis of the FHLB of Chicago’s stock. As of June 30, 2021, no impairment had been recognized.

Holding Company Regulation

NSTS Bancorp, Inc. will be a unitary savings and loan holding company subject to regulation and supervision by the Federal Reserve Board. The Federal Reserve Board will have enforcement authority over NSTS Bancorp, Inc. and its non-savings institution subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a risk to North Shore Trust and Savings.

As a savings and loan holding company, NSTS Bancorp, Inc.’s activities will be limited to those activities permissible by law for financial holding companies (if NSTS Bancorp, Inc. makes an election to be treated as a financial holding company and meets the other requirements to be a financial holding company) or multiple savings and loan holding companies. NSTS Bancorp, Inc. has no present intention to make an election to be treated as a financial holding company. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. Such activities include lending and other activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, insurance and underwriting equity securities. Multiple savings and loan holding companies are authorized to engage in activities specified by federal regulation, including activities permitted for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act.

Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or savings and loan holding company without prior written approval of the Federal Reserve Board, and from acquiring or retaining control of any depository institution not insured by the FDIC. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider such factors as the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on and the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors. A savings and loan holding company may not acquire a savings institution in another state and hold the target institution as a separate subsidiary unless it is a supervisory acquisition or the law of the state in which the target is located authorizes such acquisitions by out-of-state companies.

Upon consummation of the conversion and offering, NSTS Bancorp, Inc. will be a savings and loan holding company with less than $3.0 billion in consolidated assets and, accordingly, will be exempt from consolidated regulatory capital requirements, unless the Federal Reserve Board determines otherwise.

The Federal Reserve Board has promulgated regulations implementing the “source of strength” doctrine that require holding companies, including savings and loan holding companies, to act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

The Federal Reserve Board has issued supervisory policies regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of capital distributions previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. The policy statement also states that a holding company should inform the Federal Reserve Board supervisory staff before redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, at the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred. These regulatory policies may affect the ability of NSTS Bancorp, Inc. to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire “control” of a savings and loan holding company, such as NSTS Bancorp, Inc., unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors or a determination by the regulator that the acquirer has the power, directly or indirectly, to exercise a controlling influence over the management or policies of the institution. There is a presumption of control upon the acquisition of 10% or more of a class of voting stock if the holding company involved has its shares registered under the Exchange Act, or, if the holding company involved does not have its shares registered under the Exchange Act, if no other persons will own, control or hold the power to vote a greater percentage of that class of voting security after the acquisition.

The Federal Reserve Board has adopted a final rule, effective September 30, 2020, that revises its framework for determining whether a company, under the Bank Holding Company Act, has a “controlling influence” over a bank or savings and loan holding company.

Federal Securities Laws

NSTS Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. NSTS Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

The registration under the Securities Act of 1933, as amended (the “Securities Act”) of shares of common stock issued in NSTS Bancorp, Inc.’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of NSTS Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of NSTS Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act. If NSTS Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of NSTS Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of NSTS Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws.

Emerging Growth Company Status

NSTS Bancorp, Inc. will also be an emerging growth company. For as long as NSTS Bancorp, Inc. continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, NSTS Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We plan to elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

NSTS Bancorp, Inc. could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Taxation

Federal Income Taxation

General. NSTS Bancorp, Inc. and North Shore Trust and Savings are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state income taxation is only intended to summarize certain pertinent income tax matters and is not a comprehensive description of the applicable tax rules. North Shore Trust and Savings’ income tax returns have not been audited by a taxing authority during the past five years.

Following completion of the conversion, NSTS Bancorp, Inc. will file a consolidated federal income tax return with North Shore Trust and Savings. Accordingly, it is anticipated that any cash distributions made by NSTS Bancorp, Inc. to its shareholders would be treated as cash dividends and not as returns of capital to shareholders for federal and state income tax purposes.

Method of Accounting. For federal income tax purposes, we report income and expenses on the accrual method of accounting and use a December 31 tax year for filing our federal income tax returns.

Bad Debt Reserves. The Small Business Job Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995. Prior to that time, North Shore Trust and Savings was permitted to establish a reserve for bad debts.

Taxable Distributions and Recapture. If North Shore Trust and Savings makes certain non-dividend distributions or ceases to maintain a bank charter, then its pre-1988 reserves remain subject to recapture into taxable income. As of June 30, 2021, the total federal pre-1988 reserve was approximately $0. The reserve reflects the cumulative effects of federal income tax deductions by North Shore Trust and Savings for which no federal income tax provisions have been made.

Corporate Dividends-Received Deduction. NSTS Bancorp, Inc., as a member of the same affiliated group of corporations as North Shore Trust and Savings, will be able to exclude from its income for federal income tax purposes 100% of the dividends received from North Shore Trust and Savings.

State Taxation

NSTS Bancorp, Inc. will be subject to Illinois corporate income tax and replacement tax based on its Illinois taxable income and Wisconsin corporate income tax on its Wisconsin taxable income.

Management

Management of NSTS Bancorp, Inc. and North Shore Trust and Savings

NSTS Bancorp, Inc.’s board of directors is divided into three classes, each of which contains approximately one-third of the board. Our directors will be elected by stockholders for staggered three-year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Kevin M. Dolan and Thomas M. Ivantic, will have a term of office expiring at the first annual meeting of stockholders after the conversion, a second class, consisting of Messrs. Apolonio Arenas, Thomas J. Kneesel and Rodney J. True, will have a term of office expiring at the second annual meeting of stockholders, and a third class, consisting of Messrs. Thaddeus M. Bond, Jr. and Stephen G. Lear, will have a term of office expiring at the third annual meeting of stockholders following the conversion.

The following table sets forth certain information regarding our directors all of whom also serve as directors of North Shore Trust and Savings. Ages are reflected as of June 30, 2021.

NSTS Bancorp, Inc.

Name	Position(s) Held with North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings	Director Since	Year Term Expires

Stephen G. Lear	Chairman of the Boards of Directors and Chief Executive Officer of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings	2003	2024

Apolonio Arenas	Director	2006	2023

Thaddeus M. Bond, Jr.	Director	2015	2024

Kevin M. Dolan	Director	2021	2022

Thomas M. Ivantic	Director	1998	2022

Thomas J. Kneesel	Director	2020	2023

Rodney J. True	Director	2003	2023

The business experience for at least the past five years of each of our directors is set forth below. The biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Unless otherwise indicated, each individual has held his or her position for the past five years.

Directors

Stephen G. Lear, age 65, has served as the Chairman of the Board of Directors of North Shore MHC and North Shore Trust and Savings since 2012 and as a director since 2003. Mr. Lear has also served as the Chief Executive Officer of North Shore Trust and Savings since 1998. Mr. Lear has served in varying capacities with North Shore Trust and Savings since 1979. Mr. Lear received a degree in Finance/Business Administration from the University of Illinois at Urbana-Champaign and his MBA from The Lake Forest Graduate School of Management in Lake Forest, Illinois. He previously served on the Board of Directors and as Chairman of The Illinois League of Financial Institutions.

Apolonio Arenas, age 50, has served as a director since 2006. Mr. Arenas also serves as the President of Dieck, Arenas and Associates PC. A certified public accountant since 1996, Mr. Arenas has held various accounting roles in his 29 years of service with Dieck, Arenas and Associates PC. Mr. Arenas attended Saint Xavier University and received a Bachelor’s in Accountancy in 1992. Mr. Arenas serves on the board of directors of All Are Welcome Social Services, Inc. Mr. Arenas previously served on the school board of the Most Blessed Trinity Academy.

Thaddeus M. Bond, Jr., age 55, has served as a director since 2015. Mr. Bond is the founder of the Law Offices of Thaddeus M. Bond, Jr. & Associates, P.C. and Bond Title Services, Inc. A licensed attorney since 1991, Mr. Bond concentrates his practice in the areas of real estate law, civil litigation, real estate-based litigation, estate planning and probate law. Mr. Bond is a lifelong Lake County, Illinois resident. Mr. Bond attended Augustana College in Rock Island, Illinois and the John Marshall Law School (now the University of Illinois-Chicago Law School), graduating with honors. Mr. Bond has served on the board of directors at his alma mater, Carmel Catholic High School, including two years as board chair. Mr. Bond also serves on the board of directors of the Special Recreation Association of Central Lake County Foundation, a fundraising arm for an organization which provides recreational activities for special needs children and adults.

Kevin M. Dolan, age 63, has served as a director since March 2021. Mr. Dolan retired from Abbott Laboratories in 2012 after 33 years of having served in a number of finance and accounting roles including Vice President and Controller for Tap Pharmaceuticals, a joint venture between Abbott and Takeda Chemicals of Japan, and Vice President and Controller of the U.S. Pharmaceutical Division. He received his BBA in finance from the University of Notre Dame in 1979 and a Masters in Management degree from Northwestern University in 1985. Mr. Dolan has served as an elected Commissioner for the Mundelein Park and Recreation District from 1997 to the present. He also served as a Trustee on the Illinois Association of Park Districts’ Board of Trustees from 2013 until 2021, serving as Chairman in 2019.

Thomas M. Ivantic, age 69, has served as a director since 1998. Mr. Ivantic is currently retired. Mr. Ivantic previously served for over 29 years as a commercial airline pilot for United Airlines. Mr. Ivantic is a 1973 graduate of St. Mary’s University, Winona, Minnesota, in both Economics and Business Administration. Mr. Ivantic volunteers in many local groups, including Boy Scouts of America, PADS, and Appalachia Service Project.

Thomas J. Kneesel, age 66, has served as a director since March 2020. Mr. Kneesel is the current President/Owner of Kneesel and Associates, a residential appraisal firm. Mr. Kneesel previously served as the Vice-President Residential Appraisal Compliance Officer of Associated Bank, N.A., Green Bay, WI from 2011-2020. Mr. Kneesel is currently the Chairman of the Wisconsin Real Estate Appraisal Advisory Board and of the Wisconsin Real Estate Appraiser Board. Mr. Kneesel currently holds the SRA and AI-RRS designations granted by the Appraisal Institute. Mr. Kneesel holds a degree in business from St. Mary’s University, Winona, Minnesota in 1977.

Rodney J. True, age 68, has served as director since March 2003. Mr. True is currently retired. Mr. True previously served as Chief Operating Officer of Spend Radar, a software development company located in Chicago, Illinois, for seven years from 2008 to 2015, and prior to that, as Chief Executive Officer of TrueSource, a spend analysis software company. Mr. True also held various management positions with Ernst & Young, Abbott Laboratories, and Republic Steel. Mr. True received a Master’s Degree in Business Administration with the valedictorian distinction from the Lake Forest Graduate School of Management in 1983, and received a Bachelor’s of Arts in Economics from Ripon College, Ripon, Wisconsin, in 1974.

Directors Emeritus

Two former directors of North Shore Trust and Savings, William C. Ivantic and Walter A. Kroll, have each been designated a Director Emeritus because of their long-standing commitment to, and knowledge of, our institution, industry and local community. Messrs. Ivantic and Kroll meet at the request of the board of directors for advice and consultation. Messrs. Ivantic and Kroll are not members of the board of directors and as a result have no board voting rights. Director Emeritus are appointed annually by the board of directors and receive an annual retainer of $1,500.

Director Independence

Our board of directors has reviewed the independence of each director under the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market. Stephen G. Lear is not considered independent because he serves as the Chief Executive Officer of NSTS Bancorp, Inc, North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings. Thomas M. Ivantic is not considered independent because he is the brother of Amy L. Avakian our Chief Lending Officer and Thomas J. Kneesel is not considered independent because he is the brother-in-law of Ms. Avakian.

Based upon information provided by each director concerning their backgrounds, employment and affiliations, our board of directors has determined that Messrs. Arenas, Bond, Dolan and True do not have relationships that would interfere with the exercise of independent judgement in carrying out the responsibilities of a director and that each of these directors is independent under applicable Nasdaq listing standards. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence and found that none had a relationship that would preclude a finding of independence under applicable Nasdaq listing standards.

Executive Officers Who Are Not Directors of NSTS Bancorp, Inc.

The following sets forth information regarding our executive officers who are not directors, including each executive officer’s business experience for at least the past five years. Age information is as of June 30, 2021. The executive officers of North Shore MHC and North Shore Trust and Savings are elected annually.

Nathan E. Walker, age 43, has served as the President and Chief Operating Officer of North Shore Trust and Savings since November 2020. Mr. Walker joined North Shore Trust and Savings in 1996 and has previously held roles as Chief Operating Officer and Senior Vice President of Retail Banking between 2010 and 2020. Mr. Walker holds a Bachelor’s of Science degree in Finance from the University of Wisconsin-Parkside, a Master’s degree in Business Administration from Cardinal Stritch University and an advanced degree from the Graduate School of Banking at the University of Wisconsin Madison. Mr. Walker serves on the board of directors of Siena Catholic Schools of Racine, Wisconsin.

Carissa H. Schoolcraft, age 29, has served as the Chief Financial Officer of North Shore Trust and Savings since April 2021. Ms. Schoolcraft previously served as the Controller of North Shore Trust and Savings from April 2020 to April 2021. Prior to joining North Shore Trust and Savings, Ms. Schoolcraft served as a Staff Auditor (Manager) at KPMG, LLP from 2013 to 2020. Ms. Schoolcraft received a Bachelor’s and Master’s Degree in Accounting from Truman State University in Kirksville, Missouri.

Amy L. Avakian, age 60, has served as the Vice President and Chief Lending Officer of North Shore Trust and Savings from 2019 to present. Ms. Avakian began her career at North Shore Trust and Savings in 1983 and has served in various roles within the lending function and is a member of the loan committee. Ms. Avakian received her Bachelor’s in Communication from St. Norbert College in De Pere, Wisconsin. Ms. Avakian is a member of the Lake County Property Investor’s Association.

Meetings and Committees of the Board of Directors of NSTS Bancorp, Inc.

The board of directors of NSTS Bancorp, Inc. has met once since the incorporation of NSTS Bancorp, Inc. to address certain organizational matters. The board of directors will establish the following standing committees: the audit committee, the nominating and corporate governance committee and the compensation committee. Each of these committees will operate under a written charter, which governs its composition, responsibilities and operations. Each member of each committee will satisfy the applicable independence requirements of Nasdaq and the Securities and Exchange Commission. The table below sets forth the expected directors of each of the listed standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Apolonio Arenas (Chair)	Rodney J. True (Chair)	Kevin M. Dolan (Chair)

Kevin M. Dolan	Apolonio Arenas	Thaddeus M. Bond, Jr.

Rodney J. True	Thaddeus M. Bond, Jr.	Apolonio Areas

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, we expect to adopt several policies to govern the activities of both NSTS Bancorp, Inc. and North Shore Trust and Savings, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to involve such matters as the following:

●	the composition, responsibilities and operation of our board of directors;

●	the establishment and operation of board committees, including audit, nominating/corporate governance and compensation committees;

●	convening executive sessions of independent directors; and

●	our board of directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Board Oversight of Cybersecurity Risks

We face a number of risks, including cybersecurity risks and those other risks described under the section titled “Risk Factors” included in this prospectus. Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board's committees, the board receives regular reports from our management, including our information security and technology officer, on material cybersecurity risks and the degree of our exposure to those risks. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management works with a third party service provider to ensure appropriate controls are in place and to continuously monitor network activity through a security operations center. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Director Compensation

Each director of North Shore Trust and Savings currently receives an annual retainer of $18,000 and a per meeting fee of $1,000. Each of the current directors of North Shore Trust and Savings also serves as a director of North Shore MHC and NSTS Financial Corporation. Each director received an additional annual retainer of $1,000 (paid in quarterly installments) for their service on each of the boards of directors of North Shore MHC and NSTS Financial Corporation. Upon completion of the conversion, we do not expect changes to director fees for service on the board of directors of North Shore Trust and Savings and anticipate that directors fees for service on the board of directors of NSTS Bancorp, Inc. will equal the same aggregate amount of director fees payable for service on the boards of directors of NSTS Financial Corporation and North Shore MHC, although no such determination has been made at this time.

The following table sets forth total compensation paid to directors of North Shore Trust and Savings, NSTS Financial Corporation and NSTS Bancorp, Inc. during the year ended December 31, 2020.

Name	Board/Committee Fees Earned or Paid in Cash(1)	All Other Compensation	Total
Apolonio Arenas	$32,000	—	$32,000
Marcella A. Bosnak(2)	32,000	—	32,000
Thaddeus M. Bond Jr.	32,000	—	32,000
Kevin M. Dolan(3)	—	—	—
Thomas M. Ivantic	32,000	—	32,000
Thomas J. Kneesel(4)	21,334	—	21,334
James L. Merlock(5)	10,667	—	10,667
Rodney J. True	32,000	—	32,000

(1)	Messrs. Bond, Ivantic, Lear and True deferred all or a portion of their fees into a deferred compensation account pursuant to the Director Deferred Compensation Plan described below.

(2)	Marcella A. Bosnak retired from each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in March 2021.

(3)	Kevin M. Dolan joined each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in March 2021.

(4)	Thomas J. Kneesel joined each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in April 2020.

(5)	James L. Merlock retired from each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in April 2020.

Director Deferred Compensation Plan

We maintain a non-qualified unsecured director deferred compensation plan that allows directors of each North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings to elect to defer up to 100% of the retainer and monthly board fees. We establish a deferred compensation account for each participating director and credits the account with the fees deferred by the director plus interest equal to the prime rate plus two percent. Interest is credited to each such account quarterly.

Executive Compensation

The following table shows the compensation paid by North Shore Trust and Savings to its Chief Executive Officer, President, Chief Financial Officer and our only other executive officer whose compensation exceeded $100,000.00 for the year ended December 31, 2020.

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)		Total
Stephen G. Lear, Chief Executive Officer	2020	$207,199	$19,075	$55,846	(2)	$282,120

Nathan E. Walker, President and Chief Operating Officer(3)	2020	137,957	13,192	9,187		160,336

Carissa H. Schoolcraft, Chief Financial Officer(4)	2020	81,827	2,212	-		84,039

Amy L. Avakian, Chief Lending Officer	2020	131,460	13,000	8,807		153,267

Susan J. Suski, Chief Financial Officer(5)	2020	136,240	15,192	9,210		160,642

(1)

All other compensation does not include amounts attributable to other miscellaneous benefits. Except as provided herein, the costs to North Shore Trust and Savings of providing such benefits during the year ended December 31, 2020 did not exceed $10,000 for any individual officer. Includes $14,055, $9,187, $8,807 and $9,210 for Mr. Lear, Mr. Walker, Ms. Avakian and Ms. Suski, respectively, for matching contributions under North Shore Trust and Savings’ 401(k) Plan.

(2)

Includes $32,000 of compensation for Mr. Lear for his service on the boards of directors of North Shore Trust and Savings, NSTS Financial Corporation and North Shore MHC. Mr. Lear deferred $16,000 of his fees into a deferred compensation account pursuant to the Director Deferred Compensation Plan described below.

(3)

Appointed President of North Shore Trust and Savings in December 2020. Reflects Mr. Walker’s salary as Chief Operating Officer of North Shore Trust and Savings from January 1, 2019 to November 30, 2020 and Mr. Walker’s compensation as President of North Shore Trust and Savings from December 1, 2020 to December 31, 2020. For the year 2021, Mr. Walker’s salary is $170,000.

(4)

Appointed Chief Financial Officer of North Shore Trust and Savings in April 2021. Reflects Ms. Schoolcraft’s compensation as Controller of North Shore Trust and Savings from April 1, 2020 to December 31, 2020. For the year 2021, Ms. Schoolcraft’s salary as Chief Financial Officer of North Shore Trust and Savings is $125,000 as of April 1, 2021.

(5)	Susan J. Suski retired as the Chief Financial Officer of North Shore Trust and Savings in April 2021.

Employment Agreement

Prior to the closing of the offering, NSTS Bancorp, Inc. and North Shore Trust and Savings will enter into an employment agreement with Mr. Lear. Pursuant to the agreement, Mr. Lear will continue to serve in his current capacity as the Chairman, President and Chief Executive Officer of NSTS Bancorp, Inc. and as Chairman and Chief Executive Officer of North Shore Trust and Savings. The employment agreement has an initial term of three years. The initial term of the employment agreement will extend automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, unless one party gives the other party written notice of nonrenewal at least 90 days prior to the applicable anniversary date. The employment agreement provides that his base salary may be increased, but not decreased, at the discretion of the boards of directors. In addition to the base salary, the agreement provides that Mr. Lear will be eligible to receive an annual bonus as may be determined by the board of directors. Mr. Lear is also eligible to participate in any other short-term incentive compensation plan or long-term or equity incentive plans that may be adopted by the board of directors. Mr. Lear is also entitled to participate in all employee benefit plans arrangements and perquisites offered to our employees and officers, and the reimbursement of reasonable business expenses incurred in the performance of his duties. We will also provide Mr. Lear with reimbursement for monthly membership dues at a country club or similar club, and may provide other perquisites such as an automobile allowance and/or cell phone expense reimbursement as determined by the board of directors.

The employment agreement is terminable with or without cause by us. Mr. Lear has no right to compensation or other benefits pursuant to the employment agreement for any period after termination for cause, as defined in the agreement. In the event we terminate Mr. Lear’s employment without cause or Mr. Lear voluntary resigns for “good reason” (i.e., a “qualifying termination event”), we will pay Mr. Lear a severance payment equal to the base salary that Mr. Lear would have received had he continued employment for the remainder of the then-current term. The severance payment will be paid as salary continuation in substantially equal installments in accordance with our regular payroll practice over the remainder of the then-current term. Mr. Lear must sign a general release of claims to receive the severance payment. A “good reason” condition for purposes of the employment agreement includes a material reduction in base salary, a material adverse change in responsibilities, titles, powers or duties, a failure to appoint Mr. Lear as a director of North Shore Trust and Savings or a failure to nominate Mr. Lear to stand for election to NSTS Bancorp, Inc.’s board of directors, relocation of Mr. Lear’s principal place of employment to a location more than 25 miles from his current principal place of employment, or material breach of the employment agreement by us.

If a qualifying termination event occurs within 24 months following a change in control of NSTS Bancorp, Inc. or North Shore Trust and Savings, Mr. Lear would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to two and one-half times the sum of (i) Mr. Lear’s base salary, plus (ii) the average annual bonus earned by Mr. Lear for the three (3) years immediately preceding the year in which the change in control occurs. This change in control severance will be paid in a lump sum payment. Mr. Lear must sign a general release of claims to receive the change in control severance payment.

The employment agreement terminates upon Mr. Lear’s death, and in such event, his estate or beneficiary will be paid his accrued benefits through such date. Also, upon termination of employment, Mr. Lear will be required to adhere to a one-year non-solicitation restriction set forth in his employment agreement.

Change in Control Agreements

We also intend to enter into a change in control agreement with each of Mr. Walker and Mses. Avakian and Schoolcraft. The change in control agreements will have an initial term of three years. The initial term of the change in control agreements will extend automatically for one additional year on each anniversary of the effective date of the agreement, so that the remaining term is again three years, provided that if North Shore Trust and Savings terminates the executive’s employment, the change in control agreement will terminate upon such termination of employment, and North Shore Trust and Savings may otherwise terminate a change in control agreement upon 12 months’ notice to the applicable executive of such termination. Notwithstanding the foregoing, in the event a change in control event occurs during the term of a change in control agreement, the term of the agreement will automatically extend for the greater of 12 months from the change of control event or until all benefits then due and owing are paid to the executive.

Upon termination of the executive’s employment by North Shore Trust and Savings without “cause” or by the executive with “good reason” on or after the effective date of a change in control of North Shore Trust and Savings or NSTS Bancorp, Inc., Mr. Walker would be entitled to a severance payment equal to two times the sum of (i) his base salary; and (ii) his average annual bonus earned for the three (3) years immediately preceding the year in which the change in control occurs. Mses. Avakian and Schoolcraft each would be entitled to a severance payment equal to 1.5 times the sum of (i) her base salary; and (ii) her average annual bonus earned for the three (3) years immediately preceding the year in which the change in control occurs. This change in control severance will be paid in substantially equal installments over a 12 month period. In addition, the executive would receive continuation of medical, dental or other health coverage, at the same premium cost to executive, for twelve months following termination of employment. The executive must sign a general release of claims to receive the change in control severance payment.

A “good reason” condition for purposes of the change in control agreements includes a material reduction in base salary, a material adverse change in the responsibilities, powers or duties of executive, or a relocation of the executive’s principal place of employment to a location more than 25 miles from his/her current principal place of employment.

401(k) Plan

North Shore Trust and Savings sponsors the North Shore Trust and Savings 401(k) Plan (“401(k) Plan”), which is a qualified, tax-exempt defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. An employee of North Shore Trust and Savings is eligible to become a participant in the plan after reaching age 18 and completing three months of employment. Eligible employees are entitled to enter the 401(k) Plan on a monthly basis.

Under the 401(k) Plan, during 2020 participants were permitted to make salary deferral contributions (in whole percentages or specific dollar amounts) in any amount up to 100% of their plan salary up to the maximum percentage of compensation allowed by law ($19,500 for 2020). Participants who are age 50 or older are permitted to make “catch up” contributions to the plan up to $6,500 (for 2020, as indexed annually). North Shore Trust and Savings currently contributes a matching contribution amount equal to 100% of the participant’s elective deferral up to 6%. North Shore Trust and Savings may also make a discretionary, fully vested profit-sharing contribution to the 401(k) Plan. Upon termination of employment, including following retirement or disability, a participant may withdraw his or her vested account balance. North Shore Trust and Savings intends to allow participants in the 401(k) Plan to use up to 50% of their account balances in the 401(k) Plan to subscribe for shares of common stock in the offering.

Directors’ Retirement Plan

North Shore Trust and Savings maintained a Directors’ Retirement Plan which provided for post-retirement benefits to directors who have served North Shore Trust and Savings for a minimum of six years. Benefits under the plan were accrued during the period of service. Expense under this plan was approximately $19,000 for 2019. The Directors’ Retirement Plan was terminated in December 2019 and contributions received in 2019 were the final contributions for the plan. The Directors’ Retirement Plan began distributions in 2020 and completed distributions in 2021. All required amounts were fully accrued at December 31, 2019.

The following table reflects one half of the amount paid to each individual director during the year ended December 31, 2020 in connection with the termination of the Directors’ Retirement Plan. The second half was paid during the six months ended June 30, 2021.

Name	Total

Apolonio Arenas	$12,831
Thaddeus M. Bond, Jr.	4,583
Marcella A. Bosnak(1)	14,664
Kevin M. Dolan	—
Thomas M. Ivantic	20,163
Thomas J. Kneesel	—
Stephen G. Lear	15,581
James L. Merlock(2)	18,330
Rodney J. True	15,581

(1)	Marcella A. Bosnak retired from each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in March 2021.

(2)	James L. Merlock retired from each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in April 2020.

Equity Value Plan

North Shore Trust and Savings’ Equity Value Plan was established in 2005 and covered key officers and directors. Under the terms of the plan, participants were granted units that entitled the holder to receive the appreciation in the value of the unit from the grant date through termination of employment. Benefits vested over five years. The value of the unit was based on the change in the value of the North Shore MHC’s equity. Expense recognized for the appreciation in the value of the units was $57,000 for the year ended December 31, 2019. At December 31, 2020 and 2019, the liabilities for the equity value plan were $321,588 and $643,175, respectively. All units are considered a liability and are included in accrued expenses and other liabilities on the balance sheets. The Equity Value Plan was terminated in December 2019 and contributions received in 2019 were the final contributions for the Equity Value Plan. The Equity Value Plan began distributions in 2020 and completed such distributions in January 2021. All required amounts were fully accrued at December 31, 2019.

The following table reflects one half of the amount paid to each covered officer and director in 2020 in connection with the termination of the Equity Value Plan. The second half was paid in 2021.

Name	Total

Apolonio Arenas	$17,750
Amy L. Avakian	18,550
Thaddeus M. Bond, Jr.	7,875
Marcella A. Bosnak(1)	20,500
Kevin M. Dolan	—
Thomas M. Ivantic	20,500
Thomas J. Kneesel	—
Stephen G. Lear	61,500
James L. Merlock(2)	20,500
Rodney J. True	20,500
Nathan E. Walker	15,525
Susan J. Suski(3)	9,950

(1)	Marcella A. Bosnak retired from each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in March 2021.

(2)	James L. Merlock retired from each of the board of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings in April 2020.

(3)	Susan J. Suski retired as the Chief Financial Officer of North Shore Trust and Savings in April 2021.

Noncontributory Profit-Sharing Plan

North Shore Trust and Savings sponsors a noncontributory profit-sharing plan covering all employees who have worked more than 1,000 hours during the plan year and remain employed as of the year-end. Funds are fully vested after two years of employment. Profit sharing expense for the years ended 2020 and 2019 was approximately $0 and $47,500, respectively.

New Stock Benefit Plans

Employee Stock Ownership Plan. North Shore Trust and Savings has established an employee stock ownership plan for our employees to become effective upon completion of the conversion. Employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 18 are eligible to participate in our employee stock ownership plan.

As part of the conversion, in order to fund the purchase of up to 8.0% of the common stock issued in the conversion (including shares contributed to the charitable foundation), or 277,551 shares and 375,510 shares based on the minimum and maximum of the offering range, respectively, we anticipate that the employee stock ownership plan will borrow funds from NSTS Bancorp, Inc. We anticipate that such loan will equal 100% of the aggregate purchase price of the common stock acquired by our employee stock ownership plan. We have agreed to loan the employee stock ownership plan the funds necessary to purchase shares. If the employee stock ownership plan’s order is not completely filled in the offering, we expect that the employee stock ownership plan will purchase shares in the open market after the conversion is completed at a price which may be more or less than $10.00 per share. The loan to the employee stock ownership plan, which will have a term of 25 years, will be repaid principally from North Shore Trust and Savings contributions to the employee stock ownership plan, and the collateral for the loan will be the common stock purchased by the employee stock ownership plan. The interest rate for the employee stock ownership plan loan will be fixed and is expected to be at the prime rate on the date the employee stock ownership plan enters into the loan. We may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by NSTS Bancorp, Inc. or upon the sale of treasury shares by NSTS Bancorp, Inc. Such purchases, if made, would be funded through additional borrowings by the employee stock ownership plan or additional contributions from North Shore Trust and Savings. The timing, amount and manner of future contributions to the employee stock ownership plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by our employee stock ownership plan with the loan proceeds will be held in a suspense account and released for allocation to participants on a pro rata basis as debt service payments are made. Shares released from the employee stock ownership plan will be allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s compensation, consisting of salary and bonus, to the total of such compensation of all eligible employee stock ownership plan participants. Forfeitures may be used for several purposes such as the payment of expenses or be reallocated among remaining participating employees. Account balances of participants in the employee stock ownership plan will be 100% vested after five years of service. Credit is given for years of service with North Shore Trust and Savings prior to adoption of the employee stock ownership plan. In the case of a “change in control,” as defined in the employee stock ownership plan, however, participants will become immediately fully vested in their account balances. Participants will also become fully vested in their account balances upon death, disability or retirement. Benefits may be payable upon retirement or separation from service.

U.S. GAAP require that any third-party borrowing by our employee stock ownership plan be reflected as a liability on our statement of financial condition. Since the employee stock ownership plan is borrowing from us, the loan will not be treated as a liability but instead will be excluded from stockholders’ equity. If the employee stock ownership plan purchases newly issued shares from NSTS Bancorp, Inc., total stockholders’ equity would neither increase nor decrease, but per share stockholders’ equity and per share net earnings would decrease as the newly issued shares are allocated to the employee stock ownership plan participants.

Our employee stock ownership plan will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations of the IRS and the Department of Labor.

Stock Option and Stock-Based Benefit Plans. Following completion of the conversion, we intend to adopt stock-based benefit plans that will provide for grants of stock options and awards of shares of restricted common stock. In accordance with applicable regulations, we anticipate that the plans will authorize a number of stock options and a number of shares of restricted common stock, not to exceed 10.0% and 4.0%, respectively, of the shares issued in the offering. These limitations may not apply if the plans are implemented more than one year after the completion of the conversion, subject to any applicable regulatory approvals.

The stock-based benefit plans will not be established sooner than six months after the completion of the conversion and, if adopted within one year after the completion of the conversion, the plans must be approved by a majority of the votes eligible to be cast by our stockholders. If a stock-based benefit plan is established more than one year after completion of the conversion, it must be approved only by a majority of votes cast by our stockholders.

Certain additional restrictions would apply to our stock-based benefit plans if adopted within one year after completion of the conversion, including:

●	non-employee directors in the aggregate may not receive more than 30% of the stock options and of the shares of restricted common stock authorized under the plan;

●	any non-employee director may not receive more than 5% of the stock options and of the restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the stock options and of the restricted stock awards authorized under the plan;

●	the stock options and the shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of the date of grant; and

●	accelerated vesting is not permitted except for death, disability or upon a change in control of NSTS Bancorp, Inc. or North Shore Trust and Savings.

We have not yet determined whether we will present our stock-based benefit plans for stockholder approval within one year following the completion of the conversion or whether we will present them for stockholder approval more than one year after the completion of the conversion. In the event of changes in applicable regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

Transactions with Related Persons

North Shore Trust and Savings offers extensions of credit to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and other purposes. These loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to North Shore Trust and Savings, and none of such loans involve more than the normal risk of collectability or present other unfavorable features.

Section 22(h) of the Federal Reserve Act generally provides that any credit extended by a savings institution, such as North Shore Trust and Savings, to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings institution with non-affiliated parties; unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

Amy L. Avakian was hired in 1983 and currently serves as the Vice President and Chief Lending Officer of North Shore Trust and Savings. Ms. Avakian is the sister of director Thomas M. Ivantic and sister-in-law of director Thomas J. Kneesel. As a result of Ms. Avakian’s employment with North Shore Trust and Savings, Ms. Avakian received compensation of $153,000 and $123,000 in 2020 and 2019, respectively.

Director Apolonio Arenas is President of Dieck, Arenas and Associates PC which leases space in the main office of North Shore Trust and Savings with an annual lease payment of $21,000.

Proposed Management Purchases

The following table sets forth, for each of our directors and executive officers (and their associates) and for all of our directors and executive officers as a group, the proposed purchases of common stock, assuming the offering is closed at the minimum and the maximum of the offering range and assuming sufficient shares are available to satisfy their subscriptions. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 270,000 shares of common stock, equal to 7.9% of the number of shares of common stock to be sold in the offering at the minimum of the offering range. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering—Additional Limitations on Common Stock Purchases.”

Name	Number of Shares	Amount($)	Percent at the Minimum of the Offering Range	Percent at the Maximum of the Offering Range

Directors and their associates:(1)
Stephen G. Lear	30,000	$300,000	*	*
Apolonio Arenas	25,000	250,000	*	*
Thaddeus M. Bond	30,000	300,000	*	*
Kevin M. Dolan	30,000	300,000	*	*
Thomas M. Ivantic	25,000	250,000	*	*
Thomas J. Kneesel	20,000	200,000	*	*
Rodney J. True	40,000	400,000	1.1%	*

Other executive officers and their associates:(1)
Nathan E. Walker	30,000	300,000	*	*
Amy L. Avakian	30,000	300,000	*	*
Carissa H. Schoolcraft	10,000	100,000	*	*
Total	270,000	$2,700,000	7.9%	5.8%

*	Less than 1.0%.

(1)

The amounts shown reflect proposed stock purchase amounts by individual directors or executive officers plus purchases by his or her associates, such as his or her spouse or other relative living in his or her home, an affiliated corporation or other organization or a trust or estate in which he or she has a substantial beneficial interest or serves as a fiduciary.

The Conversion and Offering

General

The boards of directors of North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings unanimously adopted the plan of conversion on July 19, 2021. Pursuant to the plan of conversion, North Shore MHC will convert from the mutual form of organization to the stock form of organization through the following series of steps: North Shore MHC currently owns 100% of the common stock of NSTS Financial Corporation which in turn owns 100% of the common stock of North Shore Trust and Savings. North Shore MHC will first merge with and into NSTS Financial Corporation which will in turn immediately merge with and into NSTS Bancorp, Inc., which in turn will sell shares of common stock in the offering. When the conversion and offering are completed, all of the outstanding capital stock of North Shore Trust and Savings will be owned by NSTS Bancorp, Inc., and all of the common stock of NSTS Bancorp, Inc. will be owned by stockholders.

The plan of conversion must also be approved by North Shore MHC members. A special meeting of members has been called for this purpose. We have filed an application for conversion with respect to the conversion and stock offering with the Federal Reserve Board. The final approval of the Federal Reserve Board is required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Pursuant to the plan of conversion, we will offer shares of common stock for sale in the subscription offering to our Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members. To the extent shares remain available for sale, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons residing in Lake County, Illinois.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or promptly after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription and community offerings through a syndicated community offering in which Keefe, Bruyette & Woods, Inc. will be sole manager. See “— Syndicated Community Offering.”

NSTS Bancorp, Inc. intends to retain between $13.2 million and $18.2 million of the net proceeds of the offering (or $21.0 million at the adjusted maximum of the offering range) and to invest between $16.1 million and $22.1 million of the net proceeds in North Shore Trust and Savings (or $25.5 million at the adjusted maximum of the offering range). The offering will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated pro forma market value of NSTS Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to Be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the plan of conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. The plan of conversion should be consulted for further information about the conversion and offering. A copy of the plan of conversion is available for inspection at each office of North Shore Trust and Savings.

The plan of conversion is also filed as an exhibit to North Shore MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find Additional Information.”

Reasons for the Conversion

Our primary reasons for converting and raising additional capital through the offering are to:

●

Enhance our capital base to support growth on a prudent basis. We intend to moderately grow our loan portfolio while continuing the sale of one- to four-family residential mortgages in the secondary market. While we currently exceed all regulatory capital requirements, the offering proceeds will strengthen our capital position and support our planned growth. We believe this increased capacity will improve our competitive position relative to the many larger banks operating in our market area.

●

Offer our employees and directors an equity ownership interest in NSTS Bancorp, Inc.  We believe that the conversion and offering will enable us to attract and retain directors, management and employees through various stock-based benefit plans, including an employee stock ownership plan and one or more equity incentive plans.

●

Facilitate future mergers and acquisitions, if available, on a prudent basis. Although we do not currently have any understandings or agreements regarding any specific transactions, the additional capital raised in the offering may be used to finance mergers with, and acquisitions of, other financial institutions, asset portfolios and offices when and if attractive opportunities arise.

●	Offer our depositors an equity ownership interest. The offering will allow us to offer our depositors the ability to acquire our common stock, and, thus, have an equity interest in our future.

Approvals Required

The affirmative vote of a majority of the total outstanding votes eligible to be cast by the voting members of North Shore MHC, represented in person or by proxy, is required to approve the plan of conversion. A special meeting of members to consider and vote upon the plan of conversion has been called for December 29 , 2021. We have filed an application for conversion with respect to the conversion and stock offering with the Federal Reserve Board. Such application, which includes the plan of conversion, must be approved by the Federal Reserve Board. The Federal Reserve Board’s approval of our holding company application also must be obtained. We cannot consummate the conversion and offering without receiving these approvals and non-objections and satisfying the conditions contained in them.

Effects of Conversion on Depositors and Borrowers

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving North Shore Trust and Savings at the time of the conversion will be the directors of North Shore Trust and Savings and of NSTS Bancorp, Inc. after the conversion. The officers of North Shore Trust and Savings at the time of the conversion will retain their positions after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of North Shore Trust and Savings at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the FDIC, without interruption, to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from North Shore Trust and Savings will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion.

Effect on Voting Rights of Members. All of our depositors and certain borrowers as of specified eligibility dates are members of and have voting rights in North Shore MHC as to all matters requiring membership action. Upon completion of the conversion, North Shore MHC will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in North Shore Trust and Savings will be vested in NSTS Bancorp, Inc. as the sole shareholder of North Shore Trust and Savings. The stockholders of NSTS Bancorp, Inc. will possess exclusive voting rights with respect to NSTS Bancorp, Inc. common stock.

Tax Effects. We have received opinions of counsel and certain tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to North Shore Trust and Savings or its depositors. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in North Shore Trust and Savings has both a deposit account in North Shore Trust and Savings and a pro rata ownership interest in the net worth of North Shore MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of North Shore MHC and North Shore Trust and Savings; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account obtains a pro rata ownership interest in North Shore MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of North Shore MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that North Shore MHC and North Shore Trust and Savings are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of North Shore MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders and Supplemental Eligible Account Holders will receive an interest in a liquidation account maintained by NSTS Bancorp, Inc. in an aggregate amount equal to (i) North Shore MHC’s ownership interest in NSTS Financial Corporation’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of North Shore MHC as of the date of the latest statement of financial condition of North Shore MHC prior to the consummation of the conversion (excluding its ownership of NSTS Financial Corporation). NSTS Bancorp, Inc. will hold the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in North Shore Trust and Savings after the conversion. The liquidation accounts are designed to provide payments to depositors of their liquidation interests, if any, in the event of a liquidation of (a) NSTS Bancorp, Inc. and North Shore Trust and Savings or (b) North Shore Trust and Savings. See “—Liquidation Rights.”

Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest-bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest-bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion transaction.

We have submitted to the Federal Reserve Board a request for a waiver from this regulation and the Federal Reserve Board has granted the request. As a result, a depositor of North Shore Trust and Savings who has an eligible non-interest-bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by virtue of this account.

The inclusion of depositors with non-interest-bearing demand deposits as eligible account holders and supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that is required to be established in connection with the conversion transaction.

Stock Pricing and Number of Shares to Be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained Feldman Financial to prepare an independent valuation. For its services in preparing the initial valuation and the final updated valuation, Feldman Financial will receive a fee of $50,000, as well as payment for reimbursable expenses and an additional $7,500 for each updated valuation prepared other than the final updated valuation. We have paid Feldman Financial no other fees during the previous three years. We have agreed to indemnify Feldman Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from Feldman Financial’s bad faith or negligence.

The independent valuation was prepared by Feldman Financial in reliance upon the information contained in this prospectus, including the financial statements of North Shore MHC. Feldman Financial also considered the following factors, among others:

●	the present results and financial condition of North Shore Trust and Savings and the projected consolidated results and financial condition of NSTS Bancorp, Inc.;

●	the economic and demographic conditions in North Shore Trust and Savings’ existing market area;

●	certain historical, financial and other information relating to North Shore Trust and Savings;

●	a comparative evaluation of the operating and financial characteristics of North Shore Trust and Savings with those of other publicly traded savings institutions;

●	the effect of the offering on our stockholders’ equity and earnings potential;

●	the proposed dividend policy of NSTS Bancorp, Inc.; and

●	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that Feldman Financial considered comparable to NSTS Bancorp, Inc. under regulatory guidelines applicable to the independent valuation.  Under these guidelines, a minimum of 10 peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for NSTS Bancorp, Inc. also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, Feldman Financial limited the peer group companies to the following selection criteria: savings institutions or their holding companies with assets less than $1.0 billion, ratio of tangible common equity to tangible assets of greater than 7.0%, and return on average assets of less than 1.75%.

The independent valuation considered the pro forma effect of the offering. Consistent with regulatory appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. Feldman Financial placed the greatest emphasis on the price-to-book approach in estimating pro forma market value. The price-to-earnings approach was considered less relevant due to our recent history of net operating losses.  Feldman Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements.

The peer group consists of 10 publicly traded savings institutions or their holding companies that were deemed by Feldman Financial, based on regulatory guidelines, to be reasonably comparable to NSTS Bancorp, Inc. In selecting the peer group, Feldman Financial considered certain key criteria such as asset size, market capitalization, capital, profitability and other financial characteristics, operating strategy, pricing characteristics and market area. To the extent there are differences between NSTS Bancorp, Inc. and the institutions comprising the peer group, Feldman Financial made certain valuation adjustments. Feldman Financial made downward adjustments for: (i) earnings prospects and (ii) marketing of the common stock. Feldman Financial made no adjustments for: (i) financial condition; (ii) market area; (iii) management; (iv) dividend payments; (v) liquidity of the shares; and (vi) the effect of banking regulations and regulatory reform. The downward adjustment applied for earning prospects took into consideration our recent trend of operating losses and the lower pro forma returns of NSTS Bancorp, Inc. as a percent of assets and equity relative to the comparable peer group measures. The downward adjustment for marketing of the common stock took into consideration the volatile stock market conditions in both the overall market and the market for bank and thrift stocks and the heightened uncertainty associated with the initial public offering market in the prevailing stock market environment, including the initial public offering market for the common stock of NSTS Bancorp, Inc.

Included in Feldman Financial’s independent valuation were certain assumptions, as to the pro forma earnings of NSTS Bancorp, Inc. after the offering, used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 0.69% as of June 30, 2021 on the net offering proceeds and purchases in the open market of common stock by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

The independent valuation states that at August 31, 2021, the estimated pro forma market value of NSTS Bancorp, Inc. was $40.0 million (inclusive of the shares of common stock and cash to be contributed to the charitable foundation). Based on applicable regulations, this market value forms the midpoint of a range with a minimum of $34.0 million and a maximum of $46.0 million. The aggregate offering price of the shares will be equal to the valuation range multiplied by offering price of $10.00 per share, excluding the shares of common stock to be contributed to the charitable foundation. The number of shares offered will be equal to the aggregate offering price of the shares divided by the $10.00 price per share. Based on the valuation range and the $10.00 offering price per share, the minimum of the offering range is 3,400,000 shares, the midpoint of the offering range is 4,000,000 shares and the maximum of the offering range is 4,600,000 shares.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $52.9 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range, to up to 5,290,000 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a reconciliation of subscribers.  The offering price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued upon an increase in the offering range to up to 5,290,000 shares.

The board of directors of North Shore Trust and Savings reviewed the independent valuation and, in particular, considered the following:

●	North Shore Trust and Savings’ financial condition and results of operations;

●	a comparison of financial performance ratios of North Shore Trust and Savings to those of other financial institutions of similar size; and

●	market conditions generally and in particular for financial institutions.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Feldman Financial to prepare the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Federal Reserve Board as a result of subsequent developments in the financial condition of North Shore Trust and Savings or market conditions generally. If the independent valuation is updated to amend the pro forma market value of NSTS Bancorp, Inc. to less than $34.0 million or to more than $52.9 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to NSTS Bancorp, Inc.’s registration statement.

The following table presents a summary of selected pricing ratios for NSTS Bancorp, Inc. (on a pro forma basis) at and for the 12 months ended June 30, 2021, and for the peer group companies based on earnings and other information at and for the 12 months ended June 30, 2021, with stock prices at August 31, 2021, as reflected in the appraisal report. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 46.5% on a price-to-book value basis and a discount of 47.7% on a price-to-tangible book value basis.  Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering. The estimated appraised value and the resulting premium/discount took into consideration the potential financial effect of the offering.

	Price-to-earnings multiple(1)	Price-to-book value ratio	Price-to-tangible book value ratio
NSTS Bancorp, Inc. (on a pro forma basis, assuming completion of the offering)
Adjusted Maximum	*	59.67%	59.67%
Maximum	*	55.59%	55.59%
Midpoint	*	51.52%	51.52%
Minimum	*	46.88%	46.88%

Valuation of peer group companies, all of which are fully converted (on a historical basis)
Averages	16.97x	96.30%	98.47%
Medians	11.47x	99.35%	101.40%

*

Not material. The price-to-earnings multiple values are not material as the result of NSTS Bancorp, Inc.’s pro forma loss per share at each point in the valuation range (see “Pro Forma Data” beginning on page 40) and resulting negative price-to-earnings multiples. A negative price-to-earnings multiple is not meaningful for comparative valuation purposes, as it calculates to a negative pro forma market capitalization.

(1)	Price-to-earnings multiples calculated by Feldman Financial are based on pro forma data for the 12 months ended June 30, 2021. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. Feldman Financial did not independently verify our financial statements and other information that we provided to them, nor did Feldman Financial independently value our assets or liabilities. The independent valuation considers North Shore Trust and Savings as a going concern and should not be considered as an indication of the liquidation value of North Shore Trust and Savings. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $52.9 million and a corresponding increase in the offering range to more than 5,290,000 shares, or a decrease in the minimum of the valuation range to less than $34.0 million and a corresponding decrease in the offering range to less than 3,400,000 shares, then we will promptly return with interest at 0.15% per annum all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board in order to complete the offering. If we extend the offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days and aggregate extensions may not conclude beyond November 12, 2023 , which is two years after the date on which the Federal Reserve Board approved the plan of conversion.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and NSTS Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and NSTS Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

A copy of the independent valuation report of Feldman Financial, together with the detailed memorandum setting forth the method and assumptions used in the appraisal report, is filed as an exhibit to each of the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

According to the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1:  Eligible Account Holders.  Each depositor of North Shore Trust and Savings with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2020 (an “Eligible Account Holder”) will receive, without payment, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $300,000 (30,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on June 30, 2020. If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. If there is an oversubscription, the subscription rights of Eligible Account Holders who are also directors or certain officers of North Shore Trust and Savings or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding June 30, 2020.

Priority 2:  Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) Plan, will receive, without payment, nontransferable subscription rights to purchase in the aggregate up to 10.0% of the shares of common stock sold in the offering.  Our employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the offering, including shares contributed to the charitable foundation. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the offering, subject to the approval of the Federal Reserve Board.

Priority 3:  Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our employee stock ownership plan, each depositor of North Shore Trust and Savings (other than directors and certain officers of North Shore Trust and Savings, and their associates) with a Qualifying Deposit at the close of business on September 30, 2021, who is not an Eligible Account Holder (a “Supplemental Eligible Account Holder”) will receive, without payment, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $300,000 (30,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Supplemental Eligible Account Holder whose subscription remains unfilled in same the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Supplemental Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on September 30, 2021. If there is an oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plan, and Supplemental Eligible Account Holders, each depositor on the voting record date of October 31, 2021 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) and each borrower of North Shore Trust and Saving as of July 18, 2005 whose borrowings remained outstanding at the close of business on October 31, 2021, will receive, without payment, nontransferable subscription rights to purchase up to the greater of 30,000 shares ($300,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she  subscribed. Thereafter, unallocated shares will be allocated to each Other Member on an equal number of shares basis per order until all orders have been filled or the remaining shares have been allocated, provided that no fractional shares shall be issued.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all accounts in which he or she had an ownership interest at October 31, 2021 and/or a qualified borrower. In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date.  The subscription offering will expire at 1:00 p.m., Central Time, on December 14 , 2021, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board.  Subscription rights will expire whether or not each eligible depositor can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least 3,400,000 shares have not been sold in the offering by January 28 , 2022 and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.15% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If an extension beyond January 28 , 2022 is necessary and granted by the Federal Reserve Board, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions by Eligible Account Holders, our tax-qualified employee stock ownership plan, Supplemental Eligible Account Holders and Other Members, we will offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

●	Natural persons and trusts of natural persons residing in Lake County, Illinois; and

●	Other members of the general public.

Subscribers in the community offering may purchase up to $300,000 (30,000 shares) of common stock, subject to the overall purchase limitations.  See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion and reasonably consistent with achieving a reasonably wide distribution of the common stock, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons (including trusts of natural persons) residing in Lake County, Illinois (“Local Community”), we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among the Local Community whose orders remain unsatisfied in the same proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all Local Community whose subscription remains unsatisfied. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the community offering applying the same allocation described above for Local Community.

The term “residing” or “resident” as used in this prospectus with respect to Lake County, Illinois means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended with the approval of the Federal Reserve Board. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond January 28 , 2022, in which event we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, subject to any approvals required from the Federal Reserve Board in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole manager. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of order forms and the submission of funds directly to NSTS Bancorp, Inc. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at North Shore Trust and Savings or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 under the Exchange Act and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

If for any reason we cannot undertake a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the offering:

●	no individual, or group of individuals exercising subscription rights through a single qualifying deposit account held jointly, may purchase more than $300,000 (30,000 shares) in the offering;

●

except for the employee stock ownership plan, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $400,000 (40,000 shares) of common stock in all categories of the offering combined;

●

tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) Plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering, including shares issued upon an increase in the offering range of up to 15% and shares contributed to the charitable foundation;

●	no person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase; and

●

the aggregate number of shares of common stock that may be purchased in all categories of the offering by officers and directors of NSTS Bancorp, Inc. and North Shore Trust and Savings and their associates may not exceed 31% of the total shares sold in the offering.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of the members of North Shore MHC, may decrease or increase the purchase limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount and checked the box on the stock order form will be given the opportunity to increase their orders up to the then-applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders.

If there is an increase in the offering range up to 5,290,000 shares of common stock, shares will be allocated in the following order of priority according to the plan of conversion:

(i)	if there is an oversubscription at the Eligible Account Holder level, to fill unfilled subscriptions of these subscribers according to their respective priorities;

(ii)

to fill the subscriptions of our tax-qualified employee benefit plans, specifically our employee stock ownership plan and 401(k) Plan, for up to 10% of the total number of shares of common stock sold in the offering and contributed to the charitable foundation;

(iii)	if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfilled subscriptions of these subscribers according to their respective priorities;

(iv)	if there is an oversubscription at the Other Members level, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(v)

to fill unfilled subscriptions in the community offering, with preference given first to natural persons and trusts of natural persons residing in Lake County, Illinois, and then to members of the general public.

The term “associate” of a person means:

●

any corporation or organization (other than North Shore Trust and Savings, NSTS Bancorp, Inc. or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

●	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

●	any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director or officer of North Shore Trust and Savings or NSTS Bancorp, Inc.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. Persons with the same address, whether or not related, and persons exercising subscription rights through qualifying accounts registered to the same address will be deemed to be acting in concert unless we determine otherwise. Directors of NSTS Bancorp, Inc. and North Shore Trust and Savings are not treated as associates of each other solely because of their membership on the boards of directors.

Common stock purchased in the offering will be freely transferable except for shares purchased by directors and certain officers of NSTS Bancorp, Inc. or North Shore Trust and Savings and except as described below. Any purchases made by any associate of NSTS Bancorp, Inc. or North Shore Trust and Savings for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased according to subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of offering and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after the Offering” and “Restrictions on Acquisition of NSTS Bancorp, Inc.”

Plan of Distribution; Selling Agent and Underwriting Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Keefe, Bruyette & Woods, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Keefe, Bruyette & Woods, Inc. will assist us on a best efforts basis in the subscription and community offerings by:

●	consulting as to the marketing implications of the plan of conversion;

●	reviewing with the boards the financial impact of the offering on us, based upon the independent appraiser’s appraisal of the common stock;

●	reviewing all offering documents, including the prospectus, stock order forms and related marketing materials;

●	assisting us in the design and implementation of a marketing strategy for the offering;

●	assisting our management in scheduling and preparing for meetings with potential investors and/or other broker-dealers in connection with the offering; and

●	providing such other general advice and assistance as may be requested to promote the successful completion of the offering.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $25,000 and a success fee of 1% of the aggregate dollar amount of all shares of common stock sold in the subscription offering and issued to the foundation and will receive a success fee of 1.5% of the aggregate dollar amount of all shares sold in the community offering. The management fee will be credited against the success fee. In addition, if Keefe, Bruyette & Woods, Inc. is required or requested to provide significant services as a result of a resolicitation of subscribers, Keefe, Bruyette & Woods, Inc. will be entitled to additional compensation for such services not to exceed $25,000.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay fees of 6% of the aggregate dollar amount of common stock sold in the syndicated community offering to Keefe, Bruyette & Woods, Inc. and any other broker-dealers included in the syndicated community offering.

Expenses. Keefe, Bruyette & Woods, Inc. also will be reimbursed for its reasonable out-of-pocket expenses, not to exceed $30,000, related to the offerings. Keefe, Bruyette & Woods, Inc. will also be reimbursed for its fees and expenses of its counsel not to exceed $100,000. These expense limitations assume no unusual circumstances or delays, and no resolicitation in connection with the offerings. In the event unusual circumstances arise or a delay or resolicitation occurs (including but not limited to a delay in the offerings which would require an update of the financial information), such expense limitations may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of Keefe, Bruyette & Woods, Inc. and an additional $15,000 in the case of additional fees and expenses of Keefe, Bruyette & Woods, Inc.'s legal counsel. In no event shall out-of-pocket expenses, including fees and expenses of counsel, exceed $155,000.

Records Management

We have also engaged Keefe, Bruyette & Woods, Inc. as records agent in connection with the subscription and community offerings. In its role as records agent, Keefe, Bruyette & Woods, Inc., will assist us in the offering by:

●	consolidating accounts and vote calculation;

●	coordinating vote solicitation and special meeting services;

●	assisting in designing and preparing stock order forms and member proxy forms;

●	organizing and supervising our Stock Information Center;

●	coordinating proxy solicitation and vote tabulation; and

●	providing subscription services to distribute, collect and tabulate stock order forms in the offering.

Keefe, Bruyette & Woods, Inc. will receive fees of $30,000 for these services, $10,000 of which has been paid. Keefe, Bruyette & Woods, Inc. also will be reimbursed for reasonable out-of-pocket accountable expenses in an amount not to exceed $7,000. Keefe, Bruyette & Woods, Inc. will reimburse any amounts paid or advanced by us in excess of their actual reasonable out-of-pocket accountable expenses.

Indemnity

We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act, as well as certain other claims and litigation arising out of Keefe, Bruyette & Woods, Inc.’s engagement with respect to the offering.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription and community offerings. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation, which out-of-pocket expenses, if any, are expected to be insignificant. Other regular employees of North Shore Trust and Savings may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Exchange Act, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 1:00 p.m., Central Time, on December 14 , 2021, unless we extend one or both for up to 45 days, with the approval of the Federal Reserve Board. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond January 28 , 2022 would require the Federal Reserve Board’s approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders.  If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization.  If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.15% per annum for funds processed in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason (subject to any required regulatory approvals), in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.15% per annum from the date of the funds were processed as described above.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) before 1:00 p.m., Central Time, on December 14 , 2021. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the stock order reply envelope provided, or by paying for overnight delivery to our Stock Information Center. You may also hand-deliver stock order forms to the North Shore Trust and Savings office located at 700 S. Lewis Avenue, Waukegan, Illinois 60085, which is open between 9:00 a.m. and 5:00 p.m. Central Time, Monday through Friday and between 9:00 a.m. and 12:00 p.m. Central Time on Saturday.  Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at any other office. Please do not mail stock order forms to North Shore Trust and Savings.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion and reasonably consistent with achieving a reasonably wide distribution of the common stock, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by North Shore Trust and Savings, the Federal Deposit Insurance Corporation or any other government agency, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act or the Exchange Act.

Payment for Shares. Payment for all shares of common stock must accompany all completed original order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, made payable to NSTS Bancorp, Inc.; or

(ii)	authorization of withdrawal of available funds from the types of North Shore Trust and Savings deposit accounts listed on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at North Shore Trust and Savings are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate after the withdrawal.  On the stock order form, you may not designate withdrawal from North Shore Trust and Savings accounts with check-writing privileges; instead, please submit a check. If you request that we directly withdraw the funds from an account with check-writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for designated amount, and we will immediately withdraw the amount from the designated account. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at North Shore Trust and Savings and will earn interest at .15% per annum from the date payment is processed until the offering is completed or terminated.

You may not remit North Shore Trust and Savings line of credit checks or any type of third-party checks (including those payable to you and endorsed over to NSTS Bancorp, Inc.). You may not designate on your stock order form direct withdrawal from a retirement account held at North Shore Trust and Savings. See “—Using Individual Retirement Account Funds.” If permitted by the Federal Reserve Board, if we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. We may accept wire transfers at our sole discretion.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by January 28 , 2022. If the subscription and community offerings are extended past January 28 , 2022, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.15% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Federal Reserve Board regulations prohibit North Shore Trust and Savings from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the offering. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until completion of the offering, provided that there is a loan commitment from an unrelated financial institution or NSTS Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using Individual Retirement Account Funds. If you are interested in using funds in your individual retirement account or other retirement account to purchase shares of common stock, you must do so through a self-directed retirement account. By regulation, North Shore Trust and Savings’ retirement accounts are not self-directed, so they cannot be invested in our shares of common stock.  Therefore, if you wish to use funds that are currently in a retirement account held at North Shore Trust and Savings, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, offering self-directed retirement accounts.

 The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order.  A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at North Shore Trust and Savings or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the December 14 , 2021 offering deadline. Processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. We expect trading in the stock to begin on the day of completion of the offering or the next business day. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)

the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  When registering your stock purchase on the order form, you cannot add the name(s) of others for joint stock registration unless they also have subscription rights and who qualify in the same subscription offering priority as you. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the offering.

We will pursue any and all legal and equitable remedies if we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center.  The telephone number is 1 (877) 821-5778. The Stock Information Center is open Monday through Friday between 9:00 a.m. and 3:00 p.m., Central Time. The Stock Information Center will be closed on bank holidays.

Liquidation Rights

Liquidation prior to the conversion. In the unlikely event that North Shore MHC is liquidated prior to the conversion, all claims of creditors of North Shore MHC would be paid first. Thereafter, if there were any assets of North Shore MHC remaining, these assets would first be distributed to certain depositors of North Shore Trust and Savings based on such depositors’ liquidation rights. The amount received by such depositors would be equal to their pro rata interest in the remaining value of North Shore MHC after claims of creditors, based on the relative size of their deposit accounts.

Liquidation following the conversion. The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by NSTS Bancorp, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) North Shore MHC’s ownership interest in NSTS Financial Corporation’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of North Shore MHC as of the date of the latest statement of financial condition of North Shore MHC prior to the consummation of the conversion (excluding its ownership of NSTS Financial Corporation). The plan of conversion also provides for the establishment of a parallel liquidation account in North Shore Trust and Savings to support the NSTS Bancorp, Inc. liquidation account in the event NSTS Bancorp, Inc. does not have sufficient assets to fund its obligations under the NSTS Bancorp, Inc. liquidation account.

In the unlikely event that North Shore Trust and Savings were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in NSTS Bancorp, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of North Shore Trust and Savings or NSTS Bancorp, Inc. above that amount.

The liquidation account established by NSTS Bancorp, Inc. is designed to provide qualifying depositors a liquidation interest (exchanged for the liquidation interests such persons had in North Shore MHC) after the conversion in the event of a complete liquidation of NSTS Bancorp, Inc. and North Shore Trust and Savings or a liquidation solely of North Shore Trust and Savings. Specifically, in the unlikely event that either (i) North Shore Trust and Savings or (ii) NSTS Bancorp, Inc. and North Shore Trust and Savings were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of June 30, 2020 and September 30, 2021 of their interests in the liquidation account maintained by NSTS Bancorp, Inc. Also, in a complete liquidation of both entities, or of North Shore Trust and Savings only, when NSTS Bancorp, Inc. has insufficient assets (other than the stock of North Shore Trust and Savings) to fund the liquidation account distribution owed to Eligible Account Holders, and North Shore Trust and Savings has positive net worth, then North Shore Trust and Savings shall immediately make a distribution to fund NSTS Bancorp, Inc.’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by NSTS Bancorp, Inc. as adjusted from time to time pursuant to the plan of conversion and federal regulations. If NSTS Bancorp, Inc. is completely liquidated or sold apart from a sale or liquidation of North Shore Trust and Savings, then the NSTS Bancorp, Inc. liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the North Shore Trust and Savings liquidation account, subject to the same rights and terms as the NSTS Bancorp, Inc. liquidation account.

Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest-bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest-bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion transaction.

We have submitted to the Federal Reserve Board a request for a waiver from this regulation and the Federal Reserve Board has granted the request. As a result, a depositor of North Shore Trust and Savings who has an eligible non-interest-bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by virtue of this account.

The inclusion of depositors with non-interest-bearing demand deposits as eligible account holders and supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that is required to be established in connection with the conversion transaction.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, NSTS Bancorp, Inc. will transfer, or upon the prior written approval of the Federal Reserve Board, NSTS Bancorp, Inc. may transfer, the liquidation account and the depositors’ interests in such account to North Shore Trust and Savings and the liquidation account shall thereupon be subsumed into the liquidation account of North Shore Trust and Savings.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which NSTS Bancorp, Inc. or North Shore Trust and Savings is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in North Shore Trust and Savings on June 30, 2020 or September 30, 2021, respectively, equal to the proportion that the balance of such account holder’s deposit account on June 30, 2020 or September 30, 2021, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in North Shore Trust and Savings on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2020 or September 30, 2021, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or other tax advisor that the conversion will not be a taxable transaction to NSTS Bancorp, Inc., North Shore MHC, NSTS Financial Corporation, Eligible Account Holders, Supplemental Eligible Account Holders or Other Members for federal and Illinois income tax purposes, except to the extent, if any, that the interests in the liquidation account of North Shore Trust and Savings and/or the subscription rights are deemed to have fair market value on the date such interests and rights are issued. Such opinion will be based on certain factual representations and certain customary assumptions and exclusions. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that NSTS Bancorp, Inc., North Shore MHC, NSTS Financial Corporation, Eligible Account Holders, or Supplemental Eligible Account Holders would prevail in a judicial proceeding.  While the Internal Revenue Service has issued favorable rulings for transactions similar to the proposed conversion and offering, such rulings may not be relied upon or cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

NSTS Bancorp, Inc., North Shore MHC, and NSTS Financial Corporation have received an opinion of counsel, Vedder Price P.C., to the effect that, on the basis of the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current administrative rules and court decisions, for federal income tax purposes:

1.	The merger of North Shore MHC with and into NSTS Financial Corporation pursuant to applicable federal laws will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

2.

The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in North Shore MHC for liquidation interests in NSTS Financial Corporation will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.

North Shore MHC will not recognize any gain or loss on the transfer of its assets to NSTS Financial Corporation and the assumption by NSTS Financial Corporation of North Shore MHC’s liabilities, if any, in constructive exchange for liquidation interests in NSTS Financial Corporation or on the constructive distribution of such liquidation interests to Eligible Account Holders and Supplemental Eligible Account Holders.

4.

No gain or loss will be recognized by NSTS Financial Corporation upon receipt of the assets of North Shore MHC in exchange for the constructive transfer of liquidation interests in NSTS Financial Corporation to Eligible Account Holders and Supplemental Eligible Account Holders.

5.

Eligible Account Holders and Supplemental Eligible Account Holders will recognize no gain or loss upon the constructive receipt of liquidation interests in NSTS Financial Corporation in exchange for their liquidation interests in North Shore MHC.

6.	The basis of the assets of North Shore MHC to be received by NSTS Financial Corporation will be the same as the basis of such assets in the hands of North Shore MHC immediately before the exchange.

7.	The holding period of the assets of North Shore MHC to be received by NSTS Financial Corporation will include the period during which such assets were held by North Shore MHC.

8.

The merger of NSTS Financial Corporation with and into NSTS Bancorp, Inc. pursuant to applicable federal and state laws will constitute a mere change in identify, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Code and will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.

9.

NSTS Financial Corporation will not recognize any gain or loss on the transfer of its assets to NSTS Bancorp, Inc. and the assumption by NSTS Bancorp, Inc. of NSTS Financial Corporation’s liabilities, if any, in constructive exchange for interests in the liquidation account of NSTS Bancorp, Inc. or on the constructive distribution of such interests in the liquidation account of NSTS Bancorp, Inc. to Eligible Account Holders and Supplemental Eligible Account Holders.

10.

No gain or loss will be recognized by NSTS Bancorp, Inc. upon the receipt of the assets of NSTS Financial Corporation in exchange for the constructive transfer of liquidation interests in Holding Company to Eligible Account Holders and Supplemental Eligible Account Holders.

11.

The basis of the assets of NSTS Financial Corporation to be received by NSTS Bancorp, Inc. will be the same as the basis of such assets in the hands of NSTS Financial Corporation immediately before the exchange.

12.	The holding period of the assets of NSTS Financial Corporation to be received by NSTS Bancorp, Inc. will include the period during which such assets were held by NSTS Financial Corporation.

13.

Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in NSTS Financial Corporation for interests in the liquidation account of NSTS Bancorp, Inc.

14.

It is more likely than not that no income will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of NSTS Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

15.

It is more likely than not that no income will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of rights in the North Shore Trust and Savings liquidation account.

16.

It is more likely than not that the basis of the shares of NSTS Bancorp, Inc. common stock purchased by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in the stock offering by the exercise of nontransferable subscription rights will be the purchase price paid therefor.

17.

The holding period of the NSTS Bancorp, Inc. common stock purchased by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members in the stock offering pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

18.	No gain or loss will be recognized by NSTS Bancorp, Inc. on the receipt of money in exchange for NSTS Bancorp, Inc. common stock sold in the stock offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to North Shore MHC, NSTS Financial Corporation, NSTS Bancorp, Inc. and persons receiving subscription rights. With respect to items 14 and 16 above, Vedder Price P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Vedder Price P.C. also noted that Feldman Financial has issued a letter that the subscription rights have no ascertainable fair market value. Vedder Price P.C. also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Vedder Price P.C. believes that it is more likely than not that no income will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of the nontransferable subscription rights to purchase shares of common stock.  However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable income to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who receive the subscription rights in an amount equal to the ascertainable value, and we could recognize income on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 15 above is based on the position that (i) there is no history of any holder of an interest in a liquidation account receiving any payment attributable to a liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in North Shore Trust and Savings are reduced; (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets and liabilities by a credit union; and (v) the North Shore Trust and Savings liquidation account payment obligation arises only if NSTS Bancorp, Inc. lacks sufficient assets to fund the liquidation account or if North Shore Trust and Savings (or North Shore Trust and Savings and NSTS Bancorp, Inc.) enters into a transaction to transfer North Shore Trust and Savings’ assets and liabilities to a credit union.

In addition, we have received a letter from Feldman Financial stating its belief that the benefit provided by the North Shore Trust and Savings liquidation account supporting the payment of the liquidation account if (i) NSTS Bancorp, Inc. lacks sufficient net assets or (ii) North Shore Trust and Savings (or North Shore Trust and Savings and NSTS Bancorp, Inc.) enters into a transaction to transfer North Shore Trust and Savings’ assets and liabilities to a credit union does not have any economic value at the time of the conversion. Based on the foregoing, Vedder Price P.C. believes it is more likely than not that no income will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of rights in the North Shore Trust and Savings liquidation account. If such rights are subsequently found to have an economic value as of the effective time of the conversion, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Vedder Price P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions similar to the proposed conversion and stock offering, but any such ruling may not be relied upon or cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

An opinion stating that the Illinois income tax consequences are consistent with the federal income tax consequences has been issued by Vedder Price P.C. The federal and state tax opinion has been filed with the Securities and Exchange Commission as an exhibit to NSTS Bancorp, Inc.’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after the Offering

All shares of common stock purchased in the offering by a director, and certain officers of NSTS Bancorp, Inc. or North Shore Trust and Savings, as well as their associates, generally may not be sold for a period of one year following the closing of the offering, except upon death or judicial declaration of incompetency of the individual. Each statement of ownership for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to NSTS Bancorp, Inc.’s transfer agent to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of NSTS Bancorp, Inc. also will be restricted by the insider trading rules under the Exchange Act.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

Federal conversion regulations prohibit NSTS Bancorp, Inc. from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with Federal Reserve Board approval) or tax-qualified employee stock benefit plans.

Our Charitable Foundation

General

In furtherance of our commitment to our local community, we intend to establish a new charitable foundation, NSTS Charitable Foundation, Inc., in connection with the conversion. The charitable foundation will be established as a non-stock, nonprofit corporation and will be funded with shares of our common stock and cash, as further described below.

By furthering our visibility and reputation in our local communities, we believe that our charitable foundation will enhance the long-term value of North Shore Trust and Savings’ community banking franchise.  The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the charitable foundation.

Purpose of Our Charitable Foundation

In connection with the closing of the stock offering, we intend to contribute to our charitable foundation 2% of the total amount of shares of common stock offered in the conversion and $150,000. The purpose of our charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and will operate in the future and to enable our communities to share in our long-term growth. Our charitable foundation will be dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Our charitable foundation will also support our ongoing obligations to the community under the Community Reinvestment Act.

Funding our charitable foundation with shares of our common stock in addition to cash is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because our charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, our charitable foundation will maintain close ties with North Shore Trust and Savings, thereby forming a partnership within the communities in which North Shore Trust and Savings operates.

Structure of Our Charitable Foundation

Our charitable foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The articles of organization of our charitable foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Code. The articles of organization will further provide that no part of the net earnings of our charitable foundation will inure to the benefit of, or be distributable to, its depositors, directors or officers or to private individuals.

Our charitable foundation will be governed by a board of directors, initially consisting of at least two individuals that are directors of NSTS Bancorp, Inc. and North Shore Trust and Savings. We will also select one additional person to serve on our charitable foundation’s board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. For five years after the stock offering, one seat on our charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on our charitable foundation’s board of directors will be reserved for one of North Shore Trust and Savings’ directors. Except as described below in “—Regulatory Requirements Imposed on our Charitable Foundation,” on an annual basis, directors of our charitable foundation will elect the board to serve for one-year terms.

The board of directors of our charitable foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of our charitable foundation will at all times be bound by their fiduciary duty to advance our charitable foundation’s charitable goals, to protect it assets and to act in a manner consistent with the charitable purposes for which our charitable foundation is established. The directors of our charitable foundation also will be responsible for directing the activities of our charitable foundation, including the management and voting of the shares of our common stock held by our charitable foundation. However, as required by applicable regulations, all shares of our common stock held by our charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

Our charitable foundation’s initial place of business will be located at our administrative headquarters. The board of directors of our charitable foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliate restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the regulations of the Federal Reserve Board governing transactions between North Shore Trust and Savings and our charitable foundation.

Capital for our charitable foundation will come from:

(1) any dividend that may be paid on our shares of common stock in the future;

(2) within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3) the proceeds of the sale of any of the shares of common stock in the open market from time to time.

As a private charitable foundation under Section 501(c)(3) of the Code, our charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Code and should be classified as a private charitable foundation. Our charitable foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as our charitable foundation files its application for tax-exempt status within 27 months of the last day of the month in which it was organized, and provided the Internal Revenue Service approves the application, the effective date as a Section 501(c)(3) organization will be the date of its organization.

NSTS Bancorp, Inc. and North Shore Trust and Savings are authorized by federal law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to our charitable foundation.

We believe that we should be entitled to a federal tax deduction in the amount of the fair market value of the stock at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Code to carry the excess contribution over the five-year period following the contribution to our charitable foundation. We estimate that at all levels of the offering range, the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to our charitable foundation. In such event, our contribution to our charitable foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to our charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the charitable foundation.

As a private charitable foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1.39%. Our charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Our charitable foundation will be required to make its annual return available for public inspection. The annual return for a private charitable foundation includes, among other things, and itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the charitable foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on Our Charitable Foundation

Applicable regulations impose the following requirements on the establishment of our charitable foundation:

●	the Federal Reserve Board may examine our charitable foundation at the charitable foundation’s expense;

●	our charitable foundation must comply with all supervisory directives imposed by the Federal Reserve Board;

●	our charitable foundation must provide annually to the Federal Reserve Board a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

●	our charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

●	our charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Code; and

●	our charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

Within six months of completing the stock offering, our charitable foundation must submit to the Federal Reserve Board a three-year operating plan, conflicts of interest policy, gift instrument, bylaws and certificate of organization.

Restrictions on Acquisition of NSTS Bancorp, Inc.

Although the board of directors of NSTS Bancorp, Inc. is not aware of any effort that might be made to obtain control of NSTS after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of NSTS Bancorp, Inc.’s certificate of incorporation to protect the interests of NSTS Bancorp, Inc. and its stockholders from takeovers which the board of directors might conclude are not in the best interests of North Shore Trust and Savings, NSTS Bancorp, Inc. or NSTS Bancorp, Inc.’s stockholders.

The following discussion is a general summary of the material provisions of Delaware law, NSTS Bancorp, Inc.’s certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. NSTS Bancorp, Inc.’s certificate of incorporation and bylaws are included as part of North Shore MHC’s application for conversion filed with the Federal Reserve Board and NSTS Bancorp, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Delaware Law and Certificate of Incorporation and Bylaws of NSTS Bancorp, Inc.

Delaware law, as well as NSTS Bancorp, Inc.’s certificate of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of NSTS Bancorp, Inc. more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws impose notice and information requirements in connection with the nomination by stockholders of candidate for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Call of Special Meetings. The certificate of incorporation and bylaws provide that special meetings of stockholders can be called by a majority of the whole board of directors.

Restriction on Action by Written Consent. The certificate of incorporation provides that stockholders may not take action by written consent.

Prohibition of Cumulative Voting. The certificate of incorporation prohibits cumulative voting for the election of directors.

Limitation of Voting Rights. The certificate of incorporation provides that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.

Restrictions of Removing Directors from Office. The certificate of incorporation provides that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 75% of the voting power of all of NSTS Bancorp, Inc.’s then-outstanding stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitations of Voting Rights”) for the election of directors.

Authorized but Unissued Shares. After the conversion, NSTS Bancorp, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of NSTS Bancorp, Inc. Following the Conversion.” The certificate of incorporation authorizes 1,000,000 shares of serial preferred stock. NSTS Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including, without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of NSTS Bancorp, Inc. that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of NSTS Bancorp, Inc. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by the board of directors and by the affirmative vote of a majority of the outstanding shares of stock, entitled to vote on the amendment; provided, however, that approval by at least 75% of the outstanding voting stock is generally required to amend certain provisions.

The certificate of incorporation also provides that the bylaws may be amended by the affirmative vote of a majority of NSTS Bancorp, Inc.’s directors or by the stockholders by the affirmative vote of at least 75% of the total votes eligible to be cast at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 75% of the total votes eligible to be cast.

Business Combinations with Interested Stockholders. Under Delaware law, “business combinations” between NSTS Bancorp, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for three years after the most recent date on which the interested stockholder becomes an interested stockholder (i) prior to such time the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors, officers and certain employee stock plans; or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder. These business combinations include a merger, consolidation, certain stock issuances and transfers, and similar transactions involving interested stockholders and their affiliates. Delaware law defines an interested stockholder as: (i) any person who beneficially owns 15.0% or more of the voting power of NSTS Bancorp, Inc.’s voting stock entitled to vote generally in the election of directors; or (ii) an affiliate or associate of NSTS Bancorp, Inc. who, within the three-year period prior to the date in question, was the beneficial owner of 15.0% or more of the voting power of the then-outstanding voting stock of NSTS Bancorp, Inc. entitled to vote generally in the election of directors.

Evaluation of Offers. The certificate of incorporation of NSTS Bancorp, Inc. provides that its board of directors, when evaluating a transaction that would or may involve a change in control of NSTS Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, or sale of all or substantially all of its assets), may, in connection with the exercise of its business judgment in determining what is in the best interests of NSTS Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.

Purpose and Anti-Takeover Effects of NSTS Bancorp, Inc.’s Certificate of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of NSTS Bancorp, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of NSTS Bancorp, Inc. and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of NSTS Bancorp, Inc. and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of NSTS Bancorp, Inc. and that is in the best interest of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Despite our belief as to the benefits to stockholders of these provision of NSTS Bancorp, Inc.’s certificate of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Forum Selection for Certain Stockholder Lawsuits. The certificate of incorporation of NSTS Bancorp, Inc. provides that, unless NSTS Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of NSTS Bancorp, Inc., (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of NSTS Bancorp, Inc. to NSTS Bancorp, Inc. or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Because this provision permits claims to be brought in federal courts located in the State of Delaware, this provision would apply to a claim made under the U.S. federal securities laws where there is exclusive federal jurisdiction for such a claim, although there is uncertainty as to whether a court would enforce such a provision, a stockholder of NSTS Bancorp, Inc. cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Under the certificate of incorporation, any person or entity purchasing or otherwise acquiring any interest in share of capital stock of NSTS Bancorp, Inc. shall be deemed to have notice of and consented to the exclusive forum provisions of the certificate of incorporation. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for dispute with us or our directors and officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Regulatory Restrictions

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.

Control, as defined under federal law, means ownership, control, or holding with power to vote, of 25% or more of any class of voting stock. Federal regulations establish a rebuttable presumption of control upon ownership, control, or holding with power to vote of 10% or more of a class of voting stock where (i) the company has registered securities under Section 12 of the Securities Exchange Act of 1934 or (ii) no other person will own, control or hold the power to vote a greater percentage of that class of voting securities.

The Federal Reserve Board may deny an acquisition of control if it finds, among other things, that:

●	the acquisition would result in a monopoly or substantially lessen competition;

●	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

●	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

●	the acquisition would have an adverse effect on the Deposit Insurance Fund.

Federal Reserve Board regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership 10% or more of a class of voting stock of NSTS Bancorp, Inc. or North Shore Trust and Savings without the Federal Reserve Board’s prior approval.

During the conversion and for three years following the conversion, the conversion regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution, such as North Shore Trust and Savings, without the prior written approval of the Federal Reserve Board, except for:

●	any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

●	offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;

●	offers in the aggregate for up to 24.9% by the employee stock ownership plan or other tax-qualified plans; and

●

an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the savings institution by a corporation whose ownership is or will be substantially the same as the ownership of the savings institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion.

Such prohibition also is applicable to the acquisition of NSTS Bancorp, Inc. common stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution’s stock under circumstances that give rise to a conclusive or rebuttable determination of control under federal banking regulations.

Description of Capital STock of NSTS Bancorp, Inc. Following the Conversion

General

NSTS Bancorp, Inc. is authorized to issue 10,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. NSTS Bancorp, Inc. currently expects to issue in the stock offering up to 5,395,800 shares of common stock, at the adjusted maximum of the offering range (which number includes 105,800 shares expected to be contributed to the charitable foundation). NSTS Bancorp, Inc. will not issue shares of preferred stock in the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. NSTS Bancorp, Inc. may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are are superior to those receiving the dividends. However, even if NSTS Bancorp, Inc.’s assets are less than the amount necessary to satisfy the requirement set forth above, NSTS Bancorp, Inc. may pay dividends from: its net earnings for the fiscal year in which the distribution is made; and its net earnings for the preceding fiscal year. The payment of dividends by NSTS Bancorp, Inc. is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce NSTS Bancorp, Inc.’s net assets below the then-adjusted balance of its liquidation account. The holders of common stock of NSTS Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If NSTS Bancorp, Inc. issues shares of preferred stock, the holders thereof may have priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the stock offering, the holders of common stock of NSTS Bancorp, Inc. will have exclusive voting rights in NSTS Bancorp, Inc. They will elect NSTS Bancorp, Inc.’s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of NSTS Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If NSTS Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 75% of our outstanding voting stock as described in our certificate of incorporation. See “—Delaware Law and Certificate of Incorporation and Bylaws of NSTS Bancorp, Inc.”).

As a federally-chartered stock savings association, corporate powers and control of North Shore Trust and Savings are vested in its board of directors, who elect the officers of North Shore Trust and Savings and who fill any vacancies on the board of directors. Voting rights of North Shore Trust and Savings are vested exclusively in the owners of the shares of capital stock of North Shore Trust and Savings, which will be NSTS Bancorp, Inc., and voted at the direction of NSTS Bancorp, Inc.’s board of directors. Consequently, the holders of the common stock of NSTS Bancorp, Inc. will not have direct control of North Shore Trust and Savings.

Liquidation. In the event of any liquidation, dissolution or winding up of North Shore Trust and Savings, NSTS Bancorp, Inc., as the holder of 100% of North Shore Trust and Savings’ capital stock, would be entitled to receive all assets of North Shore Trust and Savings available for distribution, after payment or provision for payment of all debts and liabilities of North Shore Trust and Savings, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of NSTS Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account to all Eligible Account Holders and Supplemental Eligible Account Holders), all of the assets of NSTS Bancorp, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of a liquidation or dissolution.

Preemptive Rights. Holders of the common stock of NSTS Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of NSTS Bancorp, Inc.’s authorized preferred stock will be issued as part of the stock offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent

The transfer agent and registrar for our common stock will be Pacific Stock Transfer.

Experts

The consolidated financial statements of North Shore MHC and Subsidiaries at December 31, 2020 and 2019 and for the years then ended have been included in this prospectus and in the registration statement of which this prospectus is a part, in reliance on the report of Plante & Moran, PLLC, independent registered public accounting firm, which is included herein, upon the authority of said firm as experts in accounting and auditing.

Feldman Financial has consented to the publication herein of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

Legal Matters

Vedder Price P.C., Chicago, Illinois, counsel to NSTS Bancorp, Inc., North Shore MHC, NSTS Financial Corporation and North Shore Trust and Savings, has issued to NSTS Bancorp, Inc. its opinion regarding the legality of the common stock and the federal and Illinois income tax consequences of the conversion and offering. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Breyer & Associates PC, Washington, D.C.

Where You Can Find Additional Information

NSTS Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Our filings with the SEC, including the registration statement, are available to you free of charge on the SEC’s website. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document. The Securities and Exchange Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including NSTS Bancorp, Inc.

North Shore MHC has filed an application with respect to the conversion with the Federal Reserve Board. NSTS Bancorp, Inc. has filed an application with respect to the formation of a savings and loan holding company with the Federal Reserve Board. This prospectus omits certain information contained in such application. The applications may be inspected, without charge, at the offices of the Federal Reserve Board located at 230 South LaSalle Street, Chicago, Illinois 60604. The plan of conversion is available, upon request, at each of North Shore Trust and Savings’ main and branch offices.

In connection with the offering, NSTS Bancorp, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, NSTS Bancorp, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, NSTS Bancorp, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the conversion and offering.

NSTS Bancorp, Inc. also maintains a website at www.northshoretrust.com. On its website NSTS Bancorp, Inc. will make available its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on, or accessible through, our website or any other website cited in this prospectus is not part of, or incorporated by reference into, this prospectus.

This prospectus does not include separate financial statements for NSTS Bancorp, Inc. because it has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenues or expenses.

All financial statement schedules are omitted because the required information either is inapplicable or is included in the consolidated financial statements or related notes.

NORTH SHORE MHC AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2021 (unaudited)	December 31, 2020
Assets:
Cash and due from banks	$1,086,178	$884,226
Interest-bearing bank deposits	19,263,604	30,984,003
Cash and cash equivalents	20,349,782	31,868,229
Time deposits with other financial institutions	6,199,000	12,436,000
Securities available for sale	98,283,516	81,620,345
Federal Home Loan Bank stock	549,700	512,400
Loans held for sale	378,750	1,971,500
Loans, net of unearned income	98,653,637	99,325,077
Allowance for loan losses	(792,346)	(870,338)
Loans, net	97,861,291	98,454,739
Premises and equipment, net	5,146,180	5,213,306
Accrued interest receivable	679,737	672,051
Bank-owned life insurance (BOLI)	8,977,640	8,889,693
Other assets	1,432,041	580,491
Total assets	$239,857,637	$242,218,754
Liabilities:
Deposits:
Noninterest bearing	$11,835,173	$9,734,112
Interest-bearing
Demand and NOW checking	17,974,950	16,364,499
Money market	45,578,472	50,143,146
Savings	45,229,073	42,249,880
Time deposits over $250,000	8,950,376	10,705,340
Other time deposits	54,837,981	57,207,094
Total deposits	184,406,025	186,404,071
Escrow deposits	1,468,088	1,518,519
Other borrowings	5,000,000	4,000,000
Accrued expenses and other liabilities	3,108,946	3,570,892
Total liabilities	193,983,059	195,493,482
Members’ equity:
Retained earnings	45,305,060	45,319,344
Accumulated other comprehensive income, net	569,518	1,405,928
Total members’ equity	45,874,578	46,725,272
Total liabilities and members’ equity	$239,857,637	$242,218,754

See accompanying notes to consolidated financial statements

NORTH SHORE MHC AND SUBSIDIARIES
Consolidated Statements of Operations (unaudited)

	For the six months ended June 30,
	2021	2020
Interest income:
Loans, including fees	$1,809,052	$2,124,348
Securities
Taxable	578,051	637,586
Tax-exempt	120,582	151,478
Federal funds sold and other	9,317	113,913
Time deposits with other financial institutions	48,223	245,190
FHLB Stock	6,298	5,772
Total interest income	2,571,523	3,278,287
Interest expense:
Deposits	490,512	840,165
Net interest income	2,081,011	2,438,122
Provision for loan losses	16,632	220,000
Net interest income after provision for loan losses	2,064,379	2,218,122
Noninterest income:
Gain on sale of mortgage loans	244,678	145,977
Gain on sale of securities	-	59,425
Rental income on office building	21,000	21,000
Service charges on deposits	141,289	127,198
Increase in cash surrender value of BOLI	87,947	89,855
Other	102,843	60,917
Total noninterest income	597,757	504,372
Noninterest expense:
Salaries and employee benefits	1,691,035	1,798,849
Equipment and occupancy	340,763	352,116
Data processing	327,935	246,512
Advertising	37,984	39,254
Supervisory fees and assessments	63,419	53,282
Loan expenses	71,999	58,778
Foreclosure and other real estate owned expenses	8,408	2,653
Other	371,737	476,494
Total noninterest expense	2,913,280	3,027,938
Income (losses) before income taxes	(251,144)	(305,444)
Income tax benefit	(236,860)	(81,898)
Net income (losses)	$(14,284)	$(223,546)

See accompanying notes to consolidated financial statements

NORTH SHORE MHC AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Losses) (unaudited)

	For the six months ended June 30,
	2021	2020
Net income (losses)	$(14,284)	$(223,546)
Unrealized net holding gain (loss) on securities
Unrealized net holding gain (loss) on securities arising during period, net of realized gains on sales of $0 and $59,425, in the six months ended June 30, 2021 and 2020, respectively	(1,169,887)	1,177,586
Tax effect	333,477	(335,671)
Other comprehensive (loss) income, net of taxes	(836,410)	841,915
Comprehensive (loss) income	$(850,694)	$618,369

See accompanying notes to consolidated financial statements

NORTH SHORE MHC AND SUBSIDIARIES

Consolidated Statements of Members’ Equity

	Retained earnings	Accumulated other comprehensive income (loss)	Total
Balance at December 31, 2019	$45,431,056	$333,188	$45,764,244
Net losses	(223,546)		(223,546)
Change in net unrealized gain (loss) on securities available for sale, net		841,915	841,915
Balance at June 30, 2020	$45,207,510	$1,175,103	$46,382,613
Net income	111,834		111,834
Change in net unrealized gain (loss) on securities available for sale, net		230,825	230,825
Balance at December 31, 2020	$45,319,344	$1,405,928	$46,725,272
Net losses	(14,284)		(14,284)
Change in net unrealized gain (loss) on securities available for sale, net		(836,410)	(836,410)
Balance at June 30, 2021	$45,305,060	$569,518	$45,874,578

See accompanying notes to consolidated financial statements

NORTH SHORE MHC AND SUBSIDIARIES
Consolidated Statements of Cash Flows (unaudited)

	For the six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net losses	$(14,284)	$(223,546)
Adjustments to reconcile net losses to net cash provided by operating activities:
Depreciation	135,951	146,202
Securities amortization and accretion, net	615,314	341,138
Loans originated for sale	(12,068,303)	(9,359,578)
Proceeds from sales of loans held for sale	13,905,731	8,916,831
Gain on sale of mortgage loans	(244,678)	(145,977)
Gain on sale of investments	-	(59,425)
Provision for loan losses	16,632	220,000
Earnings on bank owned life insurance	(87,947)	(89,855)
Decrease (increase) in accrued interest receivable and other assets	(457,510)	(106,343)
Net increase (decrease) in accrued expenses and other liabilities	(461,946)	326,838
Net cash provided by (used in) operating activities	1,338,960	(33,715)
Cash flows from investing activities:
Net decrease (increase) in portfolio loans	508,566	(2,372,549)
Principal repayments on mortgage-backed securities	8,306,128	6,127,931
Purchases of securities available for sale	(28,519,499)	(19,454,684)
Maturities and calls of securities available for sale	1,765,000	1,465,000
Sale of securities available for sale	-	12,112,090
Purchase of Federal Home Loan Bank stock	(37,300)	-
Decrease in time deposits with other financial institutions, net	6,237,000	495,000
Purchases of premises and equipment, net	(68,825)	(38,380)
Net cash used in investing activities	(11,808,930)	(1,665,592)
Cash flows from financing activities:
Net change in deposits	(1,998,046)	5,540,517
Net change in escrow deposits	(50,431)	116,487
Repayment of FHLB Advance	(4,000,000)	-
Proceeds from FHLB Advance	5,000,000	4,000,000
Net cash (used in) provided by financing activities	(1,048,477)	9,657,004
Net change in cash and cash equivalents	(11,518,447)	7,957,697
Cash and cash equivalents at beginning of period	31,868,229	32,379,443
Cash and cash equivalents at end of period	$20,349,782	$40,337,140
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$504,419	$859,956
Noncash activity:
Loans transferred to OREO	68,250	-

See accompanying notes to consolidated financial statements

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Note 1: Summary of Significant Accounting Policies

The accompanying consolidated financial statements (“the financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to practices within the banking industry. The accounting policies followed in the preparation of the interim consolidated financial statements are consistent with those used in the preparation of the annual financial information. The interim consolidated financial statements reflect all normal and recurring adjustments that are necessary, in the opinion of management, for fair statement of results for the interim period presented. Results for the period ended June 30, 2021, are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

Nature of Operations

These financial statements include the accounts of North Shore MHC, a federal mutual holding company; its wholly owned subsidiary NSTS Financial Corporation, a stock holding company; and North Shore Trust and Savings (the “Bank”), a federal stock savings bank.

The Bank operates primarily in the northern suburbs of Chicago, Illinois. The Bank offers a variety of financial services to customers in the surrounding community. Financial services consist primarily of 1-4 family mortgage loans, savings accounts, and certificate of deposit accounts. There are no significant concentrations of loans to any one industry or customer. The Bank’s exposure to credit risk is significantly affected by changes in the economy in the Bank’s market area.

All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may vary from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination. Due to these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Additional material estimates that are particularly susceptible to significant change in the near term include the determination of the valuation allowance on deferred tax assets and the valuation of investment securities.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Comprehensive Income (Losses)

Comprehensive income includes net income (losses) and other changes in net worth which bypass the statement of operations. For all periods presented, other comprehensive income includes only one additional component, the change in unrealized gains on available-for-sale investment securities.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks, including cash items in process of clearing.

Time Deposits with Other Financial Institutions

Time deposits with other financial institutions are carried at cost and generally mature within the next two years.

Investment Securities

Securities are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Discounts are accreted into interest income over the estimated life of the related security and premiums are amortized into income over the earlier of the call date or weighted average life of the related security using the level yield method. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Securities available-for-sale are securities that are intended to be held for indefinite periods of time, but which may not be held to maturity. These securities may be used as a part of the Bank’s asset/liability management strategy and may be sold in response to changes in interest rates, deterioration of issuer’s creditworthiness, or due to a desire to increase capital or liquidity.

The Bank conducts a periodic review of available-for-sale securities with declines in fair value below their cost to evaluate if the impairment is other than temporary. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than amortized cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Credit-related impairments of debt securities are recorded through earnings, and any impairment as a result of other factors is included in accumulated other comprehensive income.

Federal Home Loan Bank Stock

The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market price and is carried at cost of $549,700 and $512,400 at June 30, 2021 and December 31, 2020, respectively, and is evaluated for impairment at each reporting date.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Mortgage loans held for sale are generally sold with servicing rights released. Gains or losses are recognized through earnings.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Loans

The Bank’s loan portfolio includes segments for mortgage loans and consumer loans. Mortgage loans include classes for 1-4 family, multi-family, and commercial.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment to the related loan yield using the interest method, adjusted for prepayments.

The accrual of interest on all loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until the loans qualify for return to accrual. Loans are returned to accrual status when payment of all the principal and interest amounts contractually due is reasonably assured.

Allowance for Loan Losses

The allowance for loan losses (the “allowance”) is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of general and allocated components, as further described below.

General Component

The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: first mortgage loans and consumer and other loans. Management uses an average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards, and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Mortgage Loans

Loans in this segment are made to individuals and commercial borrowers. The loans are secured by real estate with the Bank typically in a first lien position. The Bank generally does not originate loans with a loan-to-value ratio greater than 80% unless mortgage insurance is obtained and generally does not grant loans that would be classified as subprime upon origination. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Consumer Loans

Loans in this segment are generally to individuals and are supported by non-real estate collateral, such as deposit accounts and personal property. Unsecured loans are also included in this segment. Repayment is dependent on the credit quality of the individual borrower or borrowers.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Allocated Component

The allocated component relates to loans that are classified as impaired. Based on internal ratings, loans are evaluated for impairment on a loan-by-loan basis. Impairment is measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all circumstances surrounding the loan and borrower, including the length of the delay, reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the amount of principal and interest owed.

The Bank periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring (TDR). All TDRs are classified as impaired and management performs an impairment analysis at the time of restructuring.

Premises and Equipment

Land is stated at cost. Property, improvements, and equipment are stated at cost less accumulated depreciation. Depreciation is determined under the straight-line method over the following estimated useful lives of assets:

Land improvements	3 - 10 years
Office building and improvements	10 - 40 years
Furniture and equipment	3 - 10 years

Income Taxes

We record our tax provision or benefit on an interim basis using the estimated annual effective tax rate. This rate is applied to the current period ordinary income or loss to determine the income tax provision or benefit allocated to the interim period. The estimated annual effective tax rate may be significantly affected by nondeductible expenses and certain tax preference items. Adjustments to the estimated annual effective income tax rate are recognized in the period during which such estimates are revised.

Deferred taxes are recognized using the asset/liability method. Deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards; deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the financial statement amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceed the amount measured as described above, if any, is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet, along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. Bank management believes that the Bank maintains no uncertain tax positions for tax reporting purposes and accordingly, no liability is required to be recorded.

The Bank is subject to U.S. federal income tax as well as income tax of the States of Illinois and Wisconsin.

Other Real Estate Owned

Property acquired in satisfaction of debt or through foreclosure is carried at the lower of cost or market value less estimated costs to sell. At foreclosure, if the fair value of the property acquired is less than the recorded investment in the related loan, a reduction in the carrying amount of the loan is recognized with a charge to the allowance for loan losses. The cost of carrying the assets subsequent to foreclosure and any decrease in the market value occurring after that date are charged to operating expenses as incurred.

Bank-owned Life Insurance

The Bank purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount estimated to be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or amounts due which are probable at settlement.

Service Charges on Deposits

Service charges on deposits represent general service fees for monthly account maintenance and activity or transaction-based fees and consist of transaction-based revenue, time-based revenue (service period), item-based revenue, or some other individual attribute-based revenue. Revenue is recognized when the Bank’s performance obligation is completed, which is generally monthly for account maintenance services or when a transaction has been completed (such as a wire transfer). Payment for such performance obligations are generally received at the time performance obligations are satisfied.

Note 2: Securities

The amortized cost and estimated fair value of debt securities at June 30, 2021 and December 31, 2020, by contractual maturity, are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties, therefore, these securities have been included in 1 to 5 years based on average remaining life.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

June 30, 2021	U.S. government agency obligations	Municipal obligations	Mortgage-backed residential obligations	Collateralized mortgage obligations	Total available-for-sale
1 year or less	$-	1,455,689	659,888	1,213,670	$3,329,247
1 to 5 years	4,297,967	3,545,786	35,526,222	14,691,597	58,061,572
5 to 10 years	4,150,114	3,173,858	13,534,468	11,501,966	32,360,406
After 10 years	-	2,929,582	-	1,602,709	4,532,291
Fair value	8,448,081	11,104,915	49,720,578	29,009,942	98,283,516
Gross unrealized gains	150,857	444,733	613,504	459,169	1,668,263
Gross unrealized losses	17,808	24,748	477,432	351,997	871,985
Amortized cost	$8,315,032	10,684,930	49,584,506	28,902,770	$97,487,238

December 31, 2020	U.S. government agency obligations	Municipal obligations	Mortgage-backed residential obligations	Collateralized mortgage obligations	Total available-for-sale
1 year or less	$1,000,078	768,403	1,442,661	382,656	$3,593,798
1 to 5 years	4,862,393	3,726,359	34,485,520	14,451,700	57,525,972
5 to 10 years	1,284,286	4,353,171	7,166,177	5,564,936	18,368,570
After 10 years	-	2,132,005	-	-	2,132,005
Fair value	7,146,757	10,979,938	43,094,358	20,399,292	81,620,345
Gross unrealized gains	153,399	517,513	883,937	534,000	2,088,849
Gross unrealized losses	16,756	18,022	21,910	65,691	122,379
Amortized cost	$7,010,114	10,480,447	42,232,331	19,930,983	$79,653,875

As of June 30, 2021, and December 31, 2020, no securities were pledged to secure public deposits or for other purposes as required or permitted by law.

Information pertaining to securities with gross unrealized losses at June 30, 2021 and December 31, 2020, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows:

	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
June 30, 2021	Value	Losses	Value	Losses	Value	Losses
U.S. government agency obligations	$816,057	897	1,235,396	16,911	2,051,453	$17,808
Municipal obligations	982,090	11,314	241,275	13,434	1,223,365	24,748
Mortgage-backed residential obligations	23,613,276	472,391	470,242	5,041	24,083,518	477,432
Collateralized mortgage obligations	17,073,009	351,997	-	-	17,073,009	351,997
Total	$42,484,432	836,599	1,946,913	35,386	44,431,345	$871,985
December 31, 2020
U.S. government agency obligations	$1,284,286	16,756	-	-	1,284,286	$16,756
Municipal obligations	-	-	238,073	18,022	238,073	18,022
Mortgage-backed residential obligations	5,264,706	16,751	1,169,854	5,159	6,434,560	21,910
Collateralized mortgage obligations	8,694,359	65,569	240,910	122	8,935,269	65,691
Total	$15,243,351	99,076	1,648,837	23,303	16,892,188	$122,379

At June 30, 2021 and December 31, 2020, certain investment securities were in unrealized loss positions. Some investment securities have declined in value but do not presently represent realized losses. Unrealized losses on investment securities have not been recognized into income because the issuers’ bonds are of high credit quality, the Bank has the intent and ability to hold the securities for the foreseeable future, and the declines in fair value are primarily due to market volatility. The fair values are expected to recover as the bonds approach their maturity dates.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

There were no sales of securities available for sale during the six months ended June 30, 2021. During the six months ended June 30, 2020, the Bank sold securities for a net gain on sale of $59,425.

Note 3: Loans

A summary of loans by major category as of June 30, 2021 and December 31, 2020 is as follows:

	June 30, 2021	December 31, 2020
First mortgage loans
1-4 family residential	$87,873,423	$87,197,098
Multi-family	5,202,397	5,736,637
Commercial	4,565,347	5,340,229
Total first mortgage loans	97,641,167	98,273,964
Consumer loans	303,107	384,966
Total loans	97,944,274	98,658,930
Net deferred loan costs	709,363	666,147
Allowance for loan losses	(792,346)	(870,338)
Total loans, net	$97,861,291	$98,454,739

First mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balance of these loans totaled $17,102,941 and $15,956,115 at June 30, 2021 and December 31, 2020, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing were $284,556 and $268,396 at June 30, 2021 and December 31, 2020, respectively.

In the normal course of business, loans are made to directors and officers of the Bank (related parties). The terms of these loans, including interest rate and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability. At June 30, 2021 and December 31, 2020, such borrowers were indebted to the Bank in the aggregate amount of $631,795 and $928,386, respectively.

Note 4: Allowance for Loan Losses

Changes in the allowance for loan losses and the related loan balance information as of and for the six months ended June 30, 2021 and 2020 were as follows:

	June 30, 2021
	1-4 family residential	Multi-family	Commercial	Consumer	Unallocated	Total
Six months ended:
Beginning balance	$798,810	29,217	37,690	4,621	-	$870,338
Charge-offs	-	-	-	(99,000)	-	(99,000)
Recoveries	4,376	-	-	-	-	4,376
Net recoveries (charge-offs)	4,376	-	-	(99,000)	-	(94,624)
Provision for loan losses	(107,855)	22,770	(12,260)	104,193	9,784	16,632
Ending balance	$695,331	51,987	25,430	9,814	9,784	$792,346

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

	June 30, 2020
	1-4 family residential	Multi-family	Commercial	Consumer	Unallocated	Total
Six months ended:
Beginning balance	$361,362	10,011	9,140	8,000	-	$388,513
Charge-offs	-	-	-	-	-	-
Recoveries	7,175	-	-	-	-	7,175
Net recoveries (charge-offs)	7,175	-	-	-	-	7,175
Provision for loan losses	169,720	13,791	4,140	(7,196)	39,545	220,000
Ending balance	$538,257	23,802	13,280	804	39,545	$615,688

	Collectively evaluated		Individually evaluated		Total
	Allowance for loan losses	Recorded investment in loans	Allowance for loan losses	Recorded investment in loans	Allowance for loan losses	Recorded investment in loans
June 30, 2021
1-4 family residential	$552,554	85,752,861	142,777	2,400,147	695,331	$88,153,008
Multi-family	51,987	5,202,397	-	-	51,987	5,202,397
Commercial	25,430	4,285,762	-	-	25,430	4,285,762
Consumer	9,814	303,107	-	-	9,814	303,107
Unallocated	9,784	9,784
Total	$649,569	95,544,127	142,777	2,400,147	792,346	$97,944,274
December 31, 2020
1-4 family residential	$648,666	84,773,686	150,144	2,423,412	798,810	$87,197,098
Multi-family	29,217	5,736,637	-	-	29,217	5,736,637
Commercial	37,690	5,340,229	-	-	37,690	5,340,229
Consumer	4,621	285,966	-	99,000	4,621	384,966
Total	$720,194	96,136,518	150,144	2,522,412	870,338	$98,658,930

The Bank evaluates collectability based on payment activity and other factors. The Bank uses a graded loan rating system as a means of identifying potential problem loans, as follows:

Pass

Loans in these categories are performing as expected with low to average risk.

Special Mention

Loans in this category are internally designated by management as “watch loans.” These loans are starting to show signs of potential weakness and are closely monitored by management.

Substandard

Loans in this category are internally designated by management as “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the paying capacity of the obligors or the current net worth of the collateral pledged. Substandard loans present a distinct possibility that the Bank will sustain losses if such weaknesses are not corrected.

Doubtful

Loans classified as doubtful have all the weaknesses inherent in those designated as “substandard” with the added characteristic that the weaknesses may make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

On an annual basis, or more often if needed, the Bank formally reviews the ratings on commercial loans. In addition, the Bank engages an independent third party to review a significant portion of the commercial loan portfolio. Management uses the results of the independent review as part of its annual review process.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

The following table presents loan balances based on risk rating as of June 30, 2021 and December 31, 2020:

	Pass	Special Mention	Substandard	Doubtful	Total loans
June 30, 2021
1-4 family residential	$87,094,271	410,934	368,218	-	$87,873,423
Multi-family	5,202,397	-	-	-	5,202,397
Commercial	4,565,347	-	-	-	4,565,347
Consumer	303,107	-	-	-	303,107
Total	$97,165,122	410,934	368,218	-	$97,944,274
December 31, 2020
1-4 family residential	$86,500,375	416,832	279,891	-	$87,197,098
Multi-family	5,736,637	-	-	-	5,736,637
Commercial	5,340,229	-	-	-	5,340,229
Consumer	285,966	99,000	-	-	384,966
Total	$97,863,207	515,832	279,891	-	$98,658,930

The aging of the Bank’s loan portfolio as of June 30, 2021 and December 31, 2020, is as follows:

	31-89 Days Past Due and Accruing	Greater than 90 Days Past Due and Accruing	Non-Accrual	Total Past Due and Non-Accrual	Current	Total Loan Balance
June 30, 2021
1-4 family residential	$-	132,421	368,218	500,639	87,372,785	$87,873,423
Multi-family	-	-	-	-	5,202,397	5,202,397
Commercial	-	-	-	-	4,565,347	4,565,347
Consumer	-	-	-	-	303,107	303,107
Total	$-	132,421	368,218	500,639	97,443,636	$97,944,274
December 31, 2020
1-4 family residential	$-	74,774	279,891	354,665	86,842,433	$87,197,098
Multi-family	-	-	-	-	5,736,637	5,736,637
Commercial	-	-	-	-	5,340,229	5,340,229
Consumer	99,000	-	-	99,000	285,966	384,966
Total	$99,000	74,774	279,891	453,665	98,205,265	$98,658,930

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Loans individually evaluated for impairment as of June 30, 2021 and December 31, 2020, were as follows:

	Recorded investment	Unpaid principal balance	Related allowance
June 30, 2021
With no related allowance recorded
1-4 family residential	$1,420,671	1,653,994	$-
Multi-family	-	-	-
Commercial	-	-	-
Consumer	-	-	-
Total	$1,420,671	1,653,994	$-
With a related allowance recorded
1-4 family residential	$979,476	988,910	$142,777
Multi-family	-	-	-
Commercial	-	-	-
Consumer	-	-	-
Total	$979,476	988,910	$142,777
Balance at June 30, 2021	$2,400,147	2,642,903	$142,777
December 31, 2020
With no related allowance recorded
1-4 family residential	$1,348,309	1,675,877	$-
Multi-family	-	-	-
Commercial	-	-	-
Consumer	99,000	99,000	-
Total	$1,447,309	1,774,877	$-
With a related allowance recorded
1-4 family residential	$1,075,103	1,119,972	$150,144
Multi-family	-	-	-
Commercial	-	-	-
Consumer	-	-	-
Total	$1,075,103	1,119,972	$150,144
Balance at December 31, 2020	$2,522,412	2,894,849	$150,144

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

The average recorded investment and interest income recognized for the loans individually evaluated for impaired for six months ended June 30, 2021 and 2020, were as follows:

	Average recorded investment	Interest income recognized
June 30, 2021
With no related allowance recorded
1-4 family residential	$1,424,201	$37,574
Multi-family	-	-
Commercial	-	-
Consumer	-	-
Total	$1,424,201	$37,574
With a related allowance recorded
1-4 family residential	$989,577	$21,646
Multi-family	-	-
Commercial	-	-
Consumer	-	-
Total	$989,577	$21,646
Balance for the six months ended June 30, 2021	$2,413,778	$59,220
June 30, 2020
With no related allowance recorded
1-4 family residential	$932,132	$24,711
Multi-family	-	-
Commercial	-	-
Consumer	-	-
Total	$932,132	$24,711
With a related allowance recorded
1-4 family residential	$1,104,686	$24,723
Multi-family	-	-
Commercial	-	-
Consumer	-	-
Total	$1,104,686	$24,723
Balance for the six months ended June 30, 2020	$2,036,818	$49,434

Troubled debt restructurings provide for modifications to repayment terms; more specifically, modifications to loan interest rates. Management performs an impairment analysis at the time of restructuring and periodically thereafter. Any reserve required is recorded through a provision to the allowance for loan losses.

There were no new troubled debt restructurings during the six months ended June 30, 2021 or the year ended December 31, 2020. In March 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was passed into law. Among other things, the CARES Act suspends the requirements related to accounting for TDRs for certain loan modifications related to the COVID-19 pandemic.

The Company has minimal direct exposure to consumer, commercial, and other small businesses that may be negatively impacted by COVID-19, but management has analyzed and increased the qualitative factors in these and other loan categories for incurred, but not yet identified loan losses attributable to COVID-19. As of June 30, 2021, management did not see significant disruption with existing customers related to COVID-19. However, Management did grant customer requests to defer payments on 50 loans with unpaid balances of $9,700,508. As of June 30, 2021, 2 loans remain in deferral with unpaid balances of $179,277. Management has also assisted small businesses that could benefit from the CARES Act, particularly in the SBA’s Paycheck Protection Program (“PPP”). As of June 30, 2021, the Company had approximately $262,520 of outstanding loans to small businesses under this program. The loans are guaranteed by the SBA and loan proceeds to borrowers are forgivable by the SBA if certain criteria are met.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Note 5: Premises and Equipment

The components of premises and equipment as of June 30, 2021 and December 31, 2020, are as follows:

	June 30, 2021	December 31, 2020
Land and improvements	$2,702,799	$2,702,799
Building and improvements	6,504,044	6,486,340
Furniture and equipment	1,668,551	1,617,430
Total gross equipment	10,875,394	10,806,569
Less accumulated depreciation	5,729,214	5,593,263
Premises and equipment, net	$5,146,180	$5,213,306

Note 6: Other Real Estate Owned

At June 30, 2021 and December 31, 2020, the balance of other real estate owned was $68,250 and $0, respectively.

The recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process is $168,599 and $110,510, as of June 30, 2021 and December 31, 2020, respectively.

Note 7: Deposits

As of June 30, 2021, for years below ended December 31, the scheduled maturities of time deposits are as follows:

Years Ended	Amount
2021	$28,597,161
2022	14,315,459
2023	311,213
2024	7,163,733
2025 and beyond	3,400,792
Total	$63,788,357

In the normal course of business, deposit accounts are held by directors and executive officers of the Bank (related parties). The terms for these accounts, including interest rates, fees, and other attributes, are similar to those prevailing for comparable transactions with other customers and do not involve more than the normal level of risk associated with deposit accounts. At June 30, 2021 and December 31, 2020, total deposits held by directors and officers of the Bank was $3,365,327 and $4,308,906, respectively.

Note 8: Other Borrowings

On May 21, 2021, the Bank obtained a non-interest bearing FHLB advance totaling $5,000,000. This advance is collateralized by loans pledged to the FHLB Chicago and matures on May 21, 2022. Additionally, on May 21, 2021, the Bank repaid the non-interest bearing FHLB advance totaling $4,000,000 that was due on May 24, 2021.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Note 9: Capital Ratios

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under accounting principles generally accepted in the United States of America, regulatory reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, common equity Tier 1 capital to total risk-weighted assets and of Tier I capital to average assets, as such individual components and calculations are defined by related standards.

As of June 30, 2021, the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification which management believes have changed the Bank’s category. On November 13, 2019, the federal regulators finalized and adopted a regulatory capital rule establishing a new community bank leverage ratio (“CBLR”), which became effective on January 1, 2020. The intent of CBLR is to provide a simple alternative measure of capital adequacy for electing qualifying depository institutions and depository institution holding companies, as directed under the Economic Growth, Relief, and Consumer Protection Act. Under CBLR, if a qualifying depository institution or depository institution holding company elects to use such measure, such institution or holding company will be considered well capitalized if its ratio of Tier 1 capital to average total consolidated assets (i.e., leverage ratio) exceeds 9% subject to a limited two quarter grace period, during which the leverage ratio cannot go 100 basis points below the then applicable threshold, and will not be required to calculate and report risk-based capital ratios. In April 2020, under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), the 9% leverage ratio threshold was temporarily reduced to 8% in response to the COVID -19 pandemic. The threshold will increase to 8.5% in 2021 and return to 9% in 2022. The Bank elected to begin using CBLR for the first quarter of 2020. Management believes, as of June 30, 2021, that the Bank met all capital adequacy requirements to which it was subject.

The Bank’s actual capital amounts and ratios as of June 30, 2021 and December 31, 2020, are presented below:

	Actual		Minimum Required to be Well-Capitalized (1)
	Amount	Ratio	Amount	Ratio
As of June 30, 2021
Tier 1 capital (to Average Assets)	$44,255,920	18.45%	20,388,906	>8.5%
As of December 31, 2020
Tier 1 capital (to Average Assets)	$44,255,713	18.41%	21,635,694	>8%

(1)	As defined by regulatory agencies. Failure to exceed the leverage ratio thresholds required under CBLR in the future, subject to any applicable grace period, would require the Company to return to the risk-based capital ratio thresholds previously utilized under the fully phased-in Basel III Capital Rules to determine capital adequacy.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Note 10: Benefit Plans

The Bank maintained a Directors’ Retirement Fund which provides post-retirement benefits to directors who have served the Bank for a minimum of six years. Benefits under the plan are accrued during the period of service.

The Bank’s Equity Value Plan was established in 2005 and covers key officers and directors of the Bank. Under the terms of the plan, participants are granted units that entitle the holder to receive the appreciation in the value of the unit from the grant date through termination of employment. Benefits vest over five years. The value of the unit is based on the change in the value of the Bank’s members’ equity.

At December 31, 2020, the liability for the equity value plan was $321,588. All units are considered a liability and are included in accrued expenses and other liabilities on the balance sheets. Both plans began distributions in 2020 and completed distributions in 2021. All required amounts were fully accrued at December 31, 2020.

Management implemented a 401(k)-benefit plan during 2007. Employee contributions are matched up to the first 6% of compensation contributed by the employee. Employer match contributions totaled $64,682 and $65,961 for the first six months of 2021 and 2020, respectively.

Note 11: Commitments and Contingencies

In the ordinary course of business, the Bank has various commitments and contingent liabilities that are not reflected in the accompanying financial statements. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial position of the Bank.

Financial Instruments
The Bank does not engage in the use of interest rate swaps or futures, forwards or option contracts.

At June 30, 2021 and December 31, 2020, outstanding commitments to originate loans were as follows:

	June 30, 2021	December 31, 2020
Total commitments	$5,665,080	$5,155,740

Concentrations of Credit Risk

The Bank generally originates single-family residential loans within its primary lending area which is Waukegan, Illinois and the surrounding area. The Bank’s underwriting policies require such loans to be made at approximately 80% loan-to-value, based upon appraised values, unless private mortgage insurance is obtained, or the loan is guaranteed by the government. These loans are secured by the underlying properties.

The Bank maintains its cash in deposit accounts at the Federal Reserve Bank or other institutions, the balances of which may exceed federally insured limits. The Bank has not experienced any losses in such accounts. The Bank believes it is not exposed to any significant credit risk on cash and cash equivalents.

Interest Rate Risk

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair values of its financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the overall interest rate risk.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Litigation

Due to the nature of its business activities, the Bank is at times subject to legal action which arises in the normal course of business. In the opinion of management, the ultimate resolution of these matters is not expected to have a material effect on the financial position or results of operations of the Bank.

Note 12: Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1         Quoted prices in active markets for identical assets or liabilities

Level 2         Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3          Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

An asset’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Following is a description of the valuation methodologies used for assets measured at fair value.

There have been no changes in the methodologies used at June 30, 2021 or December 31, 2020.

Available-for-Sale Securities (Recurring)

Where quoted market prices are available in an active market, securities such as U.S. Treasuries, would be classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market- based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities would be classified within Level 3 of the hierarchy.

Other Real Estate Owned (Nonrecurring)

The Bank records other real estate owned at fair value less costs to sell. Fair value is commonly based on recent real estate appraisals which are typically updated no less frequently than annually. These appraisals usually utilize a single valuation approach or may use a combination of approaches including comparable sales and the income approach. Adjustments may be made in the appraisal process by the independent appraisers to adjust for differences between comparable sales and income data available. Other real estate owned properties are evaluated on an annual basis for additional impairment and adjusted accordingly.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Impaired Loans (Nonrecurring)

Impaired loans are recorded at fair value on a nonrecurring basis. The fair value of loans is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly. Impaired loans that are valued based on the present value of future cash flows are not considered in the fair value hierarchy.

The following table presents the Bank’s assets that are measured at fair value on a recurring basis classified under the appropriate level of the fair value hierarchy as of June 30, 2021 and December 31, 2020:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
June 30, 2021
Securities Available-for-sale
U.S. government agency obligations	$8,448,081	-	8,448,081	$-
Municipal obligations	11,104,915	-	11,104,915	-
Mortgage-backed residential obligations	49,720,578	-	49,720,578	-
Collateralized mortgage obligations	29,009,942	-	29,009,942	-
Loans held for sale	378,750	-	378,750	-
Total	$98,662,266	-	98,662,266	$-

December 31, 2020
Securities Available-for-sale
U.S. government agency obligations	$7,146,757	-	7,146,757	$-
Municipal obligations	10,979,938	-	10,979,938	-
Mortgage-backed residential obligations	43,094,358	-	43,094,358	-
Collateralized mortgage obligations	20,399,292	-	20,399,292	-
Loans held for sale	1,971,500	-	1,971,500	-
Total	$83,591,845	-	83,591,845	$-

The Bank may be required, from time to time, to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with accounting principles generally accepted in the United States of America. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis and the valuation techniques used to measure nonrecurring Level 3 fair value measurements as of June 30, 2021 and December 31, 2020, were as follows:

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3	Gain/(Loss)
June 30, 2021
Impaired loans	$826,430	-	-	826,430	$-
OREO	$68,250	-	-	68,350	$-

December 31, 2020
Impaired loans	$924,959	-	-	924,959	$-

The numerical range of unobservable inputs for the valuation assumptions used in calculating the amounts disclosed above is not meaningful to this presentation.

Note 13: Fair Value of Financial Instruments

Financial instruments are classified within the fair value hierarchy using the methodologies described in Note 13 – Fair Value Measurements. The following disclosures include financial instruments that are not carried at fair value on the Consolidated Balance Sheets.

The carrying value of short-term financial instruments approximates the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market. Under the fair value hierarchy, cash and cash equivalents as well as non-interest-bearing deposit accounts are classified as Level 1. Time deposits with other financial institutions, FHLB stock, escrow deposits, interest-bearing deposits, and accrued interest receivable and payable are classified as Level 2.

The carrying amounts and estimated fair values by fair value hierarchy of certain financial instruments are as follows:

	Carrying Amount	Level 1	Level 2	Level 3	Estimated Fair Value
June 30, 2021
Financial assets:
Loans, net	$97,861,291	$-	$99,574,000	$-	$99,574,000
Financial liabilities:
Interest-bearing deposits	$172,570,852	$-	$173,021,000	$-	$173,021,000
December 31, 2020
Financial assets:
Loans, net	$98,454,739	$-	$102,034,000	$-	$102,034,000
Financial liabilities:
Interest-bearing deposits	$176,669,959	$-	$177,280,000	$-	$177,280,000

Note 14: Changes in Accounting Principles

Accounting for Internal-Use Software

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2018-15, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-49): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (a consensus of the FASB Emerging Issues Task Force)” (ASU 2018-15). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The Bank adopted the standard on January 1, 2020. Upon adoption of ASU 2018-15, there was no significant impact to the balance sheet or income statement.

North Shore MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of June 30, 2021

Accounting for Leases

The FASB amended its standard related to the accounting for leases. Under the new standard, lessees will now be required to recognize substantially all leases on the balance sheet as both a right-of-use asset and a liability. The standard has two types of leases for income statement recognition purposes: operating leases and finance leases. Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards. Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards. The determination of lease classification as operating or finance will be done in a manner similar to existing standards.

The new standard also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and non-lease components in an arrangement. The new standard is effective for annual periods beginning after December 15, 2021, and any interim periods within annual reporting periods that begin after December 15, 2022. The Bank has reviewed the amendment and determined it will not have a material impact on the Bank’s financial statements.

Accounting for Financial Instruments – Credit Losses

The FASB issued ASU No. 2016-13, Financial Instruments— Credit Losses (Topic 326). The ASU introduces a new credit loss model, the current expected credit loss model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL model utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities, and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. For available for-sale securities where fair value is less than cost, credit-related impairment, if any, will be recognized in an allowance for credit losses and adjusted each period for changes in expected credit risk. This model replaces the multiple existing impairment models, which generally require that a loss be incurred before it is recognized.

The CECL model represents a significant change from existing practice and may result in material changes to the Bank’s accounting for financial instruments. The Bank is evaluating the effect ASU 2016-13 will have on its consolidated financial statements and related disclosures. The impact of the ASU will depend upon the final standard (as amended), the state of the economy, and the nature of the Bank’s portfolios at the date of adoption. For non-public business entities, the new standard is effective January 2023.

Note 15: Subsequent Events

Management evaluated subsequent events through September 13, 2021, the date the financial statements were available to be issued. Management does not believe there were any material subsequent events during this period that would have required further recognition or disclosure in the consolidated financial statements included in this report.

Report of Independent Registered Public Accounting Firm

To the Members and Board of Directors
North Shore, MHC and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of North Shore, MHC and Subsidiaries (the "Company") as of December 31, 2020 and 2019; the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the two-year period ended December 31, 2020; and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019; and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Plante & Moran, PLLC

We have served as the Company’s auditors since 2019.

Chicago, Illinois
March 16, 2021, except for Note 17, as to which the date is October 18, 2021

NORTH SHORE, MHC AND SUBSIDIARIES
Consolidated Balance Sheets

	Year ended December 31,
	2020	2019
Assets:
Cash and due from banks	$884,226	$1,007,641
Interest-bearing bank deposits	30,984,003	31,371,802
Cash and cash equivalents	31,868,229	32,379,443
Time deposits with other financial institutions	12,436,000	20,171,000
Securities available for sale	81,620,345	68,568,916
Federal Home Loan Bank stock	512,400	512,400
Loans held for sale	1,971,500	721,862
Loans, net of unearned income	99,325,077	98,065,387
Allowance for loan losses	(870,338)	(388,513)
Loans, net	98,454,739	97,676,874
Premises and equipment, net	5,213,306	5,400,169
Accrued interest receivable	672,051	636,319
Bank-owned life insurance (BOLI)	8,889,693	8,707,224
Other assets	580,491	774,693
Total assets	$242,218,754	$235,548,900
Liabilities:
Deposits:
Noninterest bearing	$9,734,112	$7,301,491
Interest-bearing
Demand and NOW checking	16,364,499	12,750,303
Money market	50,143,146	52,927,558
Savings	42,249,880	39,566,561
Time deposits over $250,000	10,705,340	10,803,886
Other time deposits	57,207,094	61,021,658
Total deposits	186,404,071	184,371,457
Escrow deposits	1,518,519	1,509,243
Other borrowings	4,000,000	-
Accrued expenses and other liabilities	3,570,892	3,903,956
Total liabilities	195,493,482	189,784,656
Members’ equity:
Retained earnings	45,319,344	45,431,056
Accumulated other comprehensive income, net	1,405,928	333,188
Total members’ equity	46,725,272	45,764,244
Total liabilities and members’ equity	$242,218,754	$235,548,900

See accompanying notes to consolidated financial statements

NORTH SHORE, MHC AND SUBSIDIARIES
Consolidated Statements of Operations

	Year ended December 31,
	2020	2019
Interest income:
Loans, including fees	$4,085,531	$4,384,930
Securities
Taxable	1,146,226	1,203,408
Tax-exempt	271,185	399,109
Federal funds sold and other	128,231	484,334
Time deposits with other financial institutions	379,283	539,785
Total interest income	6,010,456	7,011,566
Interest expense:
Deposits	1,487,739	1,725,854
Net interest income	4,522,717	5,285,712
Provision for loan losses	463,873	96,948
Net interest income after provision for loan losses	4,058,844	5,188,764
Noninterest income:
Gain on sale of mortgage loans	787,468	284,691
Gain on sale of securities	59,425	-
Gain on sale of other real estate owned	-	38,400
Rental income on office building	42,000	41,925
Service charges on deposits	255,159	241,334
Increase in cash surrender value of BOLI	182,469	188,165
Other	276,746	72,692
Total noninterest income	1,603,267	867,207
Noninterest expense:
Salaries and employee benefits	3,690,892	3,513,737
Equipment and occupancy	689,390	770,042
Data processing	565,129	462,850
Advertising	67,702	100,711
Supervisory fees and assessments	116,764	88,627
Loan expenses	141,075	101,115
Foreclosure and other real estate owned expenses	11,540	37,794
Other	994,672	653,023
Total noninterest expense	6,277,164	5,727,899
Income (losses) before income taxes	(615,053)	328,072
Income tax benefit	(503,341)	(85,739)
Net income (losses)	$(111,712)	$413,811

See accompanying notes to consolidated financial statements

NORTH SHORE, MHC AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

	Year ended December 31,
	2020	2019
Net income (losses)	$(111,712)	$413,811
Unrealized net holding gain (loss) on securities
Unrealized net holding gain (loss) on securities arising during period, net of realized
gains on sales of $59,425 and $0, in the years ended December 31, 2020 and 2019,	1,500,440	2,553,747
respectively
Tax effect	(427,700)	(727,946)
Other comprehensive income, net of taxes	1,072,740	1,825,801
Comprehensive income	$961,028	$2,239,612

See accompanying notes to consolidated financial statements

NORTH SHORE, MHC AND SUBSIDIARIES

Consolidated Statements of Members’ Equity

	Retained earnings	Accumulated other comprehensive income (loss)	Total
Balance at January 1, 2019	$45,017,245	$(1,492,613)	$43,524,632
Net income	413,811	-	413,811
Change in net unrealized gain (loss) on securities available for sale, net	-	1,825,801	1,825,801
Balance at December 31, 2019	45,431,056	333,188	45,764,244
Net losses	(111,712)	-	(111,712)
Change in net unrealized gain on securities available for sale, net	-	1,072,740	1,072,740
Balance at December 31, 2020	$45,319,344	$1,405,928	$46,725,272

See accompanying notes to consolidated financial statements

NORTH SHORE, MHC AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net (losses) income	$(111,712)	$413,811
Adjustments to reconcile net (losses) income to net cash (used in) provided by operating activities:
Depreciation	290,438	284,359
Securities amortization and accretion, net	834,699	744,714
Loans originated for sale	(37,725,452)	(16,940,750)
Proceeds from sales of loans held for sale	37,263,281	17,196,902
Gain on sale of mortgage loans	(787,468)	(284,691)
Gain on sale of other real estate owned	-	(38,400)
Provision for loan losses	463,873	96,948
Earnings on bank owned life insurance	(182,469)	(188,165)
Increase in accrued interest receivable and other assets	(272,182)	(122,062)
(Decrease) increase in accrued expenses and other liabilities	(333,064)	580,456
Net cash (used in) provided by operating activities	(560,055)	1,743,122
Cash flows from investing activities:
Net (increase) decrease in portfolio loans	(1,241,738)	2,365,835
Principal repayments on mortgage-backed securities	12,730,175	9,291,316
Purchases of securities available for sale	(38,630,576)	(6,757,682)
Sales of securities available for sale	12,112,090	-
Gain on sale of securities	(59,425)	-
Maturities and calls of securities available for sale	1,465,000	1,500,000
Redemption of Federal Home Loan Bank stock	-	12,800
Proceeds from sale of other real estate owned	-	227,000
Decrease (increase) in time deposits with other financial institutions, net	7,735,000	(2,754,000)
Purchases of premises and equipment, net	(103,575)	(114,132)
Net cash (used in) provided by investing activities	(5,993,049)	3,771,137
Cash flows from financing activities:
Net change in deposits	2,032,614	8,216,823
Net change in escrow deposits	9,276	(25,880)
Proceeds from other borrowings	4,000,000	-
Net cash provided by financing activities	6,041,890	8,190,943
Net change in cash and cash equivalents	(511,214)	13,705,202
Cash and cash equivalents at beginning of period	32,379,443	18,674,241
Cash and cash equivalents at end of period	$31,868,229	$32,379,443
Supplemental disclosures of cash flow information:
Cash paid during the period for: Interest	$1,542,775	$1,696,786
Income taxes	37,008	-

See accompanying notes to consolidated financial statements

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

Note 1: Summary of Significant Accounting Policies

The accompanying consolidated financial statements (“the financial statements”) have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to practices within the banking industry.

Nature of Operations

These financial statements include the accounts of North Shore, MHC, a federal mutual holding company; its wholly owned subsidiary NSTS Financial Corporation, a stock holding company; and North Shore Trust and Savings (the “Bank”), a federal stock savings bank.

The Bank operates primarily in the northern suburbs of Chicago, Illinois. The Bank offers a variety of financial services to customers in the surrounding community. Financial services consist primarily of 1-4 family mortgage loans, savings accounts, and certificate of deposit accounts. There are no significant concentrations of loans to any one industry or customer. The Bank’s exposure to credit risk is significantly affected by changes in the economy in the Bank’s market area.

All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may vary from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination. Due to these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Additional material estimates that are particularly susceptible to significant change in the near term include the determination of the valuation allowance on deferred tax assets and the valuation of investment securities.

Comprehensive Income

Comprehensive income includes net income (losses) and other changes in net worth which bypass the statement of operations. For all periods presented, other comprehensive income includes only one additional component, the change in unrealized gains on available-for-sale investment securities.

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand and amounts due from banks, including cash items in process of clearing.

Time Deposits with Other Financial Institutions

Time deposits with other financial institutions are carried at cost and generally mature within the next two years.

Investment Securities

Securities are classified as available-for-sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss). Discounts are accreted into interest income over the estimated life of the related security and premiums are amortized into income over the earlier of the call date or weighted average life of the related security using the level yield method. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Securities available-for-sale are securities that are intended to be held for indefinite periods of time, but which may not be held to maturity. These securities may be used as a part of the Bank’s asset/liability management strategy and may be sold in response to changes in interest rates, deterioration of issuer’s creditworthiness, or due to a desire to increase capital or liquidity.

The Bank conducts a periodic review of available-for-sale securities with declines in fair value below their cost to evaluate if the impairment is other than temporary. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than amortized cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Credit-related impairments of debt securities are recorded through earnings, and any impairment as a result of other factors is included in accumulated other comprehensive income.

Federal Home Loan Bank Stock

The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market price and is carried at cost of $512,400 at December 31, 2020 and 2019, and is evaluated for impairment at each reporting date.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Mortgage loans held for sale are generally sold with servicing rights released. Gains or losses are recognized through earnings.

Loans

The Bank’s loan portfolio includes segments for mortgage loans and consumer loans. Mortgage loans include classes for 1-4 family, multi-family, and commercial.

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment to the related loan yield using the interest method, adjusted for prepayments.

The accrual of interest on all loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until the loans qualify for return to accrual. Loans are returned to accrual status when payment of all the principal and interest amounts contractually due is reasonably assured.

Allowance for Loan Losses

The allowance for loan losses (the “allowance”) is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of general and allocated components, as further described below.

General Component

The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by the following loan segments: first mortgage loans and consumer and other loans. Management uses an average of historical losses based on a time frame appropriate to capture relevant loss data for each loan segment. This historical loss factor is adjusted for the following qualitative factors: levels/trends in delinquencies; trends in volume and terms of loans; effects of changes in risk selection and underwriting standards, and other changes in lending policies, procedures and practices; experience/ability/depth of lending management and staff; and national and local economic trends and conditions.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Mortgage Loans

Loans in this segment are made to individuals and commercial borrowers. The loans are secured by real estate with the Bank typically in a first lien position. The Bank generally does not originate loans with a loan-to-value ratio greater than 80% unless mortgage insurance is obtained and generally does not grant loans that would be classified as subprime upon origination. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Consumer Loans

Loans in this segment are generally to individuals and are supported by non-real estate collateral, such as deposit accounts and personal property. Unsecured loans are also included in this segment. Repayment is dependent on the credit quality of the individual borrower or borrowers.

Allocated Component

The allocated component relates to loans that are classified as impaired. Based on internal ratings, loans are evaluated for impairment on a loan-by-loan basis. Impairment is measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent. An allowance is established when the discounted cash flows (or collateral value) of the impaired loan is lower than the carrying value of that loan.

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all circumstances surrounding the loan and borrower, including the length of the delay, reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the amount of principal and interest owed.

The Bank periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring (TDR). All TDRs are classified as impaired and management performs an impairment analysis at the time of restructuring.

Premises and Equipment

Land is stated at cost. Property, improvements, and equipment are stated at cost less accumulated depreciation. Depreciation is determined under the straight-line method over the following estimated useful lives of assets:

Land improvements	3 - 10 years
Office building and improvements	10 - 40 years
Furniture and equipment	3 - 10 years

Income Taxes

Deferred taxes are recognized using the asset/liability method. Deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards; deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the financial statement amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceed the amount measured as described above, if any, is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet, along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations. Bank management believes that the Bank maintains no uncertain tax positions for tax reporting purposes and accordingly, no liability is required to be recorded.

The Bank is subject to U.S. federal income tax as well as income tax of the States of Illinois and Wisconsin.

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

Other Real Estate Owned

Property acquired in satisfaction of debt or through foreclosure is carried at the lower of cost or market value less estimated costs to sell. At foreclosure, if the fair value of the property acquired is less than the recorded investment in the related loan, a reduction in the carrying amount of the loan is recognized with a charge to the allowance for loan losses. The cost of carrying the assets subsequent to foreclosure and any decrease in the market value occurring after that date are charged to operating expenses as incurred.

Bank-owned Life Insurance

The Bank purchased life insurance policies on certain key executives. Bank-owned life insurance is recorded at the amount estimated to be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or amounts due which are probable at settlement.

Service Charges on Deposits

Service charges on deposits represent general service fees for monthly account maintenance and activity or transaction-based fees and consist of transaction-based revenue, time-based revenue (service period), item-based revenue, or some other individual attribute-based revenue. Revenue is recognized when the Bank’s performance obligation is completed, which is generally monthly for account maintenance services or when a transaction has been completed (such as a wire transfer). Payment for such performance obligations are generally received at the time performance obligations are satisfied.

Note 2: Securities

The amortized cost and estimated fair value of debt securities at December 31, 2020 and 2019, by contractual maturity, are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties, therefore, these securities have been included in 1 to 5 years based on average remaining life.

December 31, 2020	U.S. government agency obligations	Municipal obligations	Mortgage-backed residential obligations	Collateralized mortgage obligations	Total available- for-sale
1 year or less	$1,000,078	768,403	1,442,661	382,656	$3,593,798
1 to 5 years	4,862,393	3,726,359	34,485,520	14,451,700	57,525,972
5 to 10 years	1,284,286	4,353,171	7,166,177	5,564,936	18,368,570
After 10 years	-	2,132,005	-	-	2,132,005
Fair value	7,146,757	10,979,938	43,094,358	20,399,292	81,620,345
Gross unrealized gains	153,399	517,513	883,937	534,000	2,088,849
Gross unrealized losses	16,756	18,022	21,910	65,691	122,379
Amortized cost	$7,010,114	10,480,447	42,232,331	19,930,983	$79,653,875

December 31, 2019	U.S. government agency obligations	Municipal obligations	Mortgage-backed residential obligations	Collateralized mortgage obligations	Total available- for-sale
1 year or less	$-	465,273	-	1,429,685	$1,894,958
1 to 5 years	5,164,065	6,349,335	23,187,496	5,667,810	40,368,706
5 to 10 years	1,812,794	10,233,919	6,844,345	5,351,092	24,242,150
After 10 years	-	2,063,102	-	-	2,063,102
Fair value	$6,976,859	19,111,629	30,031,841	12,448,587	68,568,916
Gross unrealized gains	29,570	413,882	122,997	151,104	717,553
Gross unrealized losses	31,996	11,616	168,478	39,433	251,523
Amortized cost	$6,979,285	18,709,363	30,077,322	12,336,916	$68,102,886

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

As of December 31, 2020 and 2019, no securities were pledged to secure public deposits or for other purposes as required or permitted by law.

Information pertaining to securities with gross unrealized losses at December 31, 2020 and 2019, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows:

	Less than 12 Months		12 Months or Longer		Total
December 31, 2020	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency obligations	$1,284,286	16,756	-	-	1,284,286	$16,756
Municipal obligations	-	-	238,073	18,022	238,073	18,022
Mortgage-backed residential obligations	5,264,706	16,751	1,169,854	5,159	6,434,560	21,910
Collateralized mortgage obligations	8,694,359	65,569	240,910	122	8,935,269	65,691
Total	$15,243,351	99,076	1,648,837	23,303	16,892,188	$122,379
December 31, 2019
U.S. government agency obligations	$3,515,312	17,979	1,693,518	14,017	5,208,830	$31,996
Municipal obligations	912,973	8,338	1,011,195	3,278	1,924,168	11,616
Mortgage-backed residential obligations	4,660,574	30,475	10,395,524	138,003	15,056,098	168,478
Collateralized mortgage obligations	2,892,779	15,376	2,469,253	24,057	5,362,032	39,433
Total	$11,981,638	72,168	15,569,490	179,355	27,551,128	$251,523

At December 31, 2020 and 2019, certain investment securities were in unrealized loss positions. Some investment securities have declined in value but do not presently represent realized losses. Unrealized losses on investment securities have not been recognized into income because the issuers’ bonds are of high credit quality, the Bank has the intent and ability to hold the securities for the foreseeable future, and the declines in fair value are primarily due to market volatility. The fair values are expected to recover as the bonds approach their maturity dates.

Note 3: Loans

A summary of loans by major category as of December 31, 2020 and 2019 is as follows:

	2020	2019
First mortgage loans
1-4 family residential	$87,197,098	$88,030,029
Multi-family	5,736,637	6,437,816
Commercial	5,340,229	2,681,763
Total first mortgage loans	98,273,964	97,149,608
Consumer loans	384,966	216,780
Total loans	98,658,930	97,366,388
Deferred loan fees and costs	666,147	698,999
Allowance for loan losses	(870,338)	(388,513)
Total loans, net	$98,454,739	$97,676,874

First mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balance of these loans totaled $15,956,115 and $5,356,467 at December 31, 2020 and 2019, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing were $268,396 and $97,445 at December 31, 2020 and 2019, respectively.

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

In the normal course of business, loans are made to directors and officers of the Bank (related parties). The terms of these loans, including interest rate and collateral, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability. At December 31, 2020 and 2019, such borrowers were indebted to the Bank in the aggregate amount of $928,386 and $896,701, respectively.

Note 4: Allowance for Loan Losses

Changes in the allowance for loan losses and the related loan balance information as of and for the years ended December 31, 2020 and 2019 were as follows:

		December 31, 2020
	1-4 family residential	Multi-family	Commercial	Consumer	Total
Year ended:
Beginning balance	$361,362	10,011	9,140	8,000	$388,513
Charge-offs	-	-	-	-	-
Recoveries	17,952	-	-	-	17,952
Net recoveries (charge-offs)	17,952	-	-	-	17,952
Provision for loan losses	419,496	19,206	28,550	(3,379)	463,873
Ending balance	$798,810	29,217	37,690	4,621	$870,338

		December 31, 2019
	1-4 family residential	Multi-family	Commercial	Consumer	Total
Year ended:
Beginning balance	$245,464	1,687	5,673	7,720	$260,544
Charge-offs	-	-	-	-	-
Recoveries	31,021	-	-	-	31,021
Net recoveries (charge-offs)	31,021	-	-	-	31,021
Provision for loan losses	84,877	8,324	3,467	280	96,948
Ending balance	$361,362	10,011	9,140	8,000	$388,513

	Collectively evaluated		Individually evaluated		Total
	Allowance for loan losses	Recorded investment in loans	Allowance for loan losses	Recorded investment in loans	Allowance for loan losses	Recorded investment in loans
December 31, 2020
1-4 family residential	$648,666	84,773,686	150,144	2,423,412	798,810	$87,197,098
Multi-family	29,217	5,736,637	-	-	29,217	5,736,637
Commercial	37,690	5,340,229	-	-	37,690	5,340,229
Consumer	4,621	285,966	-	99,000	4,621	384,966
Total	$720,194	96,136,518	150,144	2,522,412	870,338	$98,658,930
December 31, 2019
1-4 family residential	$206,070	85,992,720	155,292	2,037,309	361,362	$88,030,029
Multi-family	10,011	6,437,816	-	-	10,011	6,437,816
Commercial	9,140	2,681,763	-	-	9,140	2,681,763
Consumer	8,000	216,780	-	-	8,000	216,780
Total	$233,221	95,329,079	155,292	2,037,309	388,513	$97,366,388

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

The Bank evaluates collectability based on payment activity and other factors. The Bank uses a graded loan rating system as a means of identifying potential problem loans, as follows:

Pass

Loans in these categories are performing as expected with low to average risk.

Special Mention

Loans in this category are internally designated by management as “watch loans.” These loans are starting to show signs of potential weakness and are closely monitored by management.

Substandard

Loans in this category are internally designated by management as “substandard.” Generally, a loan is considered substandard if it is inadequately protected by the paying capacity of the obligors or the current net worth of the collateral pledged. Substandard loans present a distinct possibility that the Bank will sustain losses if such weaknesses are not corrected.

Doubtful

Loans classified as doubtful have all the weaknesses inherent in those designated as “substandard” with the added characteristic that the weaknesses may make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

On an annual basis, or more often if needed, the Bank formally reviews the ratings on commercial loans. In addition, the Bank engages an independent third party to review a significant portion of the commercial loan portfolio. Management uses the results of the independent review as part of its annual review process.

The following table presents loan balances based on risk rating as of December 31, 2020 and 2019:

	Pass	Special Mention	Substandard	Doubtful	Total loans
December 31, 2020
1-4 family residential	$86,500,375	416,832	279,891		$87,197,098
Multi-family	5,736,637	-	-	-	5,736,637
Commercial	5,340,229	-	-	-	5,340,229
Consumer	285,966	99,000	-	-	384,966
Total	$97,863,207	515,832	279,891	-	$98,658,930
December 31, 2019
	$87,709,307	255,676	65,046		$88,030,029
Multi-family	6,437,816	-	-	-	6,437,816
Commercial	2,681,763	-	-	-	2,681,763
Consumer	216,780	-	-	-	216,780
Total	$97,045,666	255,676	65,046	-	$97,366,388

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

The aging of the Bank’s loan portfolio as of December 31, 2020 and 2019, is as follows:

	31-89 Days Past Due and Accruing	Greater than 90 Days Past Due and Accruing	Non-Accrual	Total Past Due and Non-Accrual	Current	Total Loan Balance
December 31, 2020
1-4 family residential	$-	74,774	279,891	354,665	86,842,433	$87,197,098
Multi-family	-	-	-	-	5,736,637	5,736,637
Commercial	-	-	-	-	5,340,229	5,340,229
Consumer	99,000	-	-	99,000	285,966	384,966
Total	$99,000	74,774	279,891	453,665	98,205,265	$98,658,930
December 31, 2019
1-4 family residential	$139,152	-	65,046	204,198	87,825,831	$88,030,029
Multi-family	-	-	-	-	6,437,816	6,437,816
Commercial	-	-	-	-	2,681,763	2,681,763
Consumer	-	-	-	-	216,780	216,780
Total	$139,152	-	65,046	204,198	97,162,190	$97,366,388

Loans individually evaluated for impairment as of December 31, 2020 and 2019, were as follows:

	Recorded investment	Unpaid principal balance	Related allowance	Average recorded investment	Interest income recognized
December 31, 2020
With no related allowance recorded
1-4 family residential	$1,348,309	1,675,877	-	1,381,661	$72,780
Multi-family	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	99,000	99,000	-	89,500	6,217
Total	$1,447,309	1,774,877	-	1,471,161	$78,997
With a related allowance recorded
1-4 family residential	$1,075,103	1,119,972	150,144	1,103,885	$50,621
Multi-family	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Total	$1,075,103	1,119,972	150,144	1,103,885	$50,621
Balance at December 31, 2020	2,522,412	2,894,849	150,144	2,575,046	129,618
December 31, 2019
With no related allowance recorded
1-4 family residential	$924,346	1,224,153	-	932,193	$53,305
Multi-family	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Total	$924,346	1,224,153	-	932,193	$53,305
With a related allowance recorded
1-4 family residential	$1,112,963	1,160,164	155,292	1,166,040	$57,928
Multi-family	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Total	$1,112,963	1,160,164	155,292	1,166,040	$57,928
Balance at December 31, 2019	2,037,309	2,384,317	155,292	2,098,233	111,233

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

Troubled debt restructurings provide for modifications to repayment terms; more specifically, modifications to loan interest rates. Management performs an impairment analysis at the time of restructuring and periodically thereafter. Any reserve required is recorded through a provision to the allowance for loan losses.

There were no new troubled debt restructurings during the years ended December 31, 2020 and 2019. In March 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was passed into law. Among other things, the CARES Act suspends the requirements related to accounting for TDRs for certain loan modifications related to the COVID-19 pandemic.

The Company has minimal direct exposure to consumer, commercial, and other small businesses that may be negatively impacted by COVID-19, but management has analyzed and increased the qualitative factors in these and other loan categories for incurred, but not yet identified loan losses attributable to COVID-19. As of December 31, 2020, management did not see significant disruption with existing customers related to COVID-19. However, Management did grant customer requests to defer payments on 48 loans with unpaid balances of $9,571,452. As of December 31, 2020, 12 loans remain in deferral with unpaid balances of $538,622. Management has also assisted small businesses that could benefit from the CARES Act, particularly in the SBA’s Paycheck Protection Program (“PPP”). As of December 31, 2020, the Company has funded approximately $1 million in loans to small businesses under this program since it launched on April 3, 2020. The loans are guaranteed by the SBA and loan proceeds to borrowers are forgivable by the SBA if certain criteria are met.

Note 5: Premises and Equipment

The components of premises and equipment as of December 31, 2020 and 2019, are as follows:

	2020	2019
Land and improvements	$2,702,799	$2,699,649
Building and improvements	6,486,340	6,471,581
Furniture and equipment	1,617,430	1,593,164
Total gross equipment	10,806,569	10,764,394
Less accumulated depreciation	5,593,263	5,364,225
Premises and equipment, net	$5,213,306	$5,400,169

Note 6: Other Real Estate Owned

There was no other real estate owned as of December 31, 2020 and 2019.

The recorded investment of consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process is $110,510 and $11,058, as of December 31, 2020 and 2019, respectively.

Note 7: Deposits

As of December 31, 2020, for years below ended December 31, the scheduled maturities of time deposits are as follows:

Years Ended	Amount
2021	$31,046,797
2022	10,614,838
2023	11,060,429
2024	9,188,358
2025 and beyond	6,002,012
Total	$67,912,434

North Shore, MHC and Subsidiaries
Notes to Consolidated Financial Statements
As of December 31, 2020 and 2019

In the normal course of business, deposit accounts are held by directors and officers of the Bank (related parties). The terms for these accounts, including interest rates, fees, and other attributes, are similar to those prevailing for comparable transactions with other customers and do not involve more than the normal level of risk associated with deposit accounts. At December 31, 2020 and 2019, total deposits held by directors and officers of the Bank was $4,308,906 and $3,990,060, respectively.

Note 8: Other Borrowings

On May 22, 2020, the Bank obtained a non-interest bearing FHLB advance totaling $4,000,000. This advance is collateralized by loans pledged to the FHLB Chicago and matures on May 24, 2021.

Note 9: Income Taxes

Income tax expense for the years ended December 31, 2020 and 2019, is summarized as follows:

	2020	2019
Current (benefit) expense
Federal	$(262,040)	$(43,704)
State	2,889	1,509
Total current benefit	(259,151)	(42,195)

Deferred benefit	(233,507)	(21,838)
Change in valuation allowance	(10,683)	(21,706)
Total deferred benefit	(244,190)	(43,544)
Total income tax benefit	$(503,341)	$(85,739)

The difference between the income tax expense shown on the statements of income and the amounts computed by applying the statutory federal income tax rate to income before income taxes is primarily due to tax-exempt income, the change in valuation allowance, and the adjustment of deferred taxes for enacted changes in tax laws.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2020 and 2019, are as follows:

	2020	2019
Deferred tax assets
Allowance for loan losses	$248,090	$110,746
Deferred compensation	421,372	368,007
Retirement plans	147,152	263,972
Premises held for sale impairment	100,720	100,720
Other	39,211	45,751
State net operating loss carryforwards	203,211	213,894
Gross deferred tax assets	1,159,756	1,103,090
Valuation allowance	(203,211)	(213,894)
Net deferred tax assets	956,545	889,196
Deferred tax liabilities
FHLB stock dividends	(101,056)	(101,056)
Accumulated depreciation	(46,228)	(123,044)
Unrealized gain on securities available-for-sale	(560,542)	(132,842)
Other	(142,200)	(242,225)
Deferred tax liabilities	(850,026)	(599,167)
Net deferred tax asset	$106,519	$290,029

The Bank does not expect the total amount of unrecognized tax benefits to change significantly in the next twelve months. There are no federal net operating losses at December 31, 2020 and 2019. Net operating loss (NOL) carryforwards for state income tax purposes were approximately $2,139,065 and $2,251,513 at December 31, 2020 and 2019, and will begin expiring in 2021. Due to the uncertainty that the Bank will be able to generate future state taxable income sufficient to utilize the net operating loss carryforwards, a full valuation allowance was recorded on the related deferred tax asset.

Note 10: Capital Ratios

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under accounting principles generally accepted in the United States of America, regulatory reporting requirements and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, common equity Tier 1 capital to total risk-weighted assets and of Tier I capital to average assets, as such individual components and calculations are defined by related standards.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

As of December 31, 2020, the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification which management believes have changed the Bank’s category. On November 13, 2019, the federal regulators finalized and adopted a regulatory capital rule establishing a new community bank leverage ratio (“CBLR”), which became effective on January 1, 2020. The intent of CBLR is to provide a simple alternative measure of capital adequacy for electing qualifying depository institutions and depository institution holding companies, as directed under the Economic Growth, Relief, and Consumer Protection Act. Under CBLR, if a qualifying depository institution or depository institution holding company elects to use such measure, such institution or holding company will be considered well capitalized if its ratio of Tier 1 capital to average total consolidated assets (i.e., leverage ratio) exceeds 9% subject to a limited two quarter grace period, during which the leverage ratio cannot go 100 basis points below the then applicable threshold, and will not be required to calculate and report risk-based capital ratios. In April 2020, under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), the 9% leverage ratio threshold was temporarily reduced to 8% in response to the COVID-19 pandemic. The threshold will increase to 8.5% in 2021 and return to 9% in 2022. The Bank elected to begin using CBLR for the first quarter of 2020. Management believes, as of December 31, 2020, that the Bank met all capital adequacy requirements to which it was subject.

The Bank’s actual capital amounts and ratios as of December 31, 2020 and 2019, are presented below:

	Actual		Minimum Required to be Well-Capitalized (1)
	Amount	Ratio	Amount	Ratio
As of December 31, 2020
Tier 1 capital (to Average Assets)	$44,255,713	18.41%	21,635,694	>8%

	Actual		Minimum Required to be Adequately Capitalized		Minimum Required to be Well- Capitalized (1)
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2019
Total Capital (to Risk-Weighted Assets)	$45,524,000	58.40%	$6,236,000	8.00%	$7,795,000	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	45,140,000	57.91%	4,677,000	6.00%	6,236,000	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted
Assets)	45,140,000	57.91%	3,508,000	4.50%	5,067,000	6.50%
Tier 1 Capital (to Average Assets)	45,140,000	19.35%	9,330,000	4.00%	11,663,000	5.00%

(1)	As defined by regulatory agencies. Failure to exceed the leverage ratio thresholds required under CBLR in the future, subject to any applicable grace period, would require the Company to return to the risk-based capital ratio thresholds previously utilized under the fully phased-in Basel III Capital Rules to determine capital adequacy.

The above table does not include the 2.5% capital conservation buffer requirement. A Bank with a capital conservation buffer greater than 2.5% of risk-weighted assets would not be restricted by payout limitations. However, if the 2.5% threshold is not met, the Bank would be subject to increasing limitations on capital distributions and discretionary bonus payments to executive officers as the capital conservation buffer approaches zero.

Note 11: Benefit Plans

The Bank maintains a Directors’ Retirement Fund which provides post-retirement benefits to directors who have served the Bank for a minimum of six years. Benefits under the plan are accrued during the period of service. Expense under this plan was approximately $19,279 for 2019.

The Bank’s Equity Value Plan was established in 2005 and covers key officers and directors of the Bank. Under the terms of the plan, participants are granted units that entitle the holder to receive the appreciation in the value of the unit from the grant date through termination of employment. Benefits vest over five years. The value of the unit is based on the change in the value of the Bank’s members’ equity. Expense recognized for the appreciation in the value of the units was $57,000 for the year ended December 31, 2019. At December 31, 2020 and 2019, the liability for the equity value plan was $321,588 and $643,175, respectively. All units are considered a liability and are included in accrued expenses and other liabilities on the balance sheets.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

Contributions received in 2019 were the final contributions for both the Directors’ Retirement Fund and the Equity Value Plan. Both plans began distributions in 2020 and will complete distributions in 2021. All required amounts were fully accrued at December 31, 2019.

The Bank sponsors a noncontributory Profit-Sharing Plan covering all employees who have worked more than 1,000 hours during the plan year. Profit sharing expense for the years ended 2020 and 2019 was approximately $0 and $47,500, respectively.

Management implemented a 401(k)-benefit plan during 2007. Employee contributions are matched up to the first 6% of compensation contributed by the employee. Employer match contributions totaled $163,008 for 2020 and $145,636 for 2019.

Note 12: Commitments and Contingencies

In the ordinary course of business, the Bank has various commitments and contingent liabilities that are not reflected in the accompanying financial statements. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial position of the Bank.

Financial Instruments

The Bank does not engage in the use of interest rate swaps or futures, forwards or option contracts.

At December 31, 2020 and 2019, outstanding commitments to originate loans were as follows:

	2020	2019
Unfunded lines of credit	$5,155,740	$5,881,300

Concentrations of Credit Risk

The Bank generally originates single-family residential loans within its primary lending area which is Waukegan, Illinois and the surrounding area. The Bank’s underwriting policies require such loans to be made at approximately 80% loan-to-value, based upon appraised values, unless private mortgage insurance is obtained, or the loan is guaranteed by the government. These loans are secured by the underlying properties.

The Bank maintains its cash in deposit accounts at the Federal Reserve Bank or other institutions, the balances of which may exceed federally insured limits. The Bank has not experienced any losses in such accounts. The Bank believes it is not exposed to any significant credit risk on cash and cash equivalents.

Interest Rate Risk

The Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair values of its financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the overall interest rate risk.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

Litigation

Due to the nature of its business activities, the Bank is at times subject to legal action which arises in the normal course of business. In the opinion of management, the ultimate resolution of these matters is not expected to have a material effect on the financial position or results of operations of the Bank.

Note 13: Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

An asset’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2020 and 2019.

Available-for-Sale Securities (Recurring)

Where quoted market prices are available in an active market, securities such as U.S. Treasuries, would be classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows. Such securities are classified in Level 2 of the valuation hierarchy. In certain cases where Level 1 or Level 2 inputs are not available, securities would be classified within Level 3 of the hierarchy.

Impaired Loans (Nonrecurring)

Impaired loans are recorded at fair value on a nonrecurring basis. The fair value of loans is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly. Impaired loans that are valued based on the present value of future cash flows are not considered in the fair value hierarchy.

The following table presents the Bank’s assets that are measured at fair value on a recurring basis classified under the appropriate level of the fair value hierarchy as of December 31, 2020 and 2019:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3
December 31, 2020
Securities Available-for-sale
U.S. government agency obligations	$7,146,757	–	7,146,757	$–
Municipal obligations	10,979,938	–	10,979,938	–
Mortgage-backed residential obligations	43,094,358	–	43,094,358	–
Collateralized mortgage obligations	20,399,292	–	20,399,292	–
Loans held for sale	1,971,500	–	1,971,500	–
Total	$83,591,845	–	83,591,845	$–
December 31, 2019
Securities Available-for-sale
U.S. government agency obligations	$6,976,858	–	6,976,858	$–
Municipal obligations	19,111,629	–	19,111,629	–
Mortgage-backed residential obligations	30,031,841	–	30,031,841	–
Collateralized mortgage obligations	12,448,588	–	12,448,588	–
Loans held for sale	721,862	–	721,862	–
Total	$69,290,778	–	69,290,778	$–

The Bank may be required, from time to time, to measure certain assets and liabilities at fair value on a nonrecurring basis in accordance with accounting principles generally accepted in the United States of America. These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period. Assets measured at fair value on a nonrecurring basis and the valuation techniques used to measure nonrecurring Level 3 fair value measurements as of December 31, 2020 and 2019, were as follows:

	Fair Value Measurements Using
	Fair Value	Level 1	Level 2	Level 3	Gain/(Loss)
December 31, 2020
Impaired loans	$924,959	-	-	924,959	$-

December 31, 2019
Impaired loans	$957,671	-	-	957,671	$-

The numerical range of unobservable inputs for the valuation assumptions used in calculating the amounts disclosed above is not meaningful to this presentation.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

Note 14: Fair Value of Financial Instruments

Financial instruments are classified within the fair value hierarchy using the methodologies described in Note 13 – Fair Value Measurements. The following disclosures include financial instruments that are not carried at fair value on the Consolidated Balance Sheets.

The carrying value of short-term financial instruments approximates the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market. Under the fair value hierarchy, cash and cash equivalents as well as non-interest-bearing deposit accounts are classified as Level 1. Time deposits with other financial institutions, FHLB stock, escrow deposits, interest-bearing deposits, and accrued interest receivable and payable are classified as Level 2.

The carrying amounts and estimated fair values by fair value hierarchy of certain financial instruments are as follows:

	Carrying Amount	Level 1	Level 2	Level 3	Estimated Fair Value
December 31, 2020
Financial assets:
Loans, net	$98,454,739	$–	$102,034,000	$–	$102,034,000
Financial liabilities:
Interest-bearing deposits	$176,669,959	$–	$177,280,000	$–	$177,280,000
December 31, 2019
Financial assets:
Loans, net	$97,676,874	$–	$98,984,000	$–	$98,984,000
Financial liabilities:
Interest-bearing deposits	$177,069,966	$–	$174,287,000	$–	$174,287,000

Note 15: Changes in Accounting Principles

Accounting for Internal-Use Software

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2018-15, “Intangibles– Goodwill and Other – Internal-Use Software (Subtopic 350-49): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract (a consensus of the FASB Emerging Issues Task Force)” (ASU 2018-15). ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal use software license). The Bank adopted the standard on January 1, 2020. Upon adoption of ASU 2018-15, there was no significant impact to the balance sheet or income statement.

Accounting for Leases

The FASB amended its standard related to the accounting for leases. Under the new standard, lessees will now be required to recognize substantially all leases on the balance sheet as both a right-of-use asset and a liability. The standard has two types of leases for income statement recognition purposes: operating leases and finance leases. Operating leases will result in the recognition of a single lease expense on a straight-line basis over the lease term similar to the treatment for operating leases under existing standards. Finance leases will result in an accelerated expense similar to the accounting for capital leases under existing standards. The determination of lease classification as operating or finance will be done in a manner similar to existing standards.

The new standard also contains amended guidance regarding the identification of embedded leases in service contracts and the identification of lease and non-lease components in an arrangement. The new standard is effective for annual periods beginning after December 15, 2021, and any interim periods within annual reporting periods that begin after December 15, 2022. The Bank has reviewed the amendment and determined it will not have a material impact on the Bank’s financial statements.

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

Accounting for Financial Instruments – Credit Losses

The FASB issued ASU No. 2016-13, Financial Instruments— Credit Losses (Topic 326). The ASU introduces a new credit loss model, the current expected credit loss model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL model utilizes a lifetime “expected credit loss” measurement objective for the recognition of credit losses for loans, held-to-maturity securities, and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses. For available for-sale securities where fair value is less than cost, credit-related impairment, if any, will be recognized in an allowance for credit losses and adjusted each period for changes in expected credit risk. This model replaces the multiple existing impairment models, which generally require that a loss be incurred before it is recognized.

The CECL model represents a significant change from existing practice and may result in material changes to the Bank’s accounting for financial instruments. The Bank is evaluating the effect ASU 2016-13 will have on its consolidated financial statements and related disclosures. The impact of the ASU will depend upon the final standard (as amended), the state of the economy, and the nature of the Bank’s portfolios at the date of adoption. For non-public business entities, the new standard is effective January 2023.

Note 16: Subsequent Events

Management evaluated subsequent events through March 16, 2021, the date the financial statements were available to be issued. Management does not believe there were any material subsequent events during this period that would have required further recognition or disclosure in the consolidated financial statements included in this report.

Note 17: North Shore MHC (Parent Company)

The Parent Company’s condensed balance sheet and related condensed statements of operations and cash flows are as follows.

NORTH SHORE MHC
Condensed Balance Sheets

	Year ended December 31,
	2020	2019
Assets:
Cash	$993,147	$132,231
Investment in subsidiary	45,687,287	45,504,114
Other assets	47,883	127,899
Total assets	$46,728,317	$45,764,244
Liabilities:
Accrued expense and other liabilities	$3,045	$-
Total liabilities	3,045	-
Members’ equity:
Members’ equity	46,725,272	45,764,244
Total members’ equity	46,725,272	45,764,244
Total liabilities and members’ equity	$46,728,317	$45,764,244

North Shore, MHC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2020 and 2019

NORTH SHORE MHC
Condensed Statements of Operations

	Year ended December 31,
	2020	2019
Income:
Interest income	$1,088	$630
Total income	1,088	630
Expense:
Noninterest expense	$229,100	$68,093
Total expense	229,100	68,093
Losses before income tax benefit and equity in undistributed earnings of subsidiary	$(228,012)	$(67,463)
Income tax benefit	(55,866)	(14,168)
Losses before equity in undistributed earnings of subsidiary	$(172,146)	$(53,295)
Equity in undistributed earnings of subsidiary	60,434	467,106
Net (losses) income	$(111,712)	$413,811

NORTH SHORE MHC
Condensed Statements of Cash Flows

	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net (losses) income	$(111,712)	$413,811
Adjustments to reconcile net (losses) income to net cash used in operating activities:
Decrease (increase) in other assets	80,017	(125,614)
Increase (decrease) in accrued expenses and other liabilities	3,045	(8,468)
Equity in undistributed earnings of subsidiary	(60,434)	(467,106)
Net cash used in operating activities	(89,084)	(187,377)
Cash flows from financing activities:
Dividends received from subsidiary	950,000	165,000
Net cash provided by financing activities	950,000	165,000
Net change in cash	860,916	(22,377)
Cash at beginning of period	132,231	154,608
Cash at end of period	$993,147	$132,231

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by NSTS Bancorp, Inc. or North Shore MHC. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of NSTS Bancorp, Inc. or North Shore MHC since any of the dates as of which information is furnished herein or since the date hereof.

NSTS Bancorp, Inc.
(Proposed Holding Company for North Shore Trust and Savings)

Up to 4,600,000 Shares
(Subject to increase to up to 5,290,000 Shares)

COMMON STOCK

PROSPECTUS

Keefe, Bruyette & Woods
A Stifel Company

                    , 2021

These securities are not deposits or accounts and are not insured or guaranteed.

Until December 14 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. — Other Expenses of Issuance and Distribution

Estimated Amount

Registrant’s Legal Fees and Expenses	$575,000
Registrant’s Accounting/Tax Fees and Expenses	225,000
Marketing Agent Fees(1)	529,000
Marketing Agent Expenses (including legal fees and expenses)	130,000
Records Management Fees and Expenses	37,000
Appraisal Fees and Expenses	55,000
Printing, Postage, Mailing and EDGAR Fees	120,000
Filing Fees (NASDAQ, FINRA, SEC)	80,000
Transfer Agent Fees and Expenses	25,000
Stock Certificate Fees and Expenses	15,000
Business Plan Fees and Expenses	60,000
Other	78,000
Total	$1,929,000

(1)

NSTS Bancorp, Inc. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Estimated at the adjusted maximum of the offering range, assuming 100% of the shares are sold in the subscription offering.

Item 14. — Indemnification of Directors and Officers

Articles Ninth and Tenth of the Certificate of Incorporation of NSTS Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

8.       Indemnification, Etc. of Officers, Directors, Employees and Agents.

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), indemnification shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors, or otherwise.

D.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

E.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 15. — Recent Sales of Unregistered Securities

Not Applicable.

Item 16. — Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as part of this registration statement are:

(a)       List of Exhibits

No.

1.1	Engagement Letter between Keefe, Bruyette & Woods, Inc. and North Shore MHC*

1.2	Form of Agency Agreement *

2.1	Plan of Conversion of North Shore MHC, as amended*

3.1	Certificate of Incorporation of NSTS Bancorp, Inc.*

No.

3.2	Bylaws of NSTS Bancorp, Inc.*

4.1	Form of Common Stock Certificate of NSTS Bancorp, Inc.*

5.1	Opinion of Vedder Price P.C. regarding legality of securities being registered*

8.1	Federal and State Tax Opinion of Vedder Price P.C. *

10.1	Form of Employment Agreement by and between NSTS Bancorp, Inc., North Shore Trust and Savings and Stephen G. Lear*

10.2	Form of Change in Control Agreement*

21.1	Subsidiaries of NSTS Bancorp, Inc.*

23.1	Consent of Vedder Price P.C. (contained in opinion included as Exhibits 5.1 and 8.1) *

23.2	Consent of Feldman Financial*

23.3	Consent of Plante & Moran, PLLC

24.1	Power of Attorney (set forth on signature page)*

99.1	Engagement Letter with Feldman Financial to serve as appraiser*

99.2	Letter of Feldman Financial with respect to value of Subscription Rights*

99.3	Letter of Feldman Financial with respect to Liquidation Rights*

99.4	Appraisal Report of Feldman Financial*

99.5	Marketing Materials *

99.6	Stock Order and Certification Form *

*	Previously filed.

(b)       Financial Statement Schedules

No financial statement schedules are filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17. — Undertakings

The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability of the registrant under the Act, to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)          That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)         That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waukegan, State of Illinois, on November 4 , 2021.

NSTS BANCORP, INC.
a Delaware corporation

By:	/s/ Stephen G. Lear
Stephen G. Lear
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Stephen G. Lear	Chairman of the Board, President and Chief	November 4 , 2021
Stephen G. Lear	Executive Officer
(Principal Executive Officer)

/s/Carissa H. Schoolcraft	Chief Financial Officer	November 4 , 2021
Carissa H. Schoolcraft	(Principal Financial and Accounting Officer)

*	Director	November 4 , 2021
Apolonio Arenas

*	Director	November 4 , 2021
Thaddeus M. Bond, Jr.

*	Director	November 4 , 2021
Kevin M. Dolan

*	Director	November 4 , 2021
Thomas M. Ivantic

*	Director	November 4 , 2021
Thomas J. Kneesel

*	Director	November 4 , 2021
Rodney J. True

* By: /s/ Stephen G. Lear	Attorney-in-Fact	November 4 , 2021
Stephen G. Lear

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